[Filed pursuant to Rule 433]

Term Sheet

RALI Series 2007-QH2 Trust

Mortgage Pass-Through Certificates,

Series 2007-QH2

Residential Accredit Loans, Inc.

Depositor

Residential Funding Company, LLC

Sponsor and Master Servicer

Deutsche Bank Trust Company Americas

Trustee

Goldman, Sachs & Co.

Lead Underwriter

Residential Funding Securities, LLC

Co-Manager

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT HTTP://WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-471-2526.

This term sheet is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement for the offered certificates. The information in this term sheet is preliminary and is subject to completion or change.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase any of the offered certificates, supersedes information contained in any prior similar term sheet, the term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet and the related term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

February 8, 2007

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Important notice about information presented in any final term sheet for any class of offered certificates, the term sheet supplement and the related base prospectus with respect to the offered certificates

We provide information to you about the offered certificates in three or more separate documents that provide progressively more detail:

•	the related base prospectus, dated December 6, 2006, which provides general information, some of which may not apply to the offered certificates;
•

the term sheet supplement, dated February 8, 2007, which provides general information about series of certificates issued pursuant to the depositor’s QH program, some of which may not apply to the offered certificates; and

•

this term sheet, which describes terms applicable to the classes of offered certificates described herein and provides a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction, and provides other information related to the offered certificates.

This term sheet provides a very general overview of certain terms of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC website at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131213.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The information in this term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any information contained in any prior similar materials relating to such certificates. The information in this term sheet is preliminary, and is subject to completion or change. This term sheet is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificates or any similar security and the underwriter’s obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such certificates when, as and if issued by the issuing entity. You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and

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that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such certificates, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Neither the issuing entity of the certificates or any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class. The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet, the term sheet supplement and the related base prospectus for the offered certificates in the context of your financial situation and tolerance for risk. You should carefully consider, among other things, all of the applicable risk factors in connection with the purchase of any class of the offered certificates listed in the section entitled "Risk Factors" in the term sheet supplement.

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COLLATERAL STIPULATIONS – MORTGAGE POOL CHARACTERISTICS

HYBRID PAYMENT OPTION ARMS (WITH A NEGATIVE AMORTIZATION FEATURE)

Mortgage Loan Type:	5 Year Hybrid Payment Option ARM
Aggregate Stated Principal Balance (+/- 5%):	$350,000,000
Gross Weighted Average Coupon (+/- 0.10):	7.256%
Weighted Average Primary Servicing Fee:	0.375%
Weighted Average Master Servicing Fee:	0.050%
Weighted Average Pass-Thru Rate (+/- 0.10):	6.831%
Weighted Average Gross Margin:	2.250%
Weighted Average Life Cap	9.950%
Index - MTA (+/- 3.00):	95.000%
Index – 1 Month LIBOR (+/- 2.00):	5.0%
Index – 6 Month LIBOR (+/- 1.00):	0.0%
Index - 12 Month LIBOR (+/- 1.00):	0.0%
Negative Amortization Limit = 110% (+/- 1.00):	0.5%
Negative Amortization Limit = 115% (+/- 2.00):	99.5%
Amortization Type – 30/30 (+/- 2.00):	100.0%
Amortization Type – 40/30 (+/- 1.00):	0.0%
Amortization Type – 40/40 (+/- 1.00):	0.0%
First Payment Reset – 36 Months:	0.0%
First Payment Reset – 60 Months:	100.0%
First Payment Reset – 72 Months:	0.0%
Mandatory Recast (Months)	120
Weighted Average Loan-to-Value Ratio (+/-2.00):	73.5%
California Concentration (+/-5.00):	57.1%
Full/Alt documentation (+/- 5.00):	11.8%
Stated/SISA (+/- 5.00):	88.2%
NINA/No Ratio/No Documentation (+/-1)	0.0%
Cash out refinance (+/- 5.00):	53.6%
Single Family Detached (+/- 5.00):	90.5%
Investor property (+/- 5.00):	7.8%
Second Home/Vacation (+/- 3.00):	3.9%
Weighted Average FICO (+/- 10.00):	715.1
Average Mortgage Loan Balance (+/- 15%):	$389,470

The percentages set forth in the table above, other than any weighted averages, are percentages of the aggregate principal balance of the actual mortgage loan pool to be included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off

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Date. Any weighted average is weighted based on the principal balance of the actual mortgage loans to be included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

A percentage expressed in parenthesis for a category in the table above reflects the percentage by which the number set forth for such category may vary in the actual mortgage loan pool included in the trust on the Closing Date. For example the Aggregate Stated Principal Balance of the mortgage loans included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date, could be lower or higher than the amount specified by as much as 5%.

A number expressed in parenthesis for a category in the table above reflects the amount by which the number or percentage set forth for such category may vary in the actual mortgage loan pool included in the trust on the Closing Date. For example, Full/Alt documentation loans could vary from 6.8% to 16.8% of the aggregate principal balance of the actual mortgage loan pool included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

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CERTAIN TRANSACTION INFORMATION

Lead Underwriter:	Goldman, Sachs & Co.

Co-Manager:	Residential Funding Securities, LLC

Significant Servicers:

Servicers that may subservice 10% or more by principal amount of the mortgage loans include Homecomings Financial, LLC, a wholly-owned subsidiary of Residential Funding, and GMAC Mortgage, LLC, an affiliate of Residential Funding.

Cut-off Date:	February 1, 2007.

Closing Date:	On or about February 27, 2007.

Distribution Date:	25th of each month, or the next business day if such day is not a business day, commencing in March 2007.

Assumed Final
Distribution Dates:	The distribution date in February 2037. The actual final distribution date could be substantially earlier.

Form of certificates:	Book-entry: Class A, Class X, if any, and Class M Certificates.

Minimum Denominations:

Class A Certificates and those classes of Class M Certificates rated in at least the second highest rating category by one of the rating agencies, in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1 in excess thereof. All other classes of Class M Certificates in minimum denominations of $250,000 and integral multiples of $1 in excess thereof. Any class of interest-only certificates: $2,000,000 notional amount.

Senior Certificates:	Class A Certificates and Class X Certificates, if any.

Subordinate Certificates:	Class M Certificates and Class B Certificates, if any. The Subordinate Certificates will provide credit enhancement to the Senior Certificates.

ERISA:

Subject to the considerations contained in the term sheet supplement, the Class A, Class X, if any, and Class M Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts assets.

See “ERISA Considerations” in the term sheet supplement and in the related base prospectus.

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SMMEA:

When issued the offered certificates rated in at least the second highest rating category by one of the rating agencies will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, and the remaining classes of certificates will not be “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in the term sheet supplement and “Legal Investment Matters” in the related base prospectus.

Tax Status:

For federal income tax purposes, the depositor will elect to treat the portion of the trust consisting of the related mortgage loans and certain other segregated assets as one or more real estate mortgage investment conduits. The offered certificates will represent ownership of regular interests in a real estate mortgage investment conduit and generally will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates for any series will represent residual interests in a real estate mortgage investment conduit.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences” in the term sheet supplement and in the related base prospectus.

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Credit Enhancement

Excess cash flow, overcollateralization and subordination.

See “Description of the Certificates – Excess Cash Flow and Overcollateralization” and “Description of the Certificates—Allocation of Losses” in the term sheet supplement.

Advances

For any month, if the Master Servicer does not receive the full scheduled payment on a mortgage loan, the Master Servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the Master Servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See “Description of the Certificates—Advances” in the term sheet supplement.

Optional Termination

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans as of the related determination date is less than 10% of their aggregate stated principal balance as of the cut-off date, the master servicer may, but will not be required to:

•	purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; or
•	purchase all of the certificates.

Under either type of optional purchase, holders of the outstanding certificates are entitled to receive the outstanding certificate principal balance of the certificates in full with accrued interest, as and to the extent described in the term sheet supplement. However, any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See “Pooling and Servicing Agreement—Termination” in the term sheet supplement and “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the related base prospectus.

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                                                                                               [Filed pursuant to Rule 433]

                                                   TERM SHEET SUPPLEMENT
                                    For use with base prospectus dated December 6, 2006

                                             Residential Accredit Loans, Inc.

                                                         Depositor

                                             Residential Funding Company, LLC

                                                Sponsor and Master Servicer

                                                        QH Program
                                      Mortgage Asset-Backed Pass-Through Certificates
                                                   (Issuable in Series)

The Trusts

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans, which may be divided into two or more loan groups.  The mortgage loans will be master serviced by Residential Funding Company, LLC.

The Certificates

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus.  The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

You should consider carefully the risk factors beginning on page S-6 in this term sheet supplement.

THE DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO WHICH
THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND
OTHER  DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.
YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO
CHARGE IF YOU REQUEST IT BY CALLING THE TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

                                                     February 8, 2007

This term sheet  supplement is not required to, and does not,  contain all  information  that is required to be included in the related base prospectus and the prospectus  supplement for any series.  The  information in this term sheet  supplement is preliminary and is subject to completion or change.

The information in this term sheet  supplement,  if conveyed prior to the time of your  contractual  commitment to purchase any of the offered  certificates,  supersedes  information  contained in any prior  similar term sheet  supplement  and any other free writing prospectus relating to those offered certificates.

This term sheet  supplement and any related term sheet for a series is not an offer to sell or a  solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The  Attorney  General  of the  State  of New  York  has not  passed  on or  endorsed  the  merits  of this  offering.  Any representation to the contrary is unlawful.

                                                  European Economic Area

In relation to each Member State of the  European  Economic  Area which has  implemented  the  Prospectus  Directive,  each referred to in this term sheet  supplement as a Relevant Member State,  each underwriter will represent and agree that with effect from and  including  the date on which the  Prospectus  Directive is  implemented  in that  Relevant  Member  State, referred to in this term sheet supplement as the Relevant  Implementation  Date, it has not made and will not make an offer of  certificates  to the public in that Relevant  Member State prior to the  publication of a prospectus in relation to the certificates  which has been  approved by the  competent  authority in that  Relevant  Member State or, where  appropriate, approved in another  Relevant Member State and notified to the competent  authority in that Relevant  Member State,  all in accordance with the Prospectus  Directive,  except that it may, with effect from and including the Relevant  Implementation
Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)      to legal entities  which are authorized or regulated to operate in the financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal entity which has two or more of (1) an average of at least 250  employees  during the last  financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than  €50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances which do not require the publication by the issuer of a prospectus pursuant to Article
         3 of the Prospectus Directive.

For the purposes of the preceding  paragraph,  (i) “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the  communication  in any form and by any means of sufficient  information on the terms of the offer and the  certificates  to be  offered  so as to enable an  investor  to  decide  to  purchase  or  subscribe  the certificates,  as the same may be varied in that Member State by any measure  implementing the Prospectus Directive in that
Member State, and (ii) "Prospectus  Directive" means Directive  2003/71/EC and includes any relevant  implementing  measure in each Relevant Member State.

                                                      United Kingdom

Each underwriter will represent and agree that:

(a)      it has only  communicated  or caused to be communicated  and will only  communicate or cause to be communicated an invitation  or  inducement  to engage in  investment  activity  (within the meaning of Section 21 of the Financial
         Services and Markets Act,  referred to in this term sheet  supplement as FSMA)  received by it in connection  with the issue or sale of the  certificates in  circumstances  in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

   Important notice about information presented in any final term sheet for any class of offered certificates, this term sheet supplement and the related base prospectus with respect to any series of offered certificates

We provide  information  to you about the  offered  certificates  of any series in three or more  separate  documents  that provide progressively more detail:

         •    the related base prospectus,  dated December 6, 2006, which provides general  information,  some of which may not apply to your series of certificates;

         •    this term sheet supplement,  which provides general  information about series of certificates issued pursuant to the depositor's QH program, some of which may not apply to the offered certificates of any series; and

         •    one or  more  term  sheets,  which  describe  terms  applicable  to the  classes  of the  series  of  offered certificates  described therein and provides a description of certain collateral  stipulations  regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

The depositor’s principal offices are located at 8400 Normandale Lake Boulevard,  Suite 250,  Minneapolis,  Minnesota 55437
and its telephone number is (952) 857-7000.

The information in this term sheet  supplement,  if conveyed prior to the time of your  contractual  commitment to purchase any of the offered certificates of a series,  supersedes any information  contained in any prior similar materials relating to such  certificates.  The  information  in this term sheet  supplement  is  preliminary,  and is subject to completion or change.  This term sheet  supplement is being  delivered to you solely to provide you with  information  about the offering of the  certificates  referred  to in this  term  sheet  supplement  and to  solicit  an  offer  to  purchase  the  offered certificates,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a  contractual  commitment  by you to  purchase  any of the  certificates,  until we have  accepted  your offer to purchase certificates.

The  certificates  referred  to in these  materials  are being  sold  when,  as and if issued.  The  issuing  entity is not obligated  to  issue  such  certificates  or any  similar  security  and  the  underwriter’s  obligation  to  deliver  such certificates  is  subject  to the terms and  conditions  of the  underwriting  agreement  with the  issuing  entity and the availability  of such  certificates  when,  as and if issued by the issuing  entity.  You are advised that the terms of the offered  certificates,  and the  characteristics  of the mortgage  loan pool  backing  them,  may change (due,  among other things,  to the  possibility  that  mortgage  loans that  comprise  the pool may become  delinquent  or defaulted or may be removed or replaced  and that similar or different  mortgage  loans may be added to the pool,  and that one or more classes of  certificates  may be  split,  combined  or  eliminated),  at any time  prior to  issuance  or  availability  of a final prospectus.  You are  advised  that  certificates  may not be  issued  that  have the  characteristics  described  in these materials.  The  underwriter’s  obligation  to sell such  certificates  to you is  conditioned  on the  mortgage  loans and certificates  having the  characteristics  described  in these  materials.  If for any reason the  issuing  entity does not deliver such  certificates,  the underwriter  will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates  which you have committed to purchase,  and none of the issuing entity nor any underwriter will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

                                                     Table of Contents

                                                      Page

RISK FACTORS..........................................S-6
     Negative Amortization Loans and Deferred InterestS-6

     Standard Hazard Insurance and Primary Mortgage

     Additional Yield Considerations Applicable Solely

     Servicing and Other Compensation and Payment of

     Special Tax Considerations Applicable to Residual
         Certificates................................S-73
     Tax Return Disclosure and Investor List

                                                       RISK FACTORS

         The offered certificates of any series are not suitable investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.

         The offered certificates are complex securities.  You should possess,  either alone or together with an investment advisor,  the expertise necessary to evaluate the information  contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

         The mortgage loans included in the trust  established  for any series may be divided into two or more loan groups.
The risks  associated with an investment in different  classes of offered  certificates may be different as a result of the characteristics of the specific loan group to which the offered certificates relate.

         You should carefully  consider,  among other things,  the following factors in connection with the purchase of the offered certificates:

Negative Amortization Loans and
Deferred Interest
The yield on and weighted          The interest rates on the mortgage loans adjust  monthly,  after an initial fixed
average lives of the               rate  period  generally  of five  years.  The  minimum  monthly  payment  for the
certificates will be subject to    mortgage loans will (i) adjust  annually  during the period that commences on the
negative amortization on the       date on which the  initial  fixed rate period  expires and ends on the  scheduled
mortgage loans                     recast date and (ii) adjust  monthly  after the  scheduled  recast date,  in each case,  subject to maximum  interest rates,  payments caps and other  limitations.
                                   Prior to the scheduled  recast date (which is the tenth  anniversary of the first payment  date) or the  unscheduled  recast  date  (which is the date on which the negative  amortization limit is reached),  the amount of interest accruing on the principal  balance of the  mortgage  loans may  exceed the amount of the  minimum monthly  payment.  As a result, a portion of the accrued interest on any mortgage loan may not be paid.  That  portion of accrued  interest  will  become  deferred interest  that will be added to the  principal  balance of the  related  mortgage loan.

                                   In  addition,  beginning  initially  upon the  earlier to occur of the  scheduled recast date or the  unscheduled  recast  date,  the  monthly  payment due on that mortgage  loan will be recast.  If the mortgage loan is recast as a result of the occurrence  of the  scheduled  recast date,  the mortgage  loan will be recast in order to provide for the  outstanding  balance of the mortgage loan to be paid in full at its  maturity  by the  payment  of  equal  monthly  installments.  If the mortgage loan is recast as a result of the occurrence of the  unscheduled  recast date, the mortgage loan will be recast so that the minimum  monthly  payment will be an  interest-only  payment  until the day on which the  scheduled  recast date occurs.  These features may affect the rate at which  principal on these mortgage loans is paid and may  create a greater  risk of  default  if the  borrowers  are unable to pay the monthly payments on the increased principal balances.
                                   The amount of deferred  interest,  if any,  with respect to mortgage  loans for a given month will reduce the amount of interest  collected on these mortgage loans that is available for  distributions of interest on the  certificates.  Any final term sheet for a class of certificates  will set forth the extent to which, if at all, the resulting  reduction in interest  collections on the mortgage loans will be  offset,  in  part  or in  whole,  by  applying  full  and  partial  principal prepayments  received  on the  mortgage  loans to interest  distributions  on the certificates.  The final term  sheet for a class of  certificates  will  describe how net  deferred  interest  on the  mortgage  loans  will be  deducted  from the interest  payable  to the  certificates.  Allocations  of net  deferred  interest could,  as a result,  affect the weighted  average life of the affected  class of certificates.  If any final term sheet for a class of  certificates  provides for the offset of net deferred interest with full and partial  principal  prepayments received on the  mortgage  loans,  then only the amount by which full and partial principal  prepayments  received  on the  mortgage  loans  exceeds  the amount of deferred  interest on the mortgage  loans,  and other  unscheduled  and scheduled payments of principal  will be  distributed  as a principal  distribution  on the certificates.  Any increase in the certificate  principal balance of any class of certificates,  or any delay in the decrease of the certificate  principal balance of a class of  certificates,  may  increase  the period of time during  which the applicable  class of  certificates  could absorb  realized losses on the mortgage loans.  We cannot  predict the extent to which  deferred  interest will accrue on the mortgage loans,  and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the certificates.
Risk of Loss
Underwriting standards may         Generally,  the mortgage loans have been originated using underwriting  standards
affect risk of loss on the         that are less stringent than the underwriting  standards applied by certain other
mortgage loans.                    first lien mortgage loan purchase programs,  such as those of Fannie Mae, Freddie
                                   Mac or the depositor’s  affiliate,  Residential  Funding  Mortgage  Securities I,
                                   Inc.  Applying less stringent  underwriting  standards  creates  additional risks that losses on the mortgage loans will be allocated to certificateholders.
                                   Examples include the following:
                                   o    mortgage  loans  secured by  non-owner  occupied  properties  may  present a greater  risk that the  borrower  will stop making  monthly  payments if the borrower’s financial condition deteriorates;
                                   o    mortgage loans with loan-to-value  ratios greater than 80% (i.e., the amount of the loan at  origination  is 80% or more of the  value  of the  mortgaged property)  may  increase the risk that the value of the  mortgaged  property will not be sufficient to satisfy the mortgage loan upon foreclosure;
                                   o    mortgage loans with  loan-to-value  ratios of greater than 80%, which may be as high as 100% at origination,  with no mortgage insurance may increase the likelihood that the value of the mortgaged  property would not be sufficient to  satisfy  the  mortgage  loan upon  foreclosure  unless  the value of the mortgaged property increases;
                                    o   mortgage loans made to borrowers who have high debt-to-income  ratios (i.e., the amount of debt  service on the other debt of the  borrower  represents a large  portion of his or her  income) may result in a  deterioration  of the borrower’s  financial  condition  that  could  make  it  difficult  for  the borrower to continue to make mortgage payments; and
                                    o   mortgage  loans  made  to  borrowers  whose  income  is not  required  to be disclosed or verified may  increase the risk that the  borrower’s  income is less than that represented.
                                    Some of the mortgage loans with loan-to-value  ratios over 80% may be insured by primary mortgage  insurance.  However,  if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.
                                    In addition,  in determining  loan-to-value  ratios for certain  mortgage loans, the value of the related  mortgaged  property may be based on an appraisal  that is up to 24  months  old  if  there  is a  supporting  broker’s  price  opinion, automated  valuation,  drive-by  appraisal or other  certification  of value. If such an appraisal does not reflect  current market values and such market values have  declined,  the  likelihood  that  proceeds  from a sale  of the  mortgaged property may be insufficient to repay the mortgage loan is increased.
                                   See “The  Trusts-Underwriting  Policies”  and “Certain  Legal Aspects of Mortgage
                                   Loans and Contracts” in the related base prospectus.
The return on your certificates    The  Servicemembers  Civil  Relief  Act or the  Relief  Act,  provides  relief to
could be reduced by shortfalls     borrowers who enter active  military  service and to borrowers in reserve  status
due to the Servicemembers Civil    who are  called to active  duty after the  origination  of their  mortgage  loan.
Relief Act.                        Current or future  military  operations  of the United  States may  increase  the number of borrowers  who are in active  military  service,  including  persons in reserve  status  who have been  called or will be  called  to  active  duty.  The
                                   Relief Act  provides  generally  that a borrower who is covered by the Relief Act may not be charged  interest on a mortgage  loan in excess of 6% per annum during the period of the borrower’s active duty. Any resulting  interest  shortfalls are not required to be paid by the borrower at any future time.  The master  servicer for the applicable  series of certificates  will not be required to advance these shortfalls as delinquent payments,  and the shortfalls will not be covered by any form  of  credit  enhancement  on  the  certificates  of  that  series.  Interest shortfalls  on the  mortgage  loans  included  in the trust  established  for any series  due to the  application  of the  Relief  Act or  similar  legislation  or
                                   regulations   will  be   applied  to  reduce  the   accrued   interest   on  each
                                   interest-bearing  class of  certificates  related to that  mortgage loan on a pro rata basis.
                                   The  Relief  Act also  limits  the  ability of the  servicer  to  foreclose  on a mortgage  loan  during the  borrower’s  period of active duty and, in some cases, during an additional  three month period  thereafter.  As a result,  there may be delays in payment and increased  losses on the mortgage  loans.  Those delays and increased  losses on the mortgage loans in any loan group will be borne primarily by the class of related certificates of that series with a certificate  principal balance greater than zero with the lowest payment priority.
                                   We do not  know how many  mortgage  loans  have  been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                   See the  definition of Accrued  Certificate  Interest under  “Description  of the
                                   Certificates-Glossary  of Terms” in this term sheet supplement and “Certain Legal
                                   Aspects of Mortgage  Loans-Servicemembers  Civil  Relief Act” in the related base prospectus.
The return on your certificates    Losses on mortgage  loans may occur due to a wide variety of causes,  including a
may be affected by losses on the   decline  in real  estate  values,  as well as  adverse  changes  in a  borrower’s
mortgage loans, which could        financial  condition.  A decline in real  estate  values or  economic  conditions occur due to a variety of causes.  nationally or in the regions where the mortgaged  properties are concentrated may increase the risk of losses on the mortgage loans.
The return on your certificates    One  risk  of  investing  in   mortgage-backed   securities  is  created  by  any
may be particularly sensitive to   concentration  of the related  properties in one or more geographic  regions.  If
changes in real estate markets     the  regional   economy  or  housing  market  weakens  in  any  region  having  a
in specific regions.               significant  concentration  of properties  underlying  mortgage loans included in the trust  established  for any  series,  the  mortgage  loans in that region may experience high rates of loss and delinquency,  resulting in losses to holders of the related series of  certificates.  A region’s  economic  condition and housing market  may be  adversely  affected  by a variety of  events,  including  natural
                                   disasters  such  as  earthquakes,   hurricanes,   floods  and  eruptions,   civil
                                   disturbances  such as riots,  by disruptions  such as ongoing power  outages,  or terrorist  actions or acts of war.  The  economic  impact of any of those  events may also be felt in areas beyond the region immediately  affected by the disaster or  disturbance.  The  properties  underlying  the mortgage loans included in any loan group may be concentrated in these regions.  This  concentration  may result in greater losses to certificateholders  than those generally present for similar mortgage-backed securities without that concentration.

Excess interest from the           The amount by which the aggregate stated principal  balance of the mortgage loans
mortgage loans may not provide     exceeds the aggregate class  certificate  balance of the classes of certificates,
adequate credit enhancement.       other  than  the  Class SB  Certificates  and  Class R  Certificates,  is  called
                                   “overcollateralization.”  Except as provided  in a final term sheet,  the initial level  of  overcollateralization  (that  is,  the  overcollateralization  on  the closing  date) is expected  to be  approximately  equal to the  initial  level of overcollateralization  required  by the  pooling  and  servicing  agreement.  The mortgage  loans  are  expected  to  accrue  more  interest  than is needed to pay interest on the classes of  certificates  because the weighted  average  interest rate on the  mortgage  loans is expected to be higher than the  weighted  average pass-through  rate on such  classes of  certificates  plus the  weighted  average expense  fee  rate.  In the  event  that the  level of  overcollateralization  is reduced,  such  “excess  interest”  will be used  to  make  additional  principal payments  on the classes of  certificates  to the extent  described  in this term
                                   sheet   supplement.   Overcollateralization   is  intended  to  provide   limited
                                   protection to the holders of the offered  certificates  by absorbing  losses from liquidated  mortgage  loans.  However,  we cannot  assure you that enough  excess interest will be generated on the mortgage  loans to maintain the required  level of overcollateralization.
                                   The excess interest  available on any  distribution  date will be affected by the actual  amount of  interest  received,  collected  or  advanced in respect of the mortgage loans for that  distribution  date, the amount of deferred  interest for those  mortgage  loans and, if so provided in any final term sheet for a class of certificates,  the  amount of  principal  collections  available  to  offset  the deferred  interest.  Such amount will be  influenced  by changes in the  weighted average of the mortgage rates resulting from  prepayments and liquidations of the
                                   mortgage  loans  as  well  as  from   adjustments  of  the  mortgage  rates.  The
                                   pass-through rate of each class of interest-bearing  certificates is subject to a net rate cap  which  generally  is based on the  weighted  average  adjusted  net mortgage rates of the mortgage  loans, as may be adjusted as described in a final term sheet.  If the  pass-through  rate on one or more classes of certificates is limited by the  applicable  net rate cap, it may be  necessary  to apply all or a
                                   portion  of  the  interest  funds   available  to  distribute   interest  at  the
                                   pass-through  rates for such classes of certificates.  As a result,  interest may be unavailable for any other purpose.
                                   If the protection  afforded by  overcollateralization  is insufficient,  then the holders of the offered certificates could experience a loss on their investment.
The value of your certificates     If the  performance of the mortgage loans included in the trust  established  for
may be reduced if losses are       any series is substantially  worse than assumed by the rating agencies rating any
higher than expected.              class  of  certificates  of that  series,  the  ratings  of any  class  of  those certificates  may be lowered in the future.  This would probably reduce the value of those certificates.  None of the depositor,  the master servicer nor any other entity will have any obligation to supplement any credit enhancement,  or to take any other action to maintain any rating of the certificates.
Limited Obligations
Payments on the mortgage loans     The  certificates  offered in each series will  represent  interests  only in the
are the sole source of payments    trust  established  for  that  series.  The  certificates  do  not  represent  an
on your certificates.              ownership interest in or obligation of the depositor,  the master servicer or any of their  affiliates.  If proceeds from the assets of the trust  established  for any series of certificates  are not sufficient to make all payments  provided for under the pooling and servicing  agreement for that series,  investors  will have no recourse to the depositor,  the master servicer or any other entity,  and will incur losses.
Liquidity Risks
You may have to hold your          A secondary  market for your  certificates  may not develop.  Even if a secondary
certificates to maturity if        market  does  develop,  it may not  continue or it may be  illiquid.  Neither the
their marketability is limited.    underwriters  for  the  related  series  nor  any  other  person  will  have  any obligation  to make a  secondary  market  in your  certificates,  and you have no right to request redemption of your  certificates.  Illiquidity means you may not be able to find a buyer to buy your  securities  readily  or at prices  that will enable  you to realize a desired  yield.  Illiquidity  can have a severe  adverse effect on the market value of your certificates.
                                   Any class of offered certificates may experience illiquidity,  although generally illiquidity  is  more  likely  for  classes  that  are  especially  sensitive  to prepayment,  credit or interest rate risk,  or that have been  structured to meet the investment requirements of limited categories of investors.
A transfer of master servicing     If the  master  servicer  defaults  in its  obligations  under  the  pooling  and
in the event of a master           servicing  agreement,   the  master  servicing  of  the  mortgage  loans  may  be
servicer default may increase      transferred to the trustee or an alternate  master  servicer,  as described under
the risk of payment application    “The  Pooling  and  Servicing  Agreement  - Rights  Upon Event of Default” in the
errors                             related  base  prospectus.  In the event of such a transfer  of master  servicing there may be an increased  risk of errors in applying  payments from borrowers or in transmitting information and funds to the successor master servicer.
High LTV Loans Without Mortgage
Insurance
The mortgage pool includes         Some of the mortgage  loans may have an LTV ratio at origination in excess of 80%
certain loans that may be          but may not be insured by a primary mortgage  insurance policy.  Although primary
subject to a higher risk of loss   mortgage  insurance  policy is generally  required for mortgage loans with an LTV ratio in excess of 80%, no such  insurance was required for these loans under the applicable  underwriting  criteria.  The likelihood that the value of the related mortgaged  property  would not be  sufficient  to satisfy the mortgage  loan upon foreclosure  is  greater  for  these  types  of  loans,  resulting  in  a  higher likelihood of losses with respect to these types of loans.
Risks Relating to Primary
Mortgage Insurers
You may incur losses if a          Some of the mortgage  loans may have an LTV ratio at origination in excess of 80%
primary mortgage insurer fails     and may be insured by a primary  mortgage  insurance  policy.  If such a mortgage
to make payments under a primary   loan  were  subject  to a  foreclosure  and the  value of the  related  mortgaged
mortgage insurance policy          property were not  sufficient to satisfy the mortgage  loan,  payments  under the primary mortgage  insurance  policy would be required to avoid any losses,  or to reduce the losses on, such a mortgage  loan.  If the insurer is unable or refuses to pay a claim,  the amount of such losses  would be  allocated to holders of the related certificates as realized losses.
Risks Relating to Cooperative
Loans
Cooperative loans have certain     Some of the mortgage  loans may not be secured  directly by real property but may
characteristics that may           be  cooperative  loans.  A cooperative  loan is secured by a first lien on shares
increase the risk of loss          issued by the cooperative  corporation that owns the related  apartment  building and on the related  proprietary lease or occupancy  agreement  granting exclusive rights to occupy a specific unit within the cooperative.  Cooperative  loans have certain characteristics that may increase the likelihood of losses.
                                   The  proprietary  lease or occupancy  agreement  securing a  cooperative  loan is subordinate,  in most cases, to any blanket  mortgage on the related  cooperative apartment  building or on the  underlying  land. If the  cooperative is unable to meet the  payment  obligations  (i) arising  under an  underlying  mortgage,  the mortgagee  holding an underlying  mortgage  could  foreclose on that mortgage and terminate all  subordinate  proprietary  leases and occupancy  agreements or (ii)
                                   arising under its land lease,  the holder of the  landlord’s  interest  under the land  lease  could  terminate  it and  all  subordinate  proprietary  leases  and occupancy agreements.
                                   Additionally,  the proprietary lease or occupancy agreement may be terminated and
                                   the   cooperative   shares  may  be   cancelled   by  the   cooperative   if  the
                                   tenant-stockholder  fails to pay maintenance or other obligations or charges owed by  the  tenant-stockholder.  A  default  by  the  tenant-stockholder  under  the proprietary lease or occupancy  agreement will usually constitute a default under the  security  agreement  between the lender and the  tenant-stockholder.  In the event of a foreclosure  under a cooperative  loan,  the mortgagee will be subject to certain  restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral.

                                   See  “Certain  Legal  Aspects  of  Mortgage  Loans  and  Contracts-The   Mortgage
                                   Loans-Cooperative Loans” in the related base prospectus.
Bankruptcy Risks
Bankruptcy proceedings could       The transfer of the mortgage  loans from any  applicable  seller to the depositor
delay or reduce distributions on   will  be  intended  by the  parties  to be and  will  be  documented  as a  sale.
the certificates.                  However,  if any seller were to become  bankrupt,  a trustee in bankruptcy  could attempt to  recharacterize  the sale of the  applicable  mortgage loans as a loan secured by those mortgage  loans or to consolidate  those mortgage loans with the assets of that seller.  Any such attempt  could result in a delay in or reduction of collections on the mortgage  loans included in the trust  established  for any series available to make payments on the certificates of that series.
The Bankruptcy of a Borrower May   If a borrower becomes subject to a bankruptcy proceeding,  a bankruptcy court may
Increase the Risk of Loss on a     require  modifications  of the  terms of a  mortgage  loan  without  a  permanent
Mortgage Loan.                     forgiveness  of the principal  amount of the mortgage  loan.  Modifications  have included  reducing  the  amount of each  monthly  payment,  changing  the rate of interest  and  altering  the  repayment  schedule.  In  addition,  a court having federal  bankruptcy  jurisdiction  may permit a debtor to cure a monetary default relating  to a  mortgage  loan on the  debtor’s  residence  by paying  arrearages within a reasonable  period and  reinstating  the original  mortgage loan payment schedule,  even  though  the  lender  accelerated  the  mortgage  loan and  final judgment of foreclosure had been entered in state court.  In addition,  under the federal  bankruptcy  law,  all  actions  against a  borrower  and the  borrower’s property are automatically stayed upon the filing of a bankruptcy petition.

Special Yield and
Prepayment
Considerations
The yield on your certificates     The yield to  maturity on each class of offered  certificates  of any series will
will vary depending on the rate    depend on a variety of factors, including:
of prepayments.
                                   o        the rate and timing of principal  payments on the mortgage  loans in the related  loan  group  included  in the  trust  established  for that series, including prepayments,  net deferred interest on the related mortgage loans,  defaults and  liquidations,  and repurchases due to breaches of representations or warranties;

                                   o        the  allocation  of  principal  payments  on the  mortgage  loans in the
                                                related   loan   group   among  the   various   classes  of  offered
                                                certificates included in that series;

                                   o        realized  losses and interest  shortfalls  on the mortgage  loans in the related loan group;

                                   o        the pass-through rate for that class; and

                                   o        the purchase price of that class.
                                   The rate of  prepayments  is one of the most  important and least  predictable of these factors.

                                   As used in this term sheet  supplement,  references  to the  related (or words of similar  effect) loan group will mean, in the case of a series with multiple loan groups,  the  loan  group  from  which  a  class  of  certificates  will  receive distributions  of  principal  and  interest,  and, in the case of a series with a single loan group, the mortgage pool.

                                   No  assurances  are given that the mortgage  loans will prepay at any  particular rate.

                                   In general,  if you purchase a certificate at a price higher than its outstanding certificate  principal  balance and principal  distributions  on your certificate occur faster than you assumed at the time of  purchase,  your yield will be lower than you  anticipated.  Conversely,  if you  purchase  a  certificate  at a price
                                   lower  than  its  outstanding   certificate   principal   balance  and  principal
                                   distributions  on that class  occur more  slowly  than you assumed at the time of purchase, your yield will be lower than you anticipated.
The rate of prepayments on the     Since  mortgagors,  in most cases,  can prepay their  mortgage loans at any time,
mortgage loans will vary           the rate and timing of principal  distributions  on the offered  certificates are
depending on future market         highly  uncertain  and are  dependent  upon a wide variety of factors,  including
conditions and other factors.      general  economic  conditions,  interest rates,  the  availability of alternative
                                   financing  and  homeowner  mobility.   Generally,   when  market  interest  rates
                                   increase,  borrowers are less likely to prepay their mortgage  loans.  This could result in a slower  return of principal to you at a time when you might have been able to reinvest  your funds at a higher rate of interest  than the  pass-through rate on your class of  certificates.  On the other  hand,  when  market  interest rates  decrease,  borrowers  are generally  more likely to prepay their  mortgage loans.  In  addition,  when the  mortgage  rates on  mortgage  loans with a fixed interest rate for an initial period of several years or more, or hybrid  mortgage loans,  convert from fixed rates to adjustable rates, there may be an increase in prepayments.  The factors  described in the previous two  sentences  could result in a faster  return of  principal  to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through  rate on your class of certificates.
                                   Refinancing programs,  which may involve soliciting all or some of the mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage  loans.  These  refinancing  programs  may  be  offered  by  the  master servicer,  any subservicer,  the depositor or their  affiliates,  and may include streamlined  documentation  programs as well as  programs  under which a mortgage
                                   loan  is  modified  to  reduce  the  interest  rate.  Streamlined   documentation
                                   programs involve less  verification of underwriting  information than traditional documentation programs.
                                   See  "Description  of the Mortgage  Pool - The  Program"  and “Certain  Yield and
                                   Prepayment  Considerations”  in this term  sheet  supplement  and  “Maturity  and
                                   Prepayment Considerations” in the related base prospectus.
The recording of mortgages in      The  mortgages  or  assignments  of mortgage for all or a portion of the mortgage
the name of MERS may affect the    loans  included in the trust  established  for any series may have been or may be
yield on the certificates.         recorded in the name of Mortgage Electronic  Registration Systems, Inc., or MERS,
                                   solely as nominee for the originator  and its successors and assigns.  Subsequent assignments of those  mortgages are registered  electronically  through the MERS®
                                   System.  However,  if MERS discontinues the MERS® System and it becomes necessary to record an assignment  of the mortgage to the trustee for any series,  then any related  expenses  shall be paid by the related  trust and will reduce the amount available to pay principal of and interest on the  certificates  included in that series with  certificate  principal  balances  greater  than zero with the lowest payment priorities.

                                   The  recording of  mortgages in the name of MERS is a relatively  new practice in the  mortgage  lending  industry.  Public  recording  officers  and others in the mortgage  industry may have limited,  if any,  experience with lenders seeking to
                                   foreclose   mortgages,   assignments   of  which  are   registered   with   MERS.
                                   Accordingly,   delays  and  additional  costs  in  commencing,   prosecuting  and
                                   completing  foreclosure  proceedings  and  conducting  foreclosure  sales  of the mortgaged  properties  could result.  Those delays and additional  costs could in turn delay the  distribution  of  liquidation  proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

                                   For additional  information regarding MERS and the MERS® System, see "Description of the Mortgage  Pool-General" and “Certain Yield and Prepayment  Considerations”
                                   in this term sheet supplement and “Description of the  Certificates-Assignment of
                                   Mortgage Loans” in the related base prospectus.
The yield on your certificates     The offered  certificates  of each class included in a series will have different
will be affected by the specific   yield  considerations  and  different  sensitivities  to the rate and  timing  of
terms that apply to that class,    principal  distributions.   The  following  is  a  general  discussion  of  yield
discussed below.                   considerations  and  prepayment  sensitivities  of  some  of  the  categories  of certificates that may be included in any series.
                                   See “Certain Yield and Prepayment Considerations” in this term sheet supplement.
 Class A Certificates              The  Class  A  Certificates   of  any  series,   other  than  any  interest  only
                                   certificates,  may be subject to various  priorities  for  payment of  principal.
                                   Distributions  of principal on the Class A Certificates of any series entitled to principal  distributions  with an earlier priority of payment will be affected by the rates of  prepayment of the related  mortgage  loans early in the life of the related  loan  group.  Those  classes  of  Class  A  Certificates  of any  series entitled to  principal  distributions  with a later  priority of payment  will be affected by the rates of prepayment  of the related  mortgage  loans  experienced both  before  and after the  commencement  of  principal  distributions  on those classes,  and  will be more  likely  to be  affected  by  losses  on the  related mortgage  loans not  covered by any  applicable  credit  enhancement  since these classes will be outstanding for a longer period of time.
                                   See  “Description  of the  Certificates-Principal  Distributions  on  the  Senior
                                   Certificates” in this term sheet supplement.
The yields on the floating rate    The  interest  rate on any  class of  floating  rate  certificates  will  vary in
certificates may be affected by    accordance  with an  applicable  interest  rate  index.  Therefore,  the yield to
changes in interest rates.         investors on any class of floating rate certificates will be extremely  sensitive to  fluctuations  of  the  applicable  interest  rate  index.  In  addition,  the mortgage  rates on the mortgage  loans may be based on an index that is different from that of the mortgage  loans,  which may rise or fall more slowly or quickly, or may move in an opposite  direction  to the index  applicable  to the  mortgage loans.  We cannot  assure you as to the  level,  rate or timing of changes in any index.
Certificates with a pass-through   The  pass-through  rates on one or more classes of certificates of any series may
rate subject to a cap              be subject to a cap equal to the weighted  average of the net  mortgage  rates on the related  mortgage  loans,  in some cases  adjusted to an actual over  360-day rate,  or the lesser of the  weighted  average of the net  mortgage  rates on the related  mortgage  loans,  in some cases adjusted to an actual over 360-day rate, and a fixed rate per annum.  Therefore,  the  prepayment of the related  mortgage loans with higher mortgage rates may result in lower  pass-through rates on those classes of certificates.
                                   Investors  in those  classes of  certificates  should be aware that the  mortgage rates on  adjustable-rate  mortgage loans may adjust at different  times based on
                                   the  related   index,   and  sometimes   after  a  fixed  interest  rate  period.
                                   Consequently,   the   weighted   average  net   mortgage   rate  on  the  related
                                   adjustable-rate  mortgage  loans,  if any,  during the related due period will be
                                   sensitive  to   fluctuations  in  the  levels  of  the  related  indices  on  the adjustable-rate  mortgage loans,  and may be less than interest that would accrue on those classes of  certificates  in the absence of the  applicable cap on their pass-through  rate.  In a rising  interest  rate  environment,  those  classes of certificates  may receive  interest at the  applicable  cap rate for a protracted period of time.
                                   In addition,  as and to the extent  described in any final term sheet for a class
                                   of   certificates,   interest  may  accrue  on  a  class  of  certificates  at  a pass-through rate related to, for each distribution  date, the excess, if any, of the  weighted  average of the net  mortgage  rates on the  mortgage  loans in the related loan group or groups,  or the  available  funds for the related  group or groups,  over an index plus an applicable  margin or the weighted  average of the pass-through  rates on another  class or classes  of  certificates.  The yield to maturity on such a class of certificates  will be  particularly  sensitive to the level of  prepayments on the mortgage loans included in the related loan group or groups with higher net mortgage  rates. If mortgage  interest rates decline,  the higher  interest  rate  mortgage  loans are more  likely to be  refinanced,  and, therefore,  prepayments  in full on  these  mortgage  loans  are more  likely  to occur.  Increases in any  applicable  index may  increase  the  weighted  average pass-through  rate on the other  certificates to which the  pass-through  rate on that class of  certificates is related,  or may directly reduce the  pass-through rate on that class of certificates.  If for any distribution  date, the available funds or the weighted  average of the net mortgage rates on the mortgage loans in the related loan group or groups,  as applicable,  is equal to, or less than, the related index plus the applicable  margin which serves as the cap on the rate for that class of certificates,  or the weighted average of the pass-through rates on the certificates to which the pass-through  rate on that class of certificates is related,  that class of certificates will receive no distributions of interest on that distribution date.
Interest Only Certificates         A class  of  interest  only  certificates  included  in any  series  will  not be entitled to  principal  distributions  and will  receive  interest  distributions based  on a  notional  amount,  which  may be based  on all or a  portion  of the certificate  principal balance of one or more classes of certificates included in the related  series.  Investors in a class of interest only  certificates  should be aware  that the yield on that class will be  extremely  sensitive  to the rate
                                   and  timing  of   principal   payments  on  the  related   class  or  classes  of
                                   certificates,  and that rate may  fluctuate  significantly  over  time.  A faster than  expected  rate of  principal  payments on the  related  class or classes of certificates  will have an adverse effect on the yield to investors in a class of interest  only  certificates  and could result in their  failure to fully recover their initial investments.
Senior Support Certificates        Investors  in a class of senior  support  certificates  of any  series  should be aware that all or a portion of losses on the  mortgage  loans in the related loan group included in the trust  established for that series  otherwise  allocable to the related  class or classes of super senior  certificates  will be allocated to that class of senior support  certificates  as and to the extent set forth in the final  term  sheet for that  series.  Therefore,  the yield to  maturity  on that class of  senior  support  certificates  will be  extremely  sensitive  to losses otherwise allocable to the related class or classes of super senior certificates.
Subordinated Certificates          The yield to  investors  in any  class of the  subordinated  certificates  of any series will be sensitive  to the rate and timing of losses on the mortgage  loans in all related  loan groups for any series,  if those losses are not covered by a more subordinate class of the subordinated certificates.
                                   It is not  expected  that a class of  subordinated  certificates,  other than any
                                   class  of  senior  support  certificates,   will  receive  any  distributions  of
                                   principal  payments until the distribution date set forth in the final term sheet for a class of certificates.  On or after that date, all or a  disproportionately large portion of principal  prepayments  on the mortgage loans in each loan group may be allocated  to the related  senior  certificates  as described in this term sheet  supplement,  and none or a  disproportionately  small portion of principal prepayments  on the mortgage  loans in each loan group may be paid to the holders of the  subordinated  certificates,  other  than  any  class  of  senior  support certificates.

                                   As a result,  the weighted average lives of the subordinated  certificates may be longer than would otherwise be the case.
                                   See  “Summary-Credit  Enhancement-Allocation  of Losses” and  “Description of the
                                   Certificates-Allocation of Losses; Subordination” in this term sheet supplement.
Certificates entitled to           As set forth in any final term sheet for a class of certificates,  the holders of
prepayment charges                 certain  certificates may be entitled to prepayment  charges collected in respect of the mortgage loans.  The yield to maturity of those  certificates  will depend on the rate and timing of receipt of  prepayment  charges on the mortgage  loans, which are difficult to predict and which may fluctuate  significantly  over time.
                                   Generally,  each prepayment  charge only remains  applicable with respect to such mortgage  loan  for the  limited  time  periods  specified  in the  terms of such
                                   mortgage  loan.  In  addition,   under  certain  instances  the  payment  of  any
                                   otherwise  applicable  prepayment  charge may be waived by the  master  servicer.
                                   Investors should conduct their own analysis of the effect,  if any, that the rate and timing of payment of prepayment  charges, or decisions by the master servicer
                                   with  respect  to  waiver   thereof,   may  have  on  the  performance  of  those
                                   certificates  entitled to  prepayment  charges.  There can be no  assurance as to the  timing or amount of  collections  of  prepayment  charges  or the  effect of prepayment  charges on the rate of  prepayments on the mortgage  loans.  Further, some state laws  restrict  the  imposition  of  prepayment  charges even when the mortgage  loans  expressly  provide for the  collection of those  charges.  It is possible  that  prepayment  charges  and late fees may not be  collected  even on mortgage  loans that  provide  for the payment of these  charges.  In that event, these  amounts  will  not be  available  for  distribution  on  the  certificates entitled to prepayment charges.

                                   See  “Description  of the  Mortgage  Pool  -  General”  and  “Certain  Yield  and
                                   Prepayment  Considerations”  in this term sheet  supplement  and  “Certain  Legal
                                   Aspects of Mortgage  Loans and  Contracts-Default  Interest  and  Limitations  on
                                   Prepayments”  in the related base prospectus.
Certificates related to any        As set forth in any final term sheet for a class of certificates,  the holders of
yield maintenance or similar       certain  certificates  may benefit from a series of payments  pursuant to a yield
agreement                          maintenance  or  similar  agreement.   The  purpose  of  such  agreements  is  to
                                   partially  mitigate the risk to the  investors in the related  certificates  that the  pass-through  rate on their  certificates  will be lower than the index plus the related margin.

                                   However,  the amount payable to those  investors  under such an agreement will be based on a  notional  amount  equal to the  lesser of the  aggregate  certificate principal  balance of related  certificates and an amount  determined based on an assumed rate of prepayments on the mortgage  loans.  Accordingly,  if prepayments occur at a slower rate than assumed,  the amount payable on the agreement will be less than the amount of interest that would accrue on those  certificates  at the excess of the index over a certain  rate per annum as set forth in the final term sheet  for such  class.  In  addition,  if the index  exceeds a certain  rate per annum as set forth in the final  term sheet for such  class of  certificates,  no additional  amounts  are  payable  under the  agreement.  Any amount by which the amount paid by the  provider  or such an  agreement  is less than the  difference between the index plus the related  margin and a rate set forth in the final term sheet for such class of certificates  will not be payable from any source on that distribution date or any future distribution date.

                                   Furthermore,  investors  under such an agreement are subject to the risk that the provider  will default on all or a portion of its payment  obligations  under the agreement.
Class M Certificates               The yield to investors in the Class M Certificates  will be sensitive to the rate and timing of losses on the related  mortgage loans, to the extent not covered by excess cash flow or  overcollateralization.  Losses, other than specified amounts of  certain  types of losses  described  in this term  sheet  supplement,  to the extent  not  covered  by  excess  cash  flow  or  overcollateralization  will  be allocated to the most subordinate class of Class M Certificates outstanding.

                                   See  “Description  of the  Certificates-Allocation  of Losses” in this term sheet supplement.

                                                      ISSUING ENTITY

         The  depositor  will  establish a trust with respect to each series on the closing  date for that series,  under a series  supplement,  dated as of the  cut-off  date for that  series,  to the  standard  terms  of  pooling  and  servicing agreement,  dated as of December 1, 2006,  among the  depositor,  the master  servicer  and the trustee  together  with the series  supplement,  referred to herein as the pooling and  servicing  agreement.  The pooling and  servicing  agreement is governed by the laws of the State of New York.  On the closing date for each series,  the  depositor  will deposit into the trust a pool of mortgage  loans that in the aggregate will  constitute a mortgage  pool,  secured by first liens on one- to four-family  residential  properties  with terms to maturity of not more than 40 years.  The  mortgage  pool may be divided into two or more loan groups.  The trust will not have any  additional  equity.  The pooling and  servicing  agreement  for each series  will  authorize  the trust to engage only in selling the  certificates  in  exchange  for the  mortgage  loans included in that trust,  entering into and performing its  obligations  under the pooling and servicing  agreement for that series,  activities  necessary,  suitable  or  convenient  to such  actions  and other  activities  as may be  required  in connection with the conservation of the trust fund and making distributions to certificateholders of that series.

         The pooling and servicing  agreement will provide that the depositor assigns to the trustee for the benefit of the certificateholders  without  recourse  all the right,  title and interest of the  depositor  in and to the mortgage  loans.
Furthermore,  the pooling and  servicing  agreement  will state that,  although it is intended  that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the conveyance of the mortgage loans shall also be deemed  to be a  grant  by the  depositor  to the  trustee  of a  security  interest  in the  mortgage  loans  and  related collateral.

         Some capitalized terms used in this term sheet supplement have the meanings given below under  “Description of the
Certificates-Glossary of Terms” or in the related base prospectus under “Glossary.”

                                                SPONSOR AND MASTER SERVICER

          Residential  Funding Company,  LLC, a Delaware limited liability company,  buys residential  mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide,  including  affiliates,  that meet its seller/servicer  eligibility  requirements  and  services  mortgage  loans for its own  account  and for  others.  See “The
Trusts-Mortgage  Collateral  Sellers” and  “-Qualifications  of Sellers” in the  prospectus  for a general  description  of applicable  seller/servicer  eligibility  requirements.  Residential Funding Company, LLC’s principal executive offices are located at 8400  Normandale  Lake  Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437.  Its  telephone  number is (952)
857-7000.  Residential  Funding  Company,  LLC conducts  operations  from its  headquarters in Minneapolis and from offices located primarily in California,  Texas,  Maryland,  Pennsylvania and New York.  Residential Funding Company,  LLC finances its operations primarily through its securitization program.

          Residential  Funding  Company,  LLC was founded in 1982 and began  operations in 1986,  acquiring,  servicing and securitizing  residential jumbo mortgage loans secured by first liens on one- to four-family residential  properties.  GMAC
LLC purchased  Residential Funding Company,  LLC in 1990. In 1995,  Residential Funding Company,  LLC expanded its business to include  “Alt-A”  first lien  mortgage  loans,  such as the mortgage  loans  described  in the related base  prospectus.
Residential  Funding  Company,  LLC also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

          The following tables set forth the aggregate  principal amount of publicly  offered  securitizations  of mortgage loans sponsored by Residential Funding Company,  LLC for the past five years.  Residential  Funding Company,  LLC sponsored approximately  $31.6 billion and $2.9 billion in initial aggregate  principal amount of  mortgage-backed  securities in the
2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  Residential  Funding
Company,  LLC  sponsored   approximately  $61.8  billion  and  $3.0  billion  in  initial  aggregate  principal  amount  of mortgage-backed  securities in the 2006 calendar year backed by first lien mortgage  loans and junior lien mortgage  loans, respectively.  The  percentages  shown with respect to years 2002 through  2006 under  “Percentage  Change from Prior Year”
represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

_______________________________

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by
     junior liens are included under First Lien Mortgage Loans-Non-              Prime Mortgages because these types of
     loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year’s volume.

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)      Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by
junior liens are included under First Lien Mortgage Loans-Non-              Prime Mortgages because these types of loans
are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year’s volume.
                                                      Sponsor Securitization Experience
First Lien Mortgage Loans
Volume by Principal Balance                                      2002                    2003                     2004                    2005                                2006

Prime Mortgages(1)                                      $16,177,753,813         $18,964,072,062          $11,953,278,792         $24,149,038,614                     $40,241,885,054

Non-Prime Mortgages(2)                                  $15,475,700,554         $27,931,235,627          $24,408,531,445         $27,928,496,334                     $21,581,547,796

Total                                                   $31,653,454,367         $46,895,307,689          $36,361,810,237         $52,077,534,948                     $61,823,432,850

Prime Mortgages(1)                                                51.11%                  40.44%                  32.87%                   46.37%                             65.09%

Non-Prime Mortgages(2)                                            48.89%                  59.56%                  67.13%                   53.63%                             34.91%

Total                                                            100.00%                 100.00%                 100.00%                  100.00%                            100.00%

================================================================================================================================================
Percentage Change from Prior Year(3)

Prime Mortgages(1)                                                (1.28)%                   17.22%                (36.97)%                  102.03%                          66.64%

Non-Prime Mortgages(2)                                           104.52%                   80.48%                (12.61)%                   14.42%                         (22.73)%

Total Volume                                                      32.14%                   48.15%                (22.46)%                   43.22%                          18.71%

================================================================================================================================================
Junior Lien Mortgage Loans
Volume by Principal Balance                                    2002                     2003                    2004                     2005                               2006

Prime Mortgages(1)                                         $  2,875,005,049         $  3,207,008,585        $  2,085,015,925         $  2,409,506,573                 $3,012,549,922

Non-Prime Mortgages(2)                                                   -                        -                       -                        -                                -

Total                                                      $  2,875,005,049         $  3,207,008,585        $  2,085,015,925         $  2,409,506,573                 $3,012,549,922

Prime Mortgages(1)                                                   100.00%                 100.00%                  100.00%                  100.00%                   100.00%

Non-Prime Mortgages(2)                                                 0.00%                   0.00%                    0.00%                    0.00%                     0.00%

Total                                                                100.00%                 100.00%                  100.00%                  100.00%                   100.00%
Percentage Change from Prior Year(3)

Prime Mortgages(1)                                                    17.90%                   11.55%                 (34.99)%                   15.56%                  25.09%

Non-Prime Mortgages(2)                                                 -                        -                        -                        -                         -

Total Volume                                                          17.90%                   11.55%                 (34.99)%                   15.56%                  25.09%

First Lien Mortgage Loans
Volume by Number of Loans                                       2002                   2003                   2004                   2005                          2006

Prime Mortgages(1)                                              68,077                 86,166                 55,773                 91,631                         141,118

Non-Prime Mortgages(2)                                        136,789                200,446                170,696                173,796                          132,069

Total                                                         204,866                286,612                226,469                265,427                          273,257

Prime Mortgages(1)                                                33.23%                 30.06%                 24.63%                 34.52%                          51.67%

Non-Prime Mortgages(2)                                            66.77%                 69.94%                 75.37%                 65.48%                          48.33%

Total                                                           100.00%                100.00%                100.00%                100.00%                         100.00%

================================================================================================================================================
Percentage Change from Prior Year(3)

Prime Mortgages(1)                                                17.87%                 26.57%                    (35.27)%                64.29%                    54.08%

Non-Prime Mortgages(2)                                            91.47%                 46.54%                    (14.84)%                 1.82%                   (24.01)%

Total                                                             58.56%                 39.90%                    (20.98)%                17.20%                     2.95%

Junior Lien Mortgage Loans
================================================================================================================================================
Volume by Number of Loans                                       2002                   2003                   2004                   2005                          2006

Prime Mortgages(1)                                              73,188                 84,962                 51,614                 53,071                       60,951

Non-Prime Mortgages(2)                                             -                      -                      -                      -                            -

Total                                                           73,188                 84,962                 51,614                 53,071                       60,951

Prime Mortgages(1)                                              100.00%                100.00%                100.00%                100.00%                     100.00%

Non-Prime Mortgages(2)                                            0.00%                  0.00%                  0.00%                 0.00%                        0.00%

Total                                                           100.00%                100.00%                100.00%               100.00%                      100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                               16.26%                 16.09%                (39.25)%                 2.82%                    14.85%

Non-Prime Mortgages(2)                                            -                      -                        -                     -                            -

Total                                                            16.26%                 16.09%                 (39.25)%                 2.82%                    14.85%

         The following tables set forth the annual outstanding  principal  balance,  calculated as of year end, of mortgage loans master  serviced by Residential  Funding  Company,  LLC for the past five years and the annual average number of such loans for the same  period.  Residential  Funding  Company,  LLC was the master  servicer of a  residential  mortgage  loan portfolio  of  approximately  $68.2  billion  and $4.1  billion in average  outstanding  principal  amount  during the 2002 calendar  year backed by first lien  mortgage  loans and junior lien  mortgage  loans,  respectively.  Residential  Funding
Company,  LLC was the master  servicer of a residential  mortgage loan portfolio of  approximately  $140.1 billion and $8.5 billion in average  outstanding  principal  during the 2006 calendar  year backed by first lien  mortgage  loans and junior lien  mortgage  loans,  respectively.  The  percentages  shown  under  “Percentage  Change  from Prior Year” for years 2002 through 2006  represent the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

_______________________________

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year’s volume.

(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year’s volume.
                                           Master Servicer Servicing Experience
First Lien Mortgage Loans
Volume by Average Outstanding Principal Balance        2002              2003             2004               2005                  2006

Prime Mortgages(1)                               $43,282,264,857   $33,749,084,171   $32,453,682,854  $  47,935,800,813       $83,052,457,702

Non-Prime Mortgages(2)                           $24,910,565,613   $39,334,697,127   $50,509,138,736  $  53,938,083,312       $57,013,557,376

Total                                            $68,192,830,470   $73,083,781,298   $82,962,821,591  $101,873,884,125       $140,066,015,078

Prime Mortgages(1)                                         63.47%            46.18%           39.12%               47.05%                   59.30%

Non-Prime Mortgages(2)                                     36.53%            53.82%           60.88%               52.95%                   40.70%

Total                                                     100.00%           100.00%          100.00%              100.00%                  100.00%

===========================================================================================================================
Percentage Change from Prior Year(3)

Prime Mortgages(1)                                       (15.75)%          (22.03)%          (3.84)%               47.71%                   73.26%

Non-Prime Mortgages(2)                                     51.62%            57.90%           28.41%                6.79%                    5.70%

Total Based on Average Outstanding Principal                0.57%             7.17%           13.52%               22.79%                   37.49%
Balance

Junior Lien Mortgage Loans
===========================================================================================================================
Volume by Average Outstanding Principal Balance        2002              2003              2004               2005                2006

                                                 $                 $                 $                 $  5,476,133,777        $8,536,345,778
Prime Mortgages(1)                                4,102,615,571     4,365,319,862     5,135,640,057

                                                 $                 $                 $                 $                   $
Non-Prime Mortgages(2)                                        0                 0                 0                 0                       0

Total                                            $                 $                 $                 $  5,476,133,777        $8,536,345,778
                                                  4,102,615,571     4,365,319,862     5,135,640,057

Prime Mortgages(1)                                        100.00%           100.00%           100.00%             100.00%              100.00%

Non-Prime Mortgages(2)                                      0.00%             0.00%             0.00%               0.00%                0.00%

Total                                                     100.00%           100.00%           100.00%             100.00%              100.00%
Percentage Change from Prior Year(3)

Prime Mortgages(1)                                       16.79%             6.40%              17.65%               6.63%                  55.88%

Non-Prime Mortgages(2)                                    -                 -                       -                   -                   -

Total Based on Average Outstanding Principal             16.79%             6.40%              17.65%               6.63%                  55.88%
Balance

First Lien Mortgage Loans
===========================================================================================================================
Volume by Average Number of Loans                     2002             2003            2004             2005                   2006

Prime Mortgages(1)                                    202,938          168,654         156,745          201,903                  312,825

Non-Prime Mortgages(2)                                242,625          341,863         414,639          411,550                  405,577

Total                                                 445,563          510,517         571,384          613,453                  718,402

Prime Mortgages(1)                                      45.55%           33.04%          27.43%           32.91%                   43.54%

Non-Prime Mortgages(2)                                  54.45%           66.96%          72.57%           67.09%                   56.46%

Total                                                  100.00%          100.00%         100.00%          100.00%                  100.00%

===========================================================================================================================
Percentage Change from Prior Year(3)

Prime Mortgages(1)                                      (14.71)%         (16.89)%         (7.06)%           28.81%                 54.94%

Non-Prime Mortgages(2)                                   44.37%           40.90%           21.29%          (0.74)%                 (1.45)%

Total Based on Average Number of Loans                    9.74%           14.58%           11.92%            7.36%                 17.11%

Junior Lien Mortgage Loans
===========================================================================================================================
Volume by Average Number of Loans                       2002            2003             2004             2005                  2006

Prime Mortgages(1)                                      118,773         127,833          147,647          143,713                 199,652

Non-Prime Mortgages(2)                                        -               -                -                -                       -

Total                                                   118,773         127,833          147,647          143,713                 199,652

Prime Mortgages(1)                                        100.00%         100.00%          100.00%          100.00%                100.00%

Non-Prime Mortgages(2)                                      0.00%            0.00%            0.00%         0.00%                    0.00%

Total                                                     100.00%          100.00%          100.00%       100.00%                  100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                         14.16%          7.63%             15.50%         (2.66)%                    38.92%

Non-Prime Mortgages(2)                                      -              -                      -               -                     -

Total Based on Average Number of Loans                     14.16%           7.63%            15.50%         (2.66)%                    38.92%

===========================================================================================================================

         Residential  Funding Company,  LLC’s overall procedures for originating and acquiring mortgage loans are described under  “Description of the Mortgage  Pool-The Program” in this term sheet supplement.  Residential  Funding Company,  LLC’s material role and  responsibilities  in this transaction,  including as master servicer,  are described in the related base prospectus under “The  Trusts-Qualification  of Sellers” and “The  Trusts-Repurchases  of Mortgage  Collateral” and in this term sheet supplement under “Pooling and Servicing Agreement-The Master Servicer and Subservicers-Master Servicer.”

         Residential  Funding  Company,  LLC’s  wholly-owned  subsidiary,   Homecomings  Financial,  LLC,  or  Homecomings,
originated and sold to Residential  Funding  Company,  LLC certain of the mortgage loans included in the mortgage pool. See
“Affiliations  Among  Transaction  Parties,”  “Description  of the Mortgage  Pool-Originators”  and “Pooling and  Servicing
Agreement-The Master Servicer and Subservicers” in this term sheet supplement.

                                          AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the various relationships among the affiliated transaction parties.

                                             DESCRIPTION OF THE MORTGAGE POOL

General

         The  mortgage  pool will  consist  of  payment-option,  hybrid  adjustable-rate  mortgage  loans  with a  negative amortization  feature,  divided into one or more loan groups.  The mortgage  loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential properties.

         All of the mortgage loans included in the trust  established  for any series have been or will be purchased by the depositor  through  its  affiliate,  Residential  Funding,  from  unaffiliated  sellers  as  described  in this term  sheet supplement  and in the related base  prospectus,  or from  HomeComings  Financial,  LLC, a  wholly-owned  subsidiary of the master servicer, or other affiliated sellers.

         The mortgage  loans  included in the trust for any series will be selected for inclusion in the mortgage pool from among mortgage loans  purchased in connection  with the Expanded  Criteria  Program  described below based on the sponsor’s assessment of investor preferences and rating agency criteria.

         The depositor and  Residential  Funding will make certain  limited  representations  and warranties  regarding the mortgage  loans included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  The  depositor  and  Residential  Funding will be required to  repurchase  or  substitute  for any  mortgage  loan included in the related  mortgage  pool as to which a breach of its  representations  and  warranties  with respect to that mortgage loan occurs,  if such breach  materially  and adversely  affects the interests of the  certificateholders  of that series in any of those  mortgage  loans.  Residential  Funding  will not  assign to the  depositor,  and  consequently  the depositor  will not  assign to the  trustee  for the  benefit of the  certificateholders,  any of the  representations  and warranties  made by the  mortgage  collateral  sellers or the right to require the related  mortgage  collateral  seller to repurchase any such mortgage loan if a breach of any of its  representations and warranties occurs.  Accordingly,  the only representations  and warranties  regarding the mortgage loans included in the trust established for any series that will be made for the benefit of the  certificateholders  of that series will be the limited  representations and warranties made by
Residential  Funding and the  depositor  described  in this  paragraph.  See “The  Trusts-Representations  with  Respect to
Mortgage Collateral” in the related base prospectus.

Loan Groups

         As more  fully  described  in any final term sheet for that  series,  the  mortgage  loans  included  in the trust established for any series may be divided into two or more groups based on the certain payment,  maturity,  geographical or other characteristics.

         Each loan group of any series will be assigned a  numerical  designation,  such as loan group I and loan group II, and the mortgage loans included therein may be referred to as the group I loans and the group II loans, respectively.

         Payments  received on the mortgage  loans included in any loan group will be distributed to the classes of related offered certificates, as more fully described any final term sheet for that class and this term sheet supplement.

         As used in this term sheet  supplement,  references  to the related (or words of similar  effect)  loan group will mean the loan group or loan  groups  from  which a class of  certificates  will  receive  distributions  of  principal  and interest,  and  references to the related (or words of similar  effect)  mortgage loans will mean the mortgage loans in the loan group or loan groups from which a class of certificates will receive distributions of principal and interest.

         The original  mortgages for some of the mortgage loans included in the trust established for any series have been, or in the future may be, at the sole  discretion  of the  master  servicer,  recorded  in the name of  Mortgage  Electronic
Registration  Systems,  Inc., or MERS, solely as nominee for the originator and its successors and assigns,  and subsequent assignments  of those  mortgages  have  been,  or in the  future may be, at the sole  discretion  of the  master  servicer, registered  electronically  through the MERS® System.  In some other cases, the original mortgage was or may be recorded in the name of the  originator  of the  mortgage  loan,  record  ownership  was or will be later  assigned to MERS,  solely as nominee for the owner of the mortgage loan,  and  subsequent  assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer,  registered  electronically  through the MERS® System.  With respect to each of these  mortgage  loans,  MERS  serves as  mortgagee  of record on the  mortgage  solely as a nominee  in an  administrative capacity on behalf of the  trustee,  and does not have any  interest  in the  mortgage  loan.  For  additional  information regarding  the  recording of mortgages in the name of MERS see “Certain  Yield and  Prepayment  Considerations-General”  in
this term sheet  supplement  and  “Description  of the  Certificates-Assignment  of  Mortgage  Loans” in the  related  base prospectus.

         A certain  percentage  of the  mortgage  loans in any loan group may provide for payment of a  prepayment  charge.
With respect to some of these mortgage loans, the prepayment charge  provisions  provide for payment of a prepayment charge for partial  prepayments  and full  prepayments  made within a certain  period  following the  origination of that mortgage loan,  in an amount not to exceed the  maximum  amount  permitted  by state law.  The amount of the  applicable  prepayment charge,  to the extent  permitted  under  applicable law, is as provided in the related  mortgage note.  Applicable law may impose  limitations on the amount of the prepayment  charge or render such prepayment  charge  unenforceable.  In addition, under certain  circumstances  the master  servicer may waive a prepayment  charge.  To the extent  provided in a final term sheet for a class of  certificates,  the holders of a specified  class of  certificates  may be entitled to all  prepayment charges  received on the mortgage loans. In any event,  these amounts will not be available for  distribution on any of the other offered  certificates.  See  “Description  of  Certificates - Prepayment  Charges” in this term sheet  supplement and
“Certain Legal Aspects of Mortgage Loans and  Contracts-Default  Interest and  Limitations on  Prepayments”  in the related base prospectus.

         In  connection  with  mortgage  loans  secured by a leasehold  interest,  if any,  Residential  Funding shall have represented  to the depositor  that,  among other things:  the use of leasehold  estates for  residential  properties is an accepted  practice  in the area  where the  related  mortgaged  property  is  located;  residential  property  in such area consisting of leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any provision of such lease;  the leasehold is in full force and effect and is not subject to any prior lien or  encumbrance by which the leasehold  could be terminated or subject to any charge or penalty;  and the remaining term of the lease does not terminate less than five years after the maturity date of such mortgage loan.

         A portion of the mortgage loans included in any loan group for any series may be subject to the  Homeownership and
Equity  Protection  Act of 1994,  as amended,  as of the  closing  date for that  series,  and none of the  mortgage  loans included  in any loan group for any series will be loans that,  under  applicable  state or local law in effect at the time of origination of the loan, are referred to as (1) “high cost” or “covered”  loans or (2) any other similar  designation if the law imposes  greater  restrictions  or additional  legal  liability for  residential  mortgage loans with high interest rates,  points and/or fees. See “Certain Legal Aspects of Mortgage Loans-The Mortgage  Loans-Homeownership  Act and Similar
State Laws” in the related base prospectus.

         A portion of the mortgage  loans  included in any loan group for any series may be 30 days or more  delinquent  in payment of principal and interest.  For a description of the methodology  used to categorize  mortgage loans as delinquent, see Static Pool Information in this term sheet supplement.

         A portion of the  mortgage  loans  included  in any loan group for any series may be  Buy-Down  Mortgage  Loans or mortgage loans that have been made to an international borrower.

         A portion of the  mortgage  loans may be balloon  loans that do not fully  amortize,  if at all,  providing  for a substantial principal payment due at maturity.

         Certain of the  stipulations on the  characteristics  of the mortgage loans included in the trust  established for any series may be stipulations  regarding the Credit Scores of the related  mortgagors.  Credit Scores are obtained by many mortgage  lenders in  connection  with  mortgage  loan  applications  to help  assess a  borrower’s  credit-worthiness.  In addition,  Credit  Scores may be obtained by  Residential  Funding after the  origination  of a mortgage loan if the seller does not provide to  Residential  Funding a Credit  Score.  Credit  Scores are  obtained  from credit  reports  provided by various credit reporting  organizations,  each of which may employ differing computer models and methodologies.  The Credit
Score is designed to assess a borrower’s  credit history at a single point in time, using objective  information  currently on file for the borrower at a  particular  credit  reporting  organization.  Information  utilized to create a Credit Score may include, among other things, payment history,  delinquencies on accounts,  levels of outstanding  indebtedness,  length of  credit  history,  types  of  credit,  and  bankruptcy  experience.  Credit  Scores  range  from  approximately  350  to approximately  840,  with higher scores  indicating  an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  However,  a Credit Score purports only to be a measurement of the relative  degree of risk a borrower  represents  to a lender,  i.e., a borrower with a higher score is  statistically  expected to be less likely to default in payment than a borrower with a lower score.  In addition,  it should be noted that Credit Scores were  developed to indicate a level of default  probability  over a two-year  period,  which does not  correspond to the life of a mortgage loan.  Furthermore,  Credit  Scores were not developed  specifically  for use in connection  with mortgage  loans,  but for consumer loans in general,  and assess only the borrower’s  past credit  history.  Therefore,  a Credit Score does not take into  consideration the differences  between mortgage loans and consumer loans generally,  or the specific  characteristics of the related  mortgage  loan,  for example,  the LTV ratio,  the  collateral for the mortgage loan, or the debt to income ratio.  There  can be no  assurance  that  the  Credit  Scores  of the  mortgagors  will be an  accurate  predictor  of the likelihood of repayment of the mortgage  loans  included in the trust  established  for any series or that any  mortgagor’s
Credit Score would not be lower if obtained as of the date of issuance of a class of certificates.

         A portion of the  mortgage  loans  included in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments  and  prepayments in full,  other than a prepayment  occurring upon the sale of property  securing a mortgage loan. The prepayment  charge  generally  applies to prepayments  made within up to five years following the  origination of such mortgage loan.  The amount of the  prepayment  charge is generally  equal to six months’
advance  interest on the amount of the prepayment  that,  when added to all other amounts  prepaid during the  twelve-month period immediately  preceding the date of prepayment,  exceeds twenty percent (20%) of the original principal amount of the mortgage loan.  Prepayment  charges  received on the mortgage loans included in the trust  established  for any series will not be  available  for  distribution  on the  certificates  included in that  series.  See  “Certain  Yield and  Prepayment
Considerations”  in this term sheet  supplement  and  “Certain  Legal  Aspects of the Mortgage  Loans-Default  Interest and
Limitations on Prepayments” in the related base prospectus.

Mortgage Rate Adjustment

         The interest  rates on the mortgage  loans adjust  monthly,  generally  after an initial fixed rate period of five years.  The  mortgage  rate for each  mortgage  loan will be  adjusted  to equal the sum of the  index  applicable  to that mortgage  loan and a fixed  percentage  amount,  or note  margin,  for the  mortgage  loan,  subject  to  rounding  and the limitations  set forth in the  related  mortgage  note and as  described  in this term  sheet  supplement.  Subject  to the maximum  mortgage  rate  specified in the related  mortgage  note,  none of the mortgage  loans have a cap on the amount by which the interest rate may be adjusted on any adjustment date.

         During the initial fixed rate period each of the mortgage loans will have an initial  minimum monthly payment that will be subject to negative  amortization.  The initial  minimum  monthly  payment in effect on a mortgage  loan  generally will be lower,  and may be  significantly  lower,  than the  interest  that has  accrued on the  mortgage  loan during that month.  While the interest rate on each  mortgage loan will adjust  monthly,  the minimum  monthly  payment will (i) adjust annually  during the period  that  commences  on the date on which the initial  fixed rate  period  expires and ends on the scheduled  recast date and (ii) adjust monthly after the scheduled  recast date, in each case,  subject to maximum interest rates,  payments  caps and other  limitations.  Generally,  the payment  adjustment  cap on each  mortgage  loan limits the amount by which the minimum monthly payment can increase on any annual payment adjustment date to 7.5% per annum.

         No mortgage  loan will have a mortgage  rate that  exceeds  the maximum  mortgage  rate  specified  in the related mortgage note, or the maximum  mortgage rate. Due to the application of the maximum  mortgage  rates,  the mortgage rate on each mortgage loan, as adjusted on any mortgage rate  adjustment  date, may be less than the sum of the index and the gross margin.  Each mortgage loan will have a minimum  mortgage rate equal to the rate specified in the related  mortgage note or if no minimum rate is specified, the note margin.

         Generally,  the mortgage rate for a mortgage loan is expected to increase on the first  adjustment  date following origination.  If this occurs,  the  repayment of that  mortgage  loan will be dependent on the ability of the  mortgagor to make the larger  monthly  payments.  Mortgage  loans that have the same initial  mortgage rate may not always bear interest at the same mortgage  rate because  these  mortgage  loans may have  different  adjustment  dates,  and the mortgage  rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates.

         After the  fifth  anniversary  of the  origination  date the  mortgage  rates on the  mortgage  loans  adjust at a different time than the monthly  payments  thereon and the payment caps may limit the amount by which the monthly  payments may adjust.  As a result,  the amount of a monthly payment may be more or less than the amount  necessary to fully amortize the principal  balance of the mortgage loans over its then remaining  term at the  applicable  mortgage rate.  Accordingly, the mortgage loans may be subject to reduced  amortization  (if the monthly  payment due on a due date is sufficient to pay interest  accrued  during the related  interest  accrual  period at the  applicable  mortgage rate but is not sufficient to reduce principal in accordance with a fully  amortizing  schedule);  negative  amortization (if interest accrued during the related  interest  accrual period at the applicable  mortgage rate is greater the entire monthly payment due on the related due date); or accelerated  amortization  (if the monthly payment due on a due date is greater than the amount  necessary to pay interest  accrued during the related  interest  accrual period at the applicable  mortgage rate and to reduce principal in accordance with a fully  amortizing  schedule).  In the event of negative  amortization,  the amount of interest that is not covered by the monthly payment,  or deferred interest,  is added to the principal balance of such mortgage loan and, if such deferred interest is not offset by subsequent accelerated  amortization,  it may result in a final lump sum payment at maturity  greater than, and potentially  substantially  greater than, the monthly payment due on the immediately  preceding due date.

         The unpaid principal  balance of a mortgage loan may not be increased due to deferred  interest above the negative amortization  limit,  which  will  either  be 110% or 115% of the  original  principal  amount  of the  mortgage  loan.  In addition,  beginning  initially upon the earlier to occur of the scheduled  recast date (which is the tenth  anniversary of the first  payment  date) or the  unscheduled  recast date (which is the date on which the negative  amortization  limit is reached),  the monthly  payment due on that  mortgage  loan will be recast.  If the mortgage  loan is recast as a result of the  occurrence of the  scheduled  recast date,  the mortgage  loan will be recast in order to provide for the  outstanding balance of the  mortgage  loan to be paid in full at its  maturity by the  payment of equal  monthly  installments.  If the mortgage loan is recast as a result of the occurrence of the  unscheduled  recast date, the mortgage loan will be recast so that the minimum monthly payment will be an interest-only payment until the day on which the scheduled recast date occurs.

         On each payment date,  the servicer will generally  present to each borrower three payment  options in addition to the minimum  monthly  payment  described  above.  Those payment  options will generally  include (i) interest only, (ii) an amount that will fully  amortize  the  mortgage  loan over a period of 15 years from the first  payment date at the current mortgage rate and (iii) an amount that will fully  amortize the mortgage loan over the remaining  term of the mortgage loan at the current  mortgage  rate.  Those  payment  options will only be available to the borrower if they are higher than the minimum monthly  payment  described  above. On the first due date after the tenth year of origination,  the minimum monthly payment will be adjusted to fully amortize the principal balance of the mortgage loan over its remaining term to maturity.

Static Pool Information
         Residential Funding has not had sufficient experience originating or sponsoring  securitizations of hybrid payment option  adjustable-rate  mortgage loans to provide  meaningful  disclosure of its static pool  information  with respect to such mortgage loans.

Standard Hazard Insurance and Primary Mortgage Insurance

         Subject to limited  exceptions,  each of the mortgage loans included in the trust  established for any series will be required to be covered by a standard  hazard  insurance  policy,  which is  referred  to as a primary  hazard  insurance policy.  In addition,  subject to limited  exceptions,  and to the best of the  depositor’s  knowledge,  each mortgage loan included in the trust  established  for any series with an LTV ratio at  origination  in excess of 80% will be insured by a primary  mortgage  insurance  policy,  which is referred  to as a primary  insurance  policy,  covering at least 35% of the balance of the mortgage loan at  origination  if the LTV ratio is between  100.00% and 95.01%,  at least 30% of the balance of the  mortgage  loan at  origination  if the LTV ratio is between  95.00% and 90.01%,  at least 25% of the balance of the mortgage  loan at  origination  if the LTV ratio is  between  90.00%  and  85.01%,  and at least 12% of the  balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

         The primary  insurers  for the  mortgage  loans  included  in the trust for each series will have a claims  paying ability  acceptable,  as of the cut-off date for that series,  to the rating  agencies that have been requested to rate the related  certificates;  however,  no assurance as to the actual ability of any of the primary insurers to pay claims can be given by the depositor,  the issuing entity or the  underwriters.  See “Insurance  Policies on Mortgage Loans or Contracts”
in the related base prospectus.

The Program

         General.  Residential Funding, under its Expanded Criteria Program, or the program,  purchases mortgage loans that may not  qualify  for  other  first  mortgage  purchase  programs  such as those  run by Fannie  Mae or  Freddie  Mac or by
Residential  Funding in connection  with securities  issued by the  depositor’s  affiliate,  Residential  Funding  Mortgage
Securities  I, Inc.  However,  a portion of the  mortgage  loans under the  program may also  qualify for the Fannie Mae or
Freddie Mac programs.  Examples of mortgage  loans that may not qualify for such  programs  include  negative  amortization loans,  mortgage  loans secured by non-owner  occupied  properties,  mortgage  loans made to borrowers  whose income is not required to be provided or verified,  mortgage loans with high LTV ratios or mortgage loans made to borrowers  whose ratios of debt service on the mortgage  loan to income and total debt  service on  borrowings  to income are higher than for those other  programs.  Borrowers may be  international  borrowers.  The mortgage  loans also include  mortgage  loans secured by parcels of land that are  smaller or larger  than the  average  for these  types of loans,  mortgage  loans with higher LTV ratios than in those other  programs,  and  mortgage  loans with LTV ratios over 80% that do not require  primary  mortgage insurance.  See “-Program  Underwriting  Standards”  below. The inclusion of those mortgage loans may present certain risks that are not  present  in those  other  programs.  The  program is  administered  by  Residential  Funding on behalf of the depositor.

         Qualifications of Program Sellers.  Each Expanded Criteria Program Seller has been selected by Residential Funding on the basis of criteria  described in Residential  Funding’s Expanded Criteria Seller Guide, or the Seller Guide. See “The
Trusts-Qualifications of Sellers” in the related base prospectus.

         Program  Underwriting  Standards.  In accordance with the Seller Guide,  the Expanded  Criteria  Program Seller is
required to review an application  designed to provide to the original lender pertinent credit  information  concerning the mortgagor.  As part of the  description  of the  mortgagor’s  financial  condition,  each  mortgagor is required to furnish information, which may have been supplied solely in the application,  regarding its assets, liabilities,  income (except as described  below),  credit history and employment  history,  and to furnish an  authorization  to apply for a credit report which  summarizes  the  borrower’s  credit  history  with local  merchants  and lenders and any record of  bankruptcy.  The mortgagor may also be required to authorize  verifications  of deposits at financial  institutions  where the mortgagor had demand or savings accounts.  In the case of non-owner occupied  properties,  income derived from the mortgaged property may be considered for  underwriting  purposes.  For mortgaged  property  consisting of a vacation or second home,  generally no income derived from the property is considered for underwriting purposes.

         Based on the data provided in the application and certain  verifications,  if required, a determination is made by the original  lender that the  mortgagor’s  monthly  income,  if required to be stated,  will be  sufficient  to enable the mortgagor to meet its monthly  obligations  on the mortgage  loan and other  expenses  related to the  property,  including property taxes, utility costs,  standard hazard insurance and other fixed obligations.  Generally,  scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all  scheduled  payments on  obligations  that extend beyond ten months,  including those mentioned above and other fixed  obligations,  must equal no more than specified percentages  of the  prospective  mortgagor’s  gross income.  The  originator may also consider the amount of liquid assets available to the mortgagor after origination.

         Certain of the mortgage loans have been originated under “reduced  documentation”  or “no stated income” programs, which require less documentation and verification than do traditional “full  documentation”  programs.  Generally,  under a
“reduced  documentation”  program, no verification of a mortgagor’s stated income is undertaken by the originator.  Under a
“no stated  income”  program,  certain  borrowers  with  acceptable  payment  histories will not be required to provide any information  regarding income and no other  investigation  regarding the borrower’s income will be undertaken.  Under a “no income/no  asset”  program,  no  verification  of a  mortgagor’s  income or assets is  undertaken  by the  originator.  The underwriting  for those  mortgage  loans may be based  primarily or entirely on an appraisal of the mortgaged  property and the LTV ratio at origination.

         The  adequacy of the  mortgaged  property as security  for  repayment of the related  mortgage  loan  generally is determined by an appraisal in accordance  with appraisal  procedure  guidelines  described in the Seller Guide.  Appraisers may be staff appraisers employed by the originator.  The appraisal procedure  guidelines generally require the appraiser or an agent on its behalf to  personally  inspect the property and to verify  whether the  property is in good  condition  and that construction,  if new, has been substantially  completed. The appraiser is required to consider a market data analysis of recent sales of comparable  properties  and, when deemed  applicable,  an analysis  based on income  generated  from the property,  or replacement  cost analysis based on the current cost of  constructing  or purchasing a similar  property.  In certain  instances,  the LTV ratio is based on the  appraised  value as  indicated on a review  appraisal  conducted by the mortgage collateral seller or originator.

         Prior to assigning the mortgage loans to the depositor,  Residential  Funding will have reviewed the  underwriting information  provided by the mortgage  collateral  sellers for most of the mortgage  loans and, in those cases,  determined that the  mortgage  loans were  generally  originated  in  accordance  with or in a manner  generally  consistent  with the underwriting  standards  described in the Seller Guide.  With regard to a material  portion of these mortgage  loans,  this review of  underwriting  information by  Residential  Funding was performed  using an automated  underwriting  system.  Any determination  described above using an automated  underwriting  system will only be based on the information  entered into the system and the  information  the  system is  programmed  to  review.  See “The  Trusts-Underwriting  Policies-Automated
Underwriting” in the related base prospectus.

         Because of the program  criteria and  underwriting  standards  described  above, the mortgage loans may experience greater rates of  delinquency,  foreclosure  and loss than mortgage loans  required to satisfy more stringent  underwriting standards.

         Billing and Payment  Procedures.  The majority of the mortgage loans require monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace period.  The  applicable  servicer  sends monthly  invoices to borrowers.  In some cases,  borrowers  are  provided  with coupon  books  annually,  and no invoices  are sent  separately.
Borrowers  may elect for monthly  payments to be deducted  automatically  from deposit  accounts  and may make  payments by various means,  including online transfers,  phone payment and Western Union quick check, although an additional fee may be charged for these  payment  methods.  Borrowers may also elect to pay one half of each monthly  payment  amount every other week, in order to accelerate the amortization of their loans.

Underwriting Standards

         All of the mortgage loans in the mortgage pool were  originated in accordance  with the  underwriting  criteria of
Residential  Funding  described under “-The Program” in this term sheet  supplement.  Residential  Funding will review each mortgage  loan for  compliance  with its  underwriting  standards  prior to  purchase  as  described  under  “The  Trusts -
Underwriting Policies - Automated Underwriting” in the related base prospectus.

         The applicable  underwriting standards include a set of specific criteria by which the underwriting  evaluation is made.  However,  the application of the  underwriting  standards does not imply that each specific  criterion was satisfied individually.  Rather,  a mortgage loan will be considered to be originated in accordance with the  underwriting  standards described  above  if,  based  on an  overall  qualitative  evaluation,  the  loan is in  substantial  compliance  with  the underwriting  standards.  For  example,  a  mortgage  loan may be  considered  to comply  with the  underwriting  standards described  above,  even if one or more specific  criteria  included in the  underwriting  standards were not satisfied,  if other factors positively compensated for the criteria that were not satisfied.

Additional Information

         Prior to the issuance of the offered  certificates,  Residential  Funding  Company,  LLC may remove mortgage loans from the mortgage  pool as a result of incomplete or defective  documentation,  or if it determines  that the mortgage loan does not  satisfy  certain  characteristics.  Residential  Funding  Company,  LLC may also add a  limited  number  of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans.

         A current report on Form 8-K will be available to purchasers of the offered  certificates and will be filed by the issuing  entity,  in its own name,  together with the pooling and servicing  agreement,  with the  Securities  and Exchange
Commission within fifteen days after the initial issuance of the offered certificates.

                                              DESCRIPTION OF THE CERTIFICATES

General

         The trust will issue certificates  pursuant to the pooling and servicing  agreement.  The certificates  consist of certain publicly  offered classes of certificates as reflected in any final term sheet for a class of  certificates,  which are referred to collectively as the offered  certificates,  and one or more classes,  if any, of Class B, Class SB, Class R or Class P  Certificates  which are not  publicly  offered.  The various  classes of Class A  Certificates  are referred to collectively  as the  Class A  Certificates.  The  various  classes  of  Class X  Certificates,  if any,  are  referred  to collectively  as the Class X  Certificates.  The  various  classes of Class A  Certificates  and Class X  Certificates  are
referred  to  collectively  as the  Senior  Certificates.  The  various  class  of Class M  Certificates  are  referred  to collectively as the Class M Certificates.  Those classes of certificates  that have a pass-through  rate based on an index, such as LIBOR,  plus a related  pass-through  margin are referred to collectively as Adjustable  Rate  Certificates.  Those classes  of  certificates  that  have a  pass-through  rate  based on  LIBOR  are  collectively  referred  to as the  LIBOR
Certificates.  See  “Glossary”  in the related  base  prospectus  for the  meanings of  capitalized  terms and acronyms not otherwise defined in this term sheet supplement.

         The Senior  Certificates  of each group will be will be  assigned a numerical  designation,  such as Class I-A and
Class II-A,  or Class 1A or Class 2A, to denote the group to which the  certificates  relate.  The Senior  Certificates  of each group will receive  payments on the  mortgage  loans in the related  loan group,  except as is otherwise  set forth in this term sheet supplement.

         The certificates of any series will evidence the entire  beneficial  ownership  interest in the related trust. For any series the related trust will consist of:

o    the mortgage loans;

o    the cash  deposited in respect of the  mortgage  loans in the  Custodial  Account and in the  Certificate  Account and
     belonging to the trust;

o    property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;

o    any applicable primary insurance policies and standard hazard insurance policies;

o    any shortfall reserve fund, if applicable;

o    a yield maintenance or similar agreement, if applicable; and

o    all proceeds of any of the foregoing.

         As used in this term sheet  supplement,  references  to the related (or words of similar  effect)  loan group will mean,  in the case of a series with multiple loan groups,  the loan group from which a class of  certificates  will receive distributions of principal and interest, and, in the case of a series with a single loan group, the mortgage pool.

         The offered  certificates  identified in the final term sheet will be available  only in  book-entry  form through facilities of The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates.

         The DTC registered  certificates of any series will be represented by one or more  certificates  registered in the name of Cede & Co., as the nominee of DTC. No beneficial  owner will be entitled to receive a  certificate  of any class in fully registered form, or a definitive  certificate,  except as described in this term sheet supplement under  “-Book-Entry
Registration of Certain of the Offered  Certificates-Definitive  Certificates.”  Unless and until  definitive  certificates are issued for the DTC registered certificates under the limited circumstances described in this term sheet supplement:

o    all  references  to actions by  certificateholders  with  respect to the DTC  registered  certificates  shall refer to actions taken by DTC upon instructions from its participants; and

o    all references in this term sheet supplement to distributions,  notices,  reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions,  notices,  reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered  certificates,  for distribution to beneficial owners by
     DTC in accordance with DTC procedures.

Glossary of Terms

         The following  terms are given the meanings  shown below to help describe the cash flows on the  certificates  for any series:

         Accrued  Certificate  Interest-With  respect to any class of offered  certificates and any  distribution  date, an amount equal to interest  accrued  during the related  Interest  Accrual  Period on its  Certificate  Principal  Balance or
Notional Amount  immediately prior to that distribution date at the related  Pass-Through Rate for that distribution  date, less, (x) certain interest  shortfalls,  including  Relief Act Shortfalls,  on the mortgage loans described below, and (y), if and to the extent described in any final term sheet for a class of  certificates,  any Net Deferred  Interest  allocated to such class of offered certificates in the manner described in the final term sheet.

         Accrued Certificate  Interest on the offered certificates will be reduced by any Prepayment Interest Shortfall for the related loan group included in the trust  established  for that series to the extent not covered by the master servicer as described  in this term sheet  supplement  under  “Description  of the  Certificates-Interest  Distributions.”  Further,
Accrued Certificate  Interest on a class of offered  certificates will also be reduced by the interest portions of Realized
Losses allocated to that class of certificates through subordination as described in “-Allocation of Losses” below.

         Prepayment Interest Shortfalls and Relief Act Shortfalls will be allocated to the offered  certificates,  on a pro rata basis, on the basis of Accrued Certificate Interest payable on that distribution date absent those reductions.

         Advance-As to any mortgage loan and any distribution  date, an amount equal to the scheduled  payment of principal and  interest on that  mortgage  loan due during the related Due Period  which was not received as of the close of business on the business day preceding the related determination date.

         Available  Distribution  Amount-With respect to any distribution date and any series, and as determined separately for each loan group as applicable, an amount equal to the aggregate of:

     o     the aggregate  amount of scheduled  payments on the mortgage loans included in the related loan group due during the  related Due Period and  received on or prior to the related  determination  date,  after  deduction  of the related master  servicing fees and any subservicing  fees,  which are collectively  referred to as the servicing fees;

     o     all  unscheduled  payments  on the  mortgage  loans  included in the related  loan  group,  including  mortgagor prepayments,  Insurance Proceeds,  Liquidation Proceeds,  Subsequent Recoveries and proceeds from repurchases of and  substitutions  for these mortgage loans  occurring  during the preceding  calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

     o     all Advances on the mortgage loans included in related loan group made for that distribution  date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

         In addition to the foregoing  amounts,  with respect to unscheduled  collections on the mortgage loans included in the trust established for that series,  not including  mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the related Available  Distribution  Amount for the distribution  date in the month of receipt,  but is not  obligated  to do so. As described  in this term sheet  supplement  under  “-Principal  Distributions  on the Senior
Certificates,”  any amount with  respect to which such  election  is made shall be treated as having  been  received on the last  day of the  preceding  calendar  month  for the  purposes  of  calculating  the  amount  of  principal  and  interest distributions to any class of certificates.  With respect to any distribution  date, the  determination  date is the second business day prior to that distribution date.

         Capitalization  Reimbursement  Amount-With  respect to any distribution  date and each loan group any series,  the amount of Advances or Servicing  Advances that were added to the  outstanding  principal  balance of the mortgage  loans in that loan group during the preceding  calendar  month and  reimbursed to the master  servicer or subservicer on or prior to such  distribution date for, plus the related  Capitalization  Reimbursement  Shortfall Amount remaining  unreimbursed from any prior  distribution  date and reimbursed to the master  servicer or subservicer on or prior to such  distribution  date for that series.  The master  servicer or  subservicer  will be entitled to be  reimbursed  for these amounts only from the principal collections on the mortgage loans in that loan group.

         Capitalization  Reimbursement  Shortfall  Amount-With  respect to any distribution date and each loan group of any series,  the  amount,  if any,  by which the amount of  Advances or  Servicing  Advances  that were added to the  principal balance of the  mortgage  loans in that loan group  during the  preceding  calendar  month  exceeds the amount of principal payments on the mortgage  loans in the related  mortgage pool  included in the related  Available  Distribution  Amount for that series or distribution date.

         Certificate Group-With respect to each loan group, the related Senior Certificates.

         Certificate Principal Balance-With respect to any class of offered certificates and any date of determination,  an amount  equal to its initial  certificate  principal  balance,  reduced by the  aggregate  of (a) all amounts  allocable to principal  previously  distributed  with respect to that class of  certificates  and (b) any reductions in its  Certificate
Principal  Balance  in  connection  with the  allocation  of  Realized  Losses in the manner  described  in this term sheet supplement,  and,  increased by (c) if and to the extent provided in any final term sheet for a class of certificates,  the amount of Net Deferred  Interest  allocated to such class of certificates;  provided that, with respect to any Distribution
Date, the  Certificate  Principal  Balances of the Class A, Class M and Class B  Certificates,  if any,  beginning with the class of certificates  with the highest  payment  priority,  to which a Realized Loss was previously  allocated and remains unreimbursed  will be increased to the extent of Realized Losses previously  allocated thereto and remaining  unreimbursed, but only to the extent of Subsequent  Recoveries  received  during the previous  calendar month available for that purpose.
The initial  Certificate  Principal Balance of the Class SB Certificates is equal to the excess, if any, of (a) the initial aggregate Stated Principal  Balance of the mortgage loans over (b) the initial aggregate  Certificate  Principal Balance of the offered certificates and Class B Certificates, if any.

         Class A  Principal  Distribution  Amount-  Except  as may be  provided  in any  final  term  sheet  for a class of certificates,  with respect to any  distribution  date (i) prior to the Stepdown Date or on or after the Stepdown Date if a
Trigger Event is in effect for that  distribution  date, the Principal  Distribution  Amount for that  distribution date or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

   (a) the Principal Distribution Amount for that distribution date; and

   (b) the excess,  if any, of (A) the aggregate  Certificate  Principal  Balance of the Class A  Certificates  immediately prior  to that  distribution  date  over (B) the  lesser  of (x) the  product  of (1) the  applicable  Subordination
       Percentage  and  (2)  the  aggregate  Stated  Principal  Balance  of the  mortgage  loans  after  giving  effect  to distributions  to be made on that  distribution  date and (y) the excess,  if any, of the aggregate Stated Principal
       Balance of the mortgage loans after giving effect to  distributions to be made on that  distribution  date, over the
       Overcollateralization Floor.

         Class M  Percentage-With  respect to each class of the Class M  Certificates  for any series and any  distribution date, a percentage equal to the Certificate  Principal  Balance of the related class of Class M Certificates of that series immediately  prior to that  distribution  date divided by the  aggregate  Stated  Principal  Balance of all of the mortgage loans immediately prior to that distribution date, but in no event will such percentage exceed 100%.

         Class M  Principal  Distribution  Amount-  Except  as may be  provided  in any  final  term  sheet  for a class of certificates,  with respect to any distribution  date and each class of Class M Certificates (i) prior to the Stepdown Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  distribution  date,  the  remaining  Principal
Distribution  Amount for that distribution  date after  distribution of the Class A Principal  Distribution  Amount and the
Class M Principal  Distribution  Amount with respect to any class of Class M Certificates with a higher payment priority or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

     (a) the  remaining  Principal  Distribution  Amount  for that  distribution  date  after  distribution  of the Class A
         Principal  Distribution Amount and the Class M Principal Distribution Amount for any class of Class M Certificates with a higher payment priority; and

     (b) the excess, if any, of (A) the sum of (1) the aggregate  Certificate Principal Balance of the Class A Certificates
         and any Class M Certificates  with a higher payment priority (after taking into account the payment of the Class A
         Principal  Distribution  Amount  and the  Class M  Principal  Distribution  Amount  for  such  classes  of Class M
         Certificates  for that  distribution  date) and (2) the  Certificate  Principal  Balance  of such class of Class M
         Certificates  immediately  prior to that  distribution  date  over (B) the  lesser of (x) the  product  of (1) the applicable  Subordination  Percentage and (2) the aggregate Stated  Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution  date and (y) the excess, if any, of the aggregate
         Stated  Principal  Balance  of the  mortgage  loans  after  giving  effect  to  distributions  to be  made on that distribution date, over the Overcollateralization Floor.

         Credit Support Depletion Date-The first distribution date on which the aggregate  Certificate Principal Balance of the Class M Certificates and Class B Certificates, if any, has been reduced to zero.

         Deferred  Interest-The  amount of interest which is deferred and added to the principal balance of a mortgage loan due to the negative amortization feature as described in this term sheet supplement.

         Due Date-With  respect to any  distribution  date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

         Due Period-With respect to any distribution date, the calendar month in which the distribution date occurs.

         Eligible Master Servicing  Compensation-With  respect to any  distribution  date, an amount equal to the lesser of
(a)  one-twelfth  of 0.125% of the  Stated  Principal  Balance as of that  distribution  date and (b) the sum of the master servicing  fee  payable to the master  servicer  in respect of its master  servicing  activities  and  reinvestment  income received by the master servicer on amounts payable with respect to that distribution date.

         Excess Cash  Flow-Except as may be provided in any final term sheet for a class of  certificates,  with respect to any  distribution  date,  an amount equal to the sum of (a) the excess of (i) the  Available  Distribution  Amount for that distribution  date  over  (ii) the sum of (A) the  Interest  Distribution  Amount  for that  distribution  date and (B) the
Principal  Remittance  Amount for that  distribution  date to the extent applied to the payment of principal on the offered certificates on that  distribution date and (b) the  Overcollateralization  Reduction Amount, if any, for that distribution date.

         Excess  Overcollateralization  Amount-With  respect  to  any  distribution  date,  the  excess,  if  any,  of  the
Overcollateralization  Amount  on  that  distribution  date  over  the  Required   Overcollateralization  Amount  for  that
distribution date.

         Expense Fee Rate-With  respect to any mortgage loan, the rates at which the master servicing and subservicing fees are paid.

         Final  Disposition-With  respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a  determination  by the master  servicer  that it has  received all  Insurance  Proceeds,  Liquidation  Proceeds and other payments or cash recoveries which the master servicer  reasonably and in good faith expects to be finally  recoverable with respect to the mortgage loan.

                  Group Principal  Distribution  Amount-On any distribution date, the Class A Principal Distribution Amount for that  distribution  date  multiplied by a fraction,  the numerator of which is the portion of the Principal  Allocation
Amount  related to such loan group for that  distribution  date and the  denominator  of which is the Principal  Allocation
Amount for all of the mortgage loans for that distribution date.

         Interest  Accrual  Period-Except  as may be  provided  in any final term sheet for a class of  certificates,  with respect to any class of LIBOR  Certificates  and any  distribution  date, the period  commencing on the prior  distribution date (or, in the case of the first  distribution  date, the closing date) and ending on the day immediately  preceding that distribution  date, and with respect to MTA Certificates and any other  Adjustable Rate  Certificates,  as specified in the final term sheet with respect to any such class of  certificates.  With respect to any other class of certificates  and any distribution  date, the calendar  month  preceding the month in which the  distribution  date occurs.  Notwithstanding  the foregoing,  the  distributions of interest on any distribution  date for all classes of certificates  will reflect interest accrued,  and receipts for that  interest  accrued,  on the mortgage  loans for the  preceding  calendar  month,  as may be reduced by any Prepayment  Interest  Shortfall and other  shortfalls in collections of interest to the extent  described in this term sheet supplement.

         Interest  Distribution  Amount-With respect to any distribution date and the offered  certificates,  the aggregate amount of Accrued Certificate  Interest for that distribution date plus any Accrued  Certificate  Interest remaining unpaid from any prior distribution  date,  together with interest thereon at the Pass-Through Rate in effect for that distribution date, in each case to the extent  distributed  to the holders of the offered  certificates  as described  under  “-Interest
Distributions.”

         LIBOR  Certificates-Any  class of Adjustable Rate Certificates for which the pass-through rate is based on a LIBOR index.

         MTA  Certificates-Any  class of Adjustable Rate  Certificates for which the pass-through  rate is based on the MTA index.

         MTA  Determination  Date-For each Interest  Accrual  Period,  the date on which MTA is determined for any class of
Adjustable Rate Certificates for which the index is MTA.

         Net Deferred  Interest-On any  distribution  date,  Deferred  Interest that accrued on the related  mortgage loans during the  related  Due  Period,  less,  if and to the extent  described  in any final term sheet any  offsets to Deferred
Interest from prepayments in full and partial  prepayments,  other principal  collections,  or excess interest available to be distributed on the certificates on that distribution date.

         Net Mortgage Rate-With respect to any mortgage loan, the mortgage rate thereon minus the Expense Fee Rate.

         Notional  Amount-As of any date of  determination,  the Notional  Amount of any class of Notional  Certificates is equal to the aggregate  Certificate  Principal Balance (or portion thereof) of the related class or classes of certificates described  in the final  term  sheet  immediately  prior to that  date.  Reference  to a  Notional  Amount  is  solely  for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

         Notional  Certificates-Any  class of  certificates  for which interest  accrues on a Notional  Amount based on the aggregate Certificate Principal Balance (or portion thereof) of the another class or classes of certificates.

         Optional  Termination  Date-The  distribution date on which the aggregate Stated Principal Balance of the mortgage loans then held by the trust fund is less than 10% of the aggregate  Stated  Principal  Balance of the mortgage loans as of the Cut-off Date after deducting payments of principal due during the month of the Cut-off Date.

         Overcollateralization Amount- Except as may be provided in any final term sheet for a class of certificates,  with respect to any distribution  date, the excess,  if any, of (a) the excess of the aggregate Stated Principal  Balance of the mortgage  loans before  giving  effect to  distributions  of principal  to be made on that  distribution  date over (b) the aggregate  Certificate  Principal  Balance  of the  certificates  (other  than  the  Class  SB  Certificates  and  Class  R
Certificates) as of such date, before taking into account distributions of principal to be made on that distribution date.

         Overcollateralization Floor-As set forth in the final term sheet for a class of certificates.

         Overcollateralization  Increase Amount-With respect to any distribution date, an amount equal to the lesser of (i)
the Excess Cash Flow  available for payment of the  Overcollateralization  Increase  Amount for that  distribution  date as described  under  “-Excess  Cash Flow and  Overcollateralization”  below,  if any, and (ii) the excess,  if any, of (x) the
Required  Overcollateralization  Amount  for that  distribution  date over (y) the  Overcollateralization  Amount  for that distribution date.

         Overcollateralization   Reduction   Amount-With   respect   to  any   distribution   date  for  which  the  Excess
Overcollateralization  Amount is greater than zero,  an amount equal to the lesser of (i) the Excess  Overcollateralization
Amount for that distribution date and (ii) the Principal Remittance Amount for that distribution date.

         Pass-Through  Margin-The fixed  percentage for any class of  certificates,  which when added to the related index, determines the pass-through rate for such class of certificates.

         Principal  Allocation  Amount-Except as may be provided in any final term sheet for a class of certificates,  with respect to any  distribution  date,  the sum of (a) the Principal  Remittance  Amount for that  distribution  date, (b) any
Realized Losses covered by amounts included in clause (iv) of the definition of Principal  Distribution  Amount and (c) the aggregate  amount of the principal  portion of Realized  Losses on the mortgage loans in the calendar month  preceding that distribution  date,  to the extent  covered by Excess  Cash Flow  included  in clause (v) of the  definition  of  Principal
Distribution Amount;  provided,  however, that on any distribution date on which there is (i) insufficient Excess Cash Flow to cover all  unpaid  Realized  Losses on the  mortgage  loans  described  in clause (b) above,  in  determining  any Group
Principal  Distribution  Amount,  Excess Cash Flow will be allocated to the Class A  Certificates,  pro rata,  based on the principal  portion of unpaid  Realized  Losses  from prior  distribution  dates on the  related  mortgage  loans,  and (ii)
insufficient  Excess  Cash Flow to cover all  Realized  Losses on the  mortgage  loans  described  in clause (c) above,  in determining  any Group Principal  Distribution  Amount,  the Excess Cash Flow remaining  after the allocation  described in clause (b) or (i) above,  as applicable,  will be allocated to the Class A Certificates,  pro rata,  based on the principal portion of Realized  Losses incurred during the calendar month  preceding that  distribution  date on the related  mortgage loans.

         Principal Distribution Amount-Except as may be provided in any final term sheet for a class of certificates,  with respect to any  distribution  date,  the lesser of (a) the excess of (i) the  Available  Distribution  Amount over (ii) the
Interest Distribution Amount and (b) the sum of the following:

                  (i)      the  principal  portion of all  scheduled  monthly  payments on the mortgage  loans  received or advanced with respect to the related due period;

                  (ii)     the principal  portion of all proceeds of the repurchase of mortgage loans, or, in the case of a substitution,  amounts  representing a principal  adjustment,  as required by the pooling and servicing  agreement during the preceding calendar month;

                  (iii)    except,  if so  provided  in any final  term  sheet for a class of  certificates,  to the extent applied to offset Deferred Interest,  the principal portion of all other unscheduled  collections  received on the mortgage  loans  during  the  preceding  calendar  month  other than  Subsequent  Recoveries,  including,  without limitation,  Insurance  Proceeds,  Liquidation  Proceeds and full and partial  Principal  Prepayments  made by the respective  mortgagors,  to the  extent  not  distributed  in the  preceding  month or,  in the case of  Principal
         Prepayments in full, during the related Prepayment Period;

                  (iv)     the lesser of (a) the Excess Cash Flow for that  distribution date and (b) the principal portion of any Realized  Losses  incurred,  or deemed to have been  incurred,  on any mortgage loans in the calendar month preceding  that  distribution  date to the  extent  covered  by  Excess  Cash Flow for that  distribution  date as described under “-Excess Cash Flow and Overcollateralization” below;

                  (v)      the  lesser of (a) the  Excess  Cash Flow for that  distribution  date,  to the  extent not used pursuant to clause (iv) above on such  distribution  date,  and (b) the principal  portion of any Realized  Losses allocated to any class of offered  certificates on a prior  distribution  date and remaining unpaid, to the extent covered  by  Subsequent  Recoveries  for  that  distribution  date as  described  under  “-Excess  Cash  Flow  and
         Overcollateralization” below; and

                  (vi)     the  lesser of (a) the  Excess  Cash Flow for that  distribution  date,  to the  extent not used pursuant to clauses (iv) and (v) above on such distribution date, and (b) the amount of any  Overcollateralization
         Increase Amount for that distribution date;

                  minus

                  (vii)    the amount of any Overcollateralization Reduction Amount for that distribution date; and

                  (viii)   any related Capitalization Reimbursement Amount.

         In no event will the Principal  Distribution Amount on any distribution date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the offered certificates.

         Principal  Remittance  Amount-With  respect to any distribution  date, the sum of the amounts described in clauses
(b)(i), (b)(ii) and (b)(iii) of the definition of Principal Distribution Amount for that distribution date.

         Record Date-With respect to any distribution date, the last day of the related Interest Accrual Period.

         Required Overcollateralization  Amount-As set forth in the final term sheet for a class of certificates;  provided that the  Required  Overcollateralization  Amount  may be reduced so long as written  confirmation  is  obtained  from each rating  agency  that the  reduction  will  not  reduce  the  ratings  assigned  to the  Class A  Certificates  and  Class M
Certificates  by that  rating  agency  below  the  lower of the  then-current  ratings  or the  ratings  assigned  to those certificates as of the closing date by that rating agency.

         Senior  Enhancement  Percentage-  Except as may be provided  in any final term sheet for a class of  certificates, with respect to any  distribution  date, the percentage  obtained by dividing (x) the sum of (i) the aggregate  Certificate
Principal  Balance  of the  Class M  Certificates  and Class B  Certificates,  if any,  and (ii) the  Overcollateralization
Amount, in each case prior to the distribution of the Principal  Distribution  Amount on such distribution date, by (y) the aggregate  Stated  Principal  Balance  of the  mortgage  loans  after  giving  effect to  distributions  to be made on that distribution date.

         Sequential  Trigger  Event-If and to the extent  provided in any final term sheet for a class of  certificates,  a
Sequential  Trigger Event is in effect with respect to any distribution  date if, prior to a specified  distribution  date, the aggregate  amount of Realized Losses on the mortgage loans as a percentage of the initial  aggregate  Stated  Principal
Balance as of the cut-off  date  exceeds the  applicable  amount as set forth in such final term  sheet,  or if,  after the specified distribution date, a Trigger Event is in effect.

         Sixty-Plus Delinquency  Percentage- Except as may be provided in any final term sheet for a class of certificates, with  respect to any  distribution  date on or after the  Stepdown  Date,  the  arithmetic  average,  for each of the three distribution  dates ending with such  distribution  date,  of the  fraction,  expressed as a  percentage,  equal to (x) the aggregate  Stated  Principal  Balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that  distribution  date,  including  mortgage  loans in  foreclosure  and REO, over (y) the aggregate  Stated
Principal Balance of the mortgage loans immediately preceding that distribution date.

         Stated Principal  Balance-With  respect to any mortgage loan and as of any  distribution  date, (a) the sum of (i)
the  principal  balance  thereof as of the cut-off date after payment of all  scheduled  principal  payments due during the month of the cut-off date, (ii) any amount by which the outstanding  principal balance thereof has been increased  pursuant to a servicing  modification  and (iii) any amount by which the  outstanding  principal  balance thereof has been increased for Deferred  Interest  pursuant to the terms of the related mortgage note on or prior to the distribution  date, minus (b)
the sum of (i) the aggregate of the principal  portion of the scheduled  monthly payments due with respect to that mortgage loan  during  each due period  commencing  on the first due period  after the  cut-off  date and ending with the due period related to the  previous  distribution  date which were  received or with  respect to which an advance  was made,  (ii) all principal  prepayments  with respect to such mortgage loan and all  Liquidation  Proceeds and  Insurance  Proceeds,  to the
extent  applied by the master  servicer as  recoveries of principal,  in each case which were  distributed  on any previous distribution  date,  and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

         Stepdown  Date-The  earlier to occur of (a) the  distribution  date on which the aggregate  Certificate  Principal
Balance of the Class A Certificates has been reduced to zero and (b) the  distribution  date which is the later to occur of
(i) the  distribution  date as set  forth  in the  final  term  sheet  for a class  of  certificates  and  (ii)  the  first distribution  date on which the Senior  Enhancement  Percentage  is equal to or greater than  percentage  set forth in such final term sheet.

         Subordination  Percentage-With respect to each class of offered certificates and Class B Certificates, if any, the respective approximate percentage set forth in the final term sheet for a class of certificates.

         Subsequent  Recoveries-Subsequent  recoveries,  net of reimbursable expenses,  with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         Trigger Event-A Trigger Event is in effect with respect to any distribution  date on or after the Stepdown Date if either  (a) the  Sixty-Plus  Delinquency  Percentage  for that  distribution  date  exceeds  the  percentage  of the Senior
Enhancement  Percentage as set forth in the final term sheet for a class of certificates for that  distribution date or (b)
the aggregate  amount of Realized Losses on the mortgage loans as a percentage of the initial  aggregate  Stated  Principal
Balance of the mortgage  loans as of the cut-off date exceeds the  applicable  amount set forth in the final term sheet for a class of certificates.

Interest Distributions

         Interest  distributions  will be as  described  in any final  term  sheet for a class of  certificates.  Except as provided  in any  final  term  sheet  for a class of  certificates,  on each  distribution  date,  holders  of the  Class A
Certificates  and Class X  Certificates,  if any,  will be  entitled  to receive  interest  distributions  from the related
Available  Distribution  Amount,  in the order of priority  described  in the final term sheet,  in an amount  equal to the
Accrued  Certificate  Interest thereon for that  distribution  date plus any Accrued  Certificate  Interest,  together with interest thereon at the related Pass-Through Rate, remaining unpaid from any prior distribution date.

         To the extent provided in any final term sheet for a class of  certificates,  holders of any class of certificates intended to be the beneficiary of a yield maintenance or similar  agreement will also be entitled to receive  payments,  if any, made pursuant to such agreement.

         Except as provided in any final term sheet for a class of  certificates,  on each  distribution  date,  holders of each class of the Class M  Certificates  will be  entitled  to receive  interest  distributions  in an amount  equal to the
Accrued  Certificate  Interest  on such  class,  plus any  Accrued  Certificate  Interest  remaining  unpaid from any prior distribution  date,  together  with  interest  thereon at the related  Pass-Through  Rate,  to the extent of the  Available
Distribution  Amount  remaining after  distributions  of interest to the Class A Certificates  and Class X Certificates and
distributions of interest to any class of Class M Certificates with a higher payment priority.

       As described in the definition of “Accrued  Certificate  Interest,”  Accrued  Certificate  Interest on each class of certificates of any series is subject to reduction in the event of specified  interest  shortfalls on the mortgage loans in the related mortgage pool allocable thereto.

       Prepayment  Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment,  and because no interest is  distributed  on  prepayments in part, as these  prepayments in part are  applied to reduce the  outstanding  principal  balance of the  related  mortgage  loans as of the Due Date in the month of prepayment.

         With respect to any distribution  date, any Prepayment  Interest  Shortfalls  during the preceding  calendar month will be offset by the master servicer,  but only to the extent these Prepayment  Interest Shortfalls do not exceed Eligible
Master Servicing  Compensation.  On any distribution date, Eligible Master Servicing  Compensation will be applied to cover
Prepayment Interest Shortfalls.

         Prepayment  Interest Shortfalls relating to the mortgage loans which are not covered as described above and Relief
Act Shortfalls relating to the mortgage loans will be allocated to the related offered  certificates,  on a pro rata basis, based  upon the  amount of Accrued  Certificate  Interest  that would  have  accrued  on these  certificates  absent  these shortfalls, in each case in reduction of Accrued Certificate Interest thereon.

         Any interest  shortfalls  resulting from the failure of the provider of any yield maintenance or similar agreement to make payments pursuant to such agreement,  if any, will not be unpaid Accrued Certificate  Interest and will not be paid from any source on any distribution date.

         The ratings  assigned to the offered  certificates  do not address the likelihood of the receipt of any amounts in respect of any Prepayment  Interest  Shortfalls,  basis risk shortfall carry forward amounts or Relief Act Shortfalls.  See
“-Excess Cash Flow and Overcollateralization” below.

Determination of LIBOR

         LIBOR for any class of LIBOR  Certificates  and any Interest Accrual Period will be determined as described in the three succeeding paragraphs.

         LIBOR shall be established by the trustee for each Interest  Accrual Period.  LIBOR will equal the rate for United
States dollar  deposits for one month which  appears on the Telerate  Screen Page 3750 of the  Moneyline  Telerate  Capital
Markets  Report as of 11:00 A.M.,  London time,  on the second LIBOR  business day prior to the first day of that  Interest
Accrual Period,  or the LIBOR rate  adjustment  date.  Telerate Screen Page 3750 means the display  designated as page 3750 on the Telerate  Service or any other page as may replace page 3750 on that  service for the purpose of  displaying  London interbank  offered  rates of major  banks.  If the rate does not appear on that page or any other page as may replace  that page on that service,  or if the service is no longer offered,  any other service for displaying  LIBOR or comparable rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

         The  reference  bank rate will be  determined  on the basis of the rates at which  deposits  in U.S.  Dollars  are offered by the reference  banks,  which shall be three major banks that are engaged in transactions in the London interbank market,  selected by the trustee after  consultation  with the master servicer.  The reference bank rate will be determined as of 11:00 A.M.,  London time, on the day that is one LIBOR business day prior to the immediately  preceding  distribution date to prime  banks in the  London  interbank  market  for a period of one  month in  amounts  approximately  equal to the aggregate  Certificate  Principal  Balance of the LIBOR  Certificates  then  outstanding.  The  trustee  will  request  the principal  London  office of each of the  reference  banks to provide a quotation of its rate.  If at least two  quotations are  provided,  the rate will be the  arithmetic  mean of the  quotations.  If on that date fewer than two  quotations  are provided as  requested,  the rate will be the  arithmetic  mean of the rates  quoted by one or more major banks in New York
City,  selected by the trustee after  consultation with the master servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S.  Dollars to leading European banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal Balance of the LIBOR  Certificates  then  outstanding.  If no quotations can be obtained, the rate will be LIBOR for the prior  distribution  date;  provided however,  if, under the priorities listed previously in this  paragraph,  LIBOR for a distribution  date would be based on LIBOR for the previous  distribution  date for the third consecutive  distribution  date, the trustee shall,  after  consultation  with the master  servicer,  select an alternative comparable index over which the trustee has no control,  used for determining  one-month  Eurodollar  lending rates that is calculated  and published or otherwise  made  available by an  independent  party.  LIBOR  business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which  banking  institutions  in the city of London,  England are required or authorized by law to be closed.

         The  establishment of LIBOR by the trustee and the master  servicer’s  subsequent  calculation of the pass-through rates  applicable to the LIBOR  Certificates for the relevant  Interest  Accrual Period,  in the absence of manifest error, will be final and binding.

Determination of MTA

         MTA for any Interest Accrual Period will be determined as described below.

         MTA shall be established  by the trustee for each Interest  Accrual  Period.  MTA is a per annum rate equal to the twelve-month  moving average  monthly yield on United States  Treasury  securities  adjusted to a constant  maturity of one year as published by the Federal  Reserve  Board in  statistical  Release No.  H.15(519),  or the  Release,  determined  by averaging the monthly yield for the most recent twelve  months.  The MTA used for each Interest  Accrual Period will be the most recent MTA figure available as of the related MTA  Determination  Date. If MTA is no longer  available,  the new index for the MTA Certificates will be LIBOR.

         The  establishment  of MTA by the trustee and the master  servicer’s  subsequent  calculation of the  pass-through rates applicable to the MTA Certificates for the relevant  Interest Accrual Period,  in the absence of manifest error, will be final and binding.

Prepayment Charges

         To the extent set forth in a final term sheet for a class of certificates,  a class of certificates for any series may be entitled to receive on each  distribution  date any prepayment  charges payable in connection with certain principal prepayments  on the  mortgage  loans,  unless such  prepayment  charges are waived as further  described  below and are not otherwise required to be paid by the master servicer.

         The  amount  available  for  distribution  to the  holders of a class of  certificates,  if any,  entitled  to the prepayment  charges on any  distribution  date in respect of  prepayment  charges is determined by the amount of prepayment charges paid by the  mortgagors or the master  servicer in connection  with  principal  prepayments  on the mortgage  loans during the prepayment period applicable for such distribution date.

         Generally,  each prepayment  charge is only applicable to certain  prepayments on a mortgage loan and only remains applicable  with  respect to such  mortgage  loan for the limited time  periods  specified in the terms of such  prepayment charge.  In  addition,  some state laws  restrict  the  imposition  of  prepayment  charges  even when the  mortgage  loans expressly  provide for the collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected even on mortgage loans that provide for the payment of these  charges.  In that event,  these amounts will not be available for  distribution  on a class of  certificates  entitled to  prepayment  charges.  See “Certain  Legal Aspects of
Mortgage Loans and Contracts-Default Interest and Limitations on Prepayments”  in the related base prospectus.

         Pursuant to the pooling and servicing  agreement,  if a class of certificates  is entitled to prepayment  charges, the master  servicer  is not  permitted  to waive (or permit a servicer to waive) any  prepayment  charge  unless:  (i) the enforceability thereof shall have been limited by bankruptcy, insolvency,  moratorium,  receivership and other similar laws relating to creditors’ rights generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal agency has  threatened  legal  action if the  prepayment  charge is enforced,  (iii) the  collectability  thereof  shall have been limited due to acceleration in connection with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably  foreseeable  default and would, in the reasonable  judgment of the master  servicer,  maximize  recovery of total proceeds taking into account the value of such prepayment  charge and the related  mortgage loan. The master  servicer is not permitted to waive a prepayment  charge in  connection  with a  refinancing  of a  mortgage  loan that is not  related  to a default  or a  reasonably  foreseeable default.  A prepayment charge may only be waived by the master servicer pursuant to the standards described above.

         Investors  should note that in certain  instances,  the amount of a prepayment  charge might not be charged to the mortgagor.  If the master  servicer is not allowed or  required to waive (or permit the  servicer to waive) the  prepayment charge,  the amount is required to be remitted by the master  servicer;  otherwise  the master  servicer  will not have any obligation  to make any payments  from its own funds in respect of prepayment  charges.  See “Risk  Factors -  Certificates entitled to prepayment charges” and “Certain Yield and Prepayment Considerations” herein."

Principal Distributions

         Principal  distributions  will be as  described  in any final  term sheet for a class of  certificates.  Except as provided in any final term sheet for a class of  certificates,  holders of each class of the Class A  Certificates  will be entitled  to  receive on each  distribution  date,  to the  extent of the  portion  of the  Available  Distribution  Amount remaining  after the  Interest  Distribution  Amount is  distributed  and in the manner  set forth  below,  a  distribution allocable to principal  equal to the related  Group  Principal  Distribution  Amount.  Except as provided in any final term sheet for a class of certificates,  each Group Principal  Distribution  Amount will be distributed to each class of related
Class A Certificates,  on a pro rata basis, in accordance with their respective  Certificate Principal Balances,  until the aggregate Certificate Principal Balance of each class of the Class A Certificates has been reduced to zero.

         Except as  provided  in any final  term  sheet for a class of  certificates,  holders of each class of the Class M
Certificates  will be  entitled  to receive  on each  distribution  date,  to the  extent of the  portion of the  Available
Distribution  Amount  remaining  after the sum of the  Interest  Distribution  Amount,  the Class A Principal  Distribution
Amount and the Class M Principal  Distribution  Amount for any class of Class M Certificates  with a lower  numerical class designation  has been  distributed,  the related Class M Principal  Distribution  Amount,  in reduction of the  Certificate
Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

Excess Cash Flow and Overcollateralization

         Excess  Cash Flow will be applied on any  distribution  date as  described  in any final term sheet for a class of certificates.

         Except as provided in any final term sheet for a class of certificates,  the pooling and servicing  agreement will require that the Excess Cash Flow, to the extent available and to the extent  necessary,  will be applied as an accelerated payment of principal on the offered  certificates,  to the extent that the Required  Overcollateralization  Amount  exceeds the  Overcollateralization  Amount as of that  distribution  date.  The  application  of Excess Cash Flow to the payment of principal on a class of offered  certificates  has the effect of  accelerating  the  amortization  of that class of offered certificates relative to the amortization of the mortgage loans.

Allocation of Losses

         Except as otherwise provided in any final term sheet for a class of certificates,  Realized Losses with respect to the mortgage loans will be allocated or covered as follows:

         o        first, to the Excess Cash Flow for the related distribution date;

         o        second, by the reduction of the Overcollateralization Amount until reduced to zero;

         o        third,  to each  class of the Class B  Certificates,  if any,  sequentially,  in  inverse  order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

         o        fourth,  to each class of the Class M  Certificates,  sequentially,  in inverse order of their  numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

         o        fifth,  for losses with respect to any loan group,  to the related Class A  Certificates  in the order as set forth in any final  term  sheet  for such  class of  certificates,  until the  Certificate  Principal
                  Balance thereof has been reduced to zero;

         With respect to any defaulted mortgage loan that is finally liquidated,  through foreclosure sale,  disposition of the  related  mortgaged  property  if  acquired  on behalf of the  certificateholders  by deed in lieu of  foreclosure,  or otherwise,  the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining,  if any, plus  interest  thereon  through  the date of  liquidation,  after  application  of all amounts  recovered,  net of amounts reimbursable  to the master  servicer or the  subservicer for Advances and expenses,  including  attorneys’  fees,  towards interest and principal owing on the mortgage loan.  These losses are referred to in this term sheet  supplement as Realized
Losses.

         The  principal  portion of any  Realized  Loss,  other than a Debt  Service  Reduction,  allocated to any class of offered  certificates  will be allocated in reduction of its  Certificate  Principal  Balance,  until reduced to zero.  The interest  portion  of any  Realized  Loss,  other  than a Debt  Service  Reduction,  allocated  to  any  class  of  offered certificates  will be allocated in reduction of its Accrued  Certificate  Interest for the related  distribution  date.  In addition,  any  allocation of a Realized  Loss may be made by operation of the payment  priority for the  certificates  set forth in this term sheet supplement.

         In order to  maximize  the  likelihood  of  distribution  in full of  amounts  of  interest  and  principal  to be distributed  to  holders  of the Class A  Certificates,  on each  distribution  date,  holders of each class of the Class A
Certificates have a right to distributions of each of the Interest  Distribution  Amount and Principal  Distribution Amount
that is prior to the rights of the holders of the Class M  Certificates  and Class B  Certificates,  if any.  In  addition, overcollateralization  and the  application of Excess Cash Flow will also increase the likelihood of  distribution  in full of amounts of interest and principal to the Class A Certificates and Class M Certificates.

         The priority of payments among the Class M Certificates,  as described in this term sheet supplement, also has the effect during certain periods,  in the absence of losses,  of decreasing the percentage  interest in the trust evidenced by any  class of Class M  Certificates  with a higher  payment  priority,  thereby  increasing,  relative  to its  Certificate
Principal Balance, the subordination  afforded to such class of the Class M Certificates by  overcollateralization  and any class of related Class M Certificates with a lower payment priority and the Class B Certificates, if any.

         In addition, in instances in which a mortgage loan is in default or if default is reasonably  foreseeable,  and if determined  by the  master  servicer  to be in the  best  interest  of  the  certificateholders,  the  master  servicer  or subservicer may permit servicing  modifications of the mortgage loan rather than proceeding with foreclosure,  as described under  “Description  of  the  Certificates-Servicing  and  Administration  of  Mortgage  Collateral”  in the  related  base prospectus.  However,  the master  servicer’s and the  subservicer's  ability to perform  servicing  modifications  will be subject to some  limitations,  including but not limited to the  following.  Advances and other amounts may be added to the outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any amounts added to the principal  balance of the mortgage  loan, or capitalized  amounts added to the mortgage loan,  will be required to be fully amortized over the term of the mortgage  loan. All  capitalizations  are to be implemented in accordance  with  Residential
Funding’s  program guide and may be implemented  only by  subservicers  that have been approved by the master  servicer for that  purpose.  The final  maturity of any  mortgage  loan  included in the trust  established  for any series shall not be extended  beyond the  assumed  final  distribution  date for that  series.  No  servicing  modification  with  respect to a mortgage  loan will have the effect of reducing the mortgage  rate below the lesser of (i) one-half of the mortgage rate as in effect on the applicable  cut-off date and (ii) the Expense Fee Rate.  Further,  the aggregate current principal balance of all mortgage loans included in the trust  established for any series subject to  modifications  can be no more than five percent (5%) of the aggregate  principal  balance of those mortgage loans as of the cut-off date for that series,  but this limit may increase from time to time with the consent of the rating agencies rating that series of certificates.

Advances

         Prior to each  distribution  date, the master  servicer is required to make Advances of payments which were due on the  mortgage  loans on the Due Date in the related Due Period and not  received on the  business  day next  preceding  the related determination date.

         These Advances are required to be made on mortgage loans included in the trust  established for any series only to the extent they are deemed by the master servicer to be recoverable from related late  collections,  Insurance  Proceeds or
Liquidation  Proceeds.  Recoverability  is  determined  in the  context of  existing  outstanding  arrearages,  the current loan-to-value  ratio and an assessment of the fair market value of the related  mortgaged  property.  The purpose of making these  Advances is to maintain a regular cash flow to the  certificateholders,  rather than to guarantee or insure  against losses.  The master  servicer  will not be required to make any Advances  with respect to  reductions  in the amount of the monthly  payments on the mortgage  loans due to Debt Service  Reductions  or the  application  of the Relief Act or similar legislation  or  regulations.  Any  failure by the master  servicer  to make an Advance as  required  under the pooling and servicing  agreement  for any  series  will  constitute  an event of default  thereunder,  in which  case the  trustee,  as successor  master  servicer,  will be  obligated  to make any  Advance,  in  accordance  with the terms of the  pooling and servicing agreement for that series.

         All  Advances on mortgage  loans  included in the trust  established  for any series will be  reimbursable  to the master  servicer on a first priority basis from late  collections,  Insurance  Proceeds and  Liquidation  Proceeds from the mortgage loan as to which the  unreimbursed  Advance was made. In addition,  any Advances  previously made which are deemed by the master servicer to be nonrecoverable  from related late  collections,  Insurance  Proceeds and Liquidation  Proceeds may be reimbursed to the master  servicer out of any funds in the Custodial  Account with respect to the related loan group prior to distributions on the offered certificates.

         The  pooling and  servicing  agreement  for any series  will  provide  that the master  servicer  may enter into a facility  with any person which  provides  that such person,  or the  advancing  person,  may directly or  indirectly  fund
Advances and/or  Servicing  Advances on the mortgage loans included in the trust  established for that series,  although no such facility will reduce or otherwise  affect the master  servicer’s  obligation to fund these Advances  and/or  Servicing
Advances.  No facility will require the consent of any  certificateholders  or the trustee.  Any Advances and/or  Servicing
Advances made by an advancing  person would be reimbursed to the  advancing  person under the same  provisions  pursuant to which  reimbursement  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing  person as opposed to the master servicer or any successor  master  servicer,  and without  being  subject to any right of offset that the trustee or the trust might have against the master  servicer or any successor master servicer.

                                        CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

         The yield to  maturity  on each class of offered  certificates  of any series  will be  primarily  affected by the following factors:

o    the rate and timing of principal  payments on the mortgage  loans in the related loan group or groups  included in the trust established for that series, including prepayments,  defaults and liquidations,  and repurchases due to breaches of representations or warranties;

o    the allocation of principal payments among the various classes of offered certificates of that series;

o    realized  losses and interest  shortfalls  on the mortgage  loans in the related loan group or groups  included in the trust established for that series;

o    the  pass-through  rate on the offered  certificates,  and  fluctuations  in any index for the  mortgage  loans or the offered certificates of that series;

o    to the extent provided in any final term sheet for a class of certificates,  with respect to any class of certificates intended to be the beneficiary of a yield  maintenance or similar  agreement,  payment,  if any, made pursuant to such agreement;

o    if applicable, the allocations of Net Deferred Interest among the various classes of related offered certificates; and

o    the purchase price paid for the offered certificates of that series.

         For additional  considerations relating to the yields on the offered certificates,  see “Yield Considerations” and
“Maturity and Prepayment Considerations” in the related base prospectus.

Prepayment Considerations

         The yields to maturity and the aggregate amount of distributions on each class of the offered  certificates of any series will be affected by the rate and timing of  principal  payments on the  mortgage  loans in the related loan group or groups included in the trust  established for that series.  The yields may be adversely  affected by a higher or lower than anticipated rate of principal  payments on the mortgage loans in the related loan group or groups in the trust  established for that  series.  The rate of  principal  payments on the  mortgage  loans will in turn be  affected  by the  amortization schedules  of the  mortgage  loans,  including  any  initial  interest  only  periods,  the rate and  timing  of  mortgagor prepayments  on the  mortgage  loans,  liquidations  of defaulted  mortgage  loans and  purchases of mortgage  loans due to breaches of some representations and warranties.

         The timing of changes in the rate of  prepayments,  liquidations  and purchases of the related  mortgage loans may significantly  affect the yield to an investor  in that  series of  certificates,  even if the  average  rate of  principal payments experienced over time is consistent with an investor’s  expectation.  In addition,  the rate of prepayments of the related  mortgage loans and the yields to investors on the related  certificates  may be affected by refinancing  programs, which may include general or targeted  solicitations,  as described under “Maturity and Prepayment  Considerations”  in the related  base  prospectus.  Since the rate and timing of  principal  payments on the  mortgage  loans will depend on future events and on a variety of factors,  as described in this term sheet  supplement and in the related base  prospectus  under
“Yield  Considerations”  and  “Maturity  and  Prepayment  Considerations”,  no assurance can be given as to the rate or the timing of  principal  payments  on the  offered  certificates.  The  yields  to  maturity  and rate of timing of  principal payments on the offered  certificates  will only be  affected by the rate and timing of payments on the  mortgage  loans in the related loan group, except under the limited circumstances described in this term sheet supplement.

         The mortgage loans may be prepaid by the mortgagors at any time;  provided,  however,  that the mortgage loans may impose a prepayment charge for partial  prepayments and full prepayments,  which may have a substantial  effect on the rate of prepayment of those mortgage  loans.  See  "Description  of the Mortgage  Pool-General"  in this term sheet  supplement.
Unless otherwise  specified in the final term sheet,  the prepayment  charges will not be available for distribution on the offered certificates.

         To the extent set forth in any final term sheet for a class of  certificates,  all  prepayment  charges  collected with respect to the mortgage loans will be paid to the holders of a class of certificates,  if any,  entitled to prepayment charges.  In any event,  prepayment charges will not be available for distribution on any other offered  certificates.  The amount  available for  distribution  to the holders of the a class of  certificates  entitled to prepayment  charges on any distribution  date in respect of prepayment  charges is determined by the amount of prepayment  charges  collected from the mortgagors in connection with principal  prepayments on the mortgage loans during the prepayment  period applicable to such distribution  date.  Generally,  each prepayment  charge is only  applicable to certain  prepayments on a mortgage loan and only remains  applicable  with respect to such  mortgage  loan for the limited time periods  specified in the terms of such mortgage  loan.  In  addition,  under  certain  instances,  the master  servicer  may waive the  payment of the  prepayment charges.  The yield to  maturity on a class of  certificates  entitled to  prepayment  charges  will depend on the rate and timing of receipt of  prepayment  charges on the mortgage  loans,  which are  difficult to predict and which may  fluctuate significantly  over time.  Investors  should conduct their own analysis of the effect,  if any, that the rate and timing of payment of prepayment  charges may have on the performance of a class of certificates  entitled to those charges.  Further, some state laws restrict the  imposition  of  prepayment  charges even when the mortgage  loans  expressly  provide for the collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges.  In that event,  these amounts will not be available for  distribution on the  class of  certificates  entitled  to  prepayment  charges.  See  “Certain  Legal  Aspects  of  Mortgage  Loans  and
Contracts-Default Interest and Limitations on Prepayments”  in the related base prospectus.

         Prepayments,  liquidations  and  purchases of the mortgage  loans will result in  distributions  to holders of the related  offered  certificates of principal  amounts which would  otherwise be distributed  over the remaining terms of the mortgage loans in the related  mortgage  pool.  Factors  affecting  prepayment,  including  defaults and  liquidations,  of mortgage loans include changes in mortgagors’  housing needs,  job transfers,  unemployment,  mortgagors’ net equity in the mortgaged properties,  changes in the value of the mortgaged properties,  mortgage market interest rates, solicitations and servicing  decisions.  In addition,  if  prevailing  mortgage  rates fell  significantly  below the  mortgage  rates on the related  mortgage loans, the rate of prepayments,  including  refinancings,  would be expected to increase.  Also, when the mortgage  rates on hybrid  mortgage  loans  convert  from fixed  rates to  adjustable  rates,  there may be an  increase in prepayments,  particularly if the new adjustable  rate is higher than the fixed rate.  Conversely,  if prevailing  mortgage rates rose  significantly  above the mortgage rates on the related  mortgage loans,  the rate of prepayments on the related mortgage loans would be expected to decrease.

         The rate of  defaults on the  mortgage  loans will also  affect the rate and timing of  principal  payments on the mortgage  loans.  In general,  defaults on mortgage  loans are  expected  to occur with  greater  frequency  in their early years.  As a result of the program  criteria and  underwriting  standards  applicable to the mortgage  loans,  the mortgage loans may experience  rates of  delinquency,  foreclosure,  bankruptcy  and loss that are higher than those  experienced by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase  programs,  or by  Residential  Funding for the purpose of acquiring  mortgage  loans to  collateralize  securities  issued by Residential
Funding  Mortgage  Securities  I, Inc.  For  example,  the rate of default on mortgage  loans that are secured by non-owner occupied  properties,  mortgage loans made to borrowers  whose income is not required to be provided or verified,  mortgage loans made to borrowers with high  debt-to-income  ratios,  and mortgage loans with high LTV ratios, may be higher than for other  types of  mortgage  loans.  See  “Description  of the  Mortgage  Pool-The  Program”  in this term sheet  supplement.
Furthermore,  the rate and timing of prepayments,  defaults and  liquidations on the mortgage loans will be affected by the general economic  condition of the region of the country in which the related  mortgaged  properties are located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions where a weak or  deteriorating  economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property  values.  See “Maturity and Prepayment Considerations” in the related base prospectus.

         The negative  amortization feature of the mortgage loans may affect the yield on the certificates.  As a result of the negative  amortization of the mortgage loans,  the  outstanding  principal  balance of a mortgage loan will increase by the  amount of  Deferred  Interest.  During  periods in which the  outstanding  principal  balance  of a  mortgage  loan is increasing due to the addition of Deferred  Interest,  the increasing  principal  balance of the mortgage loan may approach or exceed the value of the related  mortgaged  property,  thus  increasing  both the likelihood of defaults and the risk of loss on any mortgage loan that is required to be  liquidated.  Furthermore,  each mortgage loan provides for the payment of any remaining  unamortized  principal balance of such mortgage loan (due to the addition of Deferred  Interest,  if any, to the  principal  balance of the  mortgage  loan) in a single  payment at the  maturity  of the  mortgage  loan.  Because the mortgagors  may be so required  to make a larger  single  payment  upon  maturity,  it is  possible  that the default  risk associated  with the mortgage loans is greater than that  associated  with fully  amortizing  mortgage  loans.  The rate of
Deferred  Interest on the mortgage loans will also affect the rate of principal  distributions on the certificates  because unscheduled principal collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans.

         The rate and timing of principal  prepayments relative to the rate and timing of the creation of Deferred Interest on the mortgage loans will also affect the yields to maturity on the classes of  certificates.  To the extent that there is
Net  Deferred  Interest,  it will be  allocated  as  described  in the final  term sheet for a class of  certificates.  Any allocation of Net Deferred  Interest to a class of  certificates or  interest-bearing  component of a class of certificates will reduce the amount of interest  distributable  on that class or  component.  To the extent  described in the final term sheet for a class of  certificates,  interest will  thereafter  accrue on the Net Deferred  Interest so allocated,  and, if provided in any final term sheet for a class of certificates,  may increase the related Certificate  Principal Balance of a class of certificates,  increasing the weighted  average life of the applicable class of certificates.  Any increase in the weighted  average  life of the  applicable  class of  certificates  may  increase  the risk that  Realized  Losses  will be allocated  to those  classes  of  certificates.  If and to the  extent  described  in any final  term  sheet for a class of certificates,  the amount of the Deferred  Interest on the mortgage loans may be offset by using full and partial principal prepayments  on the mortgage loans to make  distributions  of current  interest on the  certificates.  On any  distribution date,  to the extent that the  aggregate  Deferred  Interest on the  mortgage  loans as of the related due date exceeds the unscheduled principal  collections,  such excess amounts will be deducted from the interest payable on the certificates and thereby  cause a delay in the  payment of Accrued  Certificate  Interest on the  classes of  certificates  to which the Net
Deferred Interest is allocated.

         The mortgage  loans  typically  are  assumable  under some  circumstances  if, in the sole  judgment of the master servicer or the  applicable  subservicer,  the  prospective  purchaser  of a mortgaged  property  is  creditworthy  and the security for the mortgage loan is not impaired by the assumption.

         Most of the mortgage loans contain due-on-sale  clauses.  The terms of the pooling and servicing agreement for any series generally require the master servicer or any subservicer,  as the case may be, to enforce any due-on-sale  clause to the extent it has knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged  property and to the extent  permitted  by  applicable  law,  except that any  enforcement  action  that would  impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

Allocation of Principal Payments

         The yields to maturity of the offered  certificates  may be affected to the extent any Excess Cash Flow is used to accelerate  payments of  principal  on the  offered  certificates.  In  addition,  the amount of any  Overcollateralization
Increase  Amount paid to the offered  certificates  on any payment date will be affected by, among other things,  the level of delinquencies  and losses on the mortgage loans, the level of the index that is used to determine the pass-through  rate on certificates and the level of the indices on the mortgage loans.

         Certificates with  Subordination  Features:  The yield to maturity on the class of Class M Certificates or Class B
Certificates,  if any, then  outstanding  with a Certificate  Principal  Balance  greater than zero with the lowest payment priority will be extremely  sensitive to losses on the mortgage  loans  included in the trust  established  for that series and the timing of those losses because  certain  amounts of losses that are covered by  subordination  will be allocated to that  class of Class M  Certificates  or Class B  Certificates.  After the  Credit  Support  Depletion  Date,  the yield to maturity of any class of Senior Support  Certificates will be extremely  sensitive to losses on the mortgage loans, and the timing  thereof,  because  certain  losses  that  would be  allocable  to the  related  class or  classes  of Super  Senior
Certificates will be allocated to related class or classes of Senior Support Certificates.

Realized Losses and Interest Shortfalls

         The yield to maturity and the aggregate  amount of  distributions  on each class of offered  certificates  will be affected by the timing of borrower  defaults  resulting in Realized  Losses on the related  mortgage  loans,  to the extent such losses are not covered by credit support in the form of the Excess Cash Flow,  overcollateralization  or subordination provided  to any  class of Super  Senior  Certificates  by a class of  related  Senior  Support  Certificates,  the Class A
Certificates  by the  Class M  Certificates  and the  Class B  Certificates,  if any,  and,  with  respect  to any  Class M
Certificates,  by any  Class  M  Certificates  with a  lower  payment  priority  and  the  Class  B  Certificates,  if any.
Furthermore,  as described in this term sheet  supplement,  the timing of receipt of principal  and interest by the offered certificates  may be  adversely  affected by losses or  delinquencies  on the  related  mortgage  loans if those  losses or delinquencies result in a change in the Required Overcollateralization Amount.

         The amount of interest  otherwise payable to holders of the offered  certificates of any series will be reduced by any  interest  shortfalls  on the mortgage  loans with  respect to the related  loan group or groups  included in the trust established for that series to the extent not covered by the Eligible Master  Servicing  Compensation and Excess Cash Flow,
in each case as  described  in this term  sheet  supplement.  These  shortfalls  will not be offset by a  reduction  in the servicing  fees  payable to the master  servicer or  otherwise,  except as  described  in this term sheet  supplement  with respect to  Prepayment  Interest  Shortfalls.  Prepayment  Interest  Shortfalls  will only be covered  by  Eligible  Master
Servicing  Compensation and Excess Cash Flow to the extent described in this term sheet  supplement.  Relief Act Shortfalls allocated  to the  offered  certificates  on a  distribution  date will only be covered  to the extent of Excess  Cash Flow available  therefor on that distribution date in the manner described under  “Description of the  Certificates-Excess  Cash
Flow and  Overcollateralization.”  Relief Act  Shortfalls  will not carry forward or be paid on other  distribution  dates.
See  “Description of the  Certificates-Interest  Distributions”  in this term sheet supplement for a discussion of possible shortfalls in the collection of interest.

         The  recording of mortgages in the name of MERS is a  relatively  new practice in the mortgage  lending  industry.
While the  depositor  expects  that the master  servicer or  applicable  subservicer  will be able to commence  foreclosure proceedings  on the mortgaged  properties,  when necessary and  appropriate,  public  recording  officers and others in the mortgage industry,  however, may have limited, if any, experience with lenders seeking to foreclose mortgages,  assignments of which are registered  with MERS.  Accordingly,  delays and additional  costs in commencing,  prosecuting  and completing foreclosure  proceedings,  defending  litigation  commenced  by  third  parties  and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional  costs with respect to the mortgage loans included in the trust  established for any series could in turn delay the  distribution of liquidation  proceeds to the  certificateholders of that series and increase the amount of Realized  Losses on those mortgage  loans.  In addition,  if, as a result of MERS discontinuing  or becoming  unable to continue  operations in connection  with the MERS®  System,  it becomes  necessary to remove any mortgage  loan included in the trust  established  for any series from  registration  on the MERS® System and to arrange for the assignment of the related  mortgages to the trustee,  then any related  expenses shall be  reimbursable  by the trust for that series to the master  servicer,  which will reduce the amount available to pay principal of and interest on the outstanding  class or classes of certificates of that series with a Certificate  Principal Balance greater than zero with the lowest payment  priorities.  For additional  information  regarding the recording of mortgages in the name of MERS
see   "Description   of  the   Mortgage   Pool-General"   in  this  term  sheet   supplement   and   “Description   of  the
Certificates-Assignment of Mortgage Loans” in the related base prospectus.

Pass-Through Rates

         The yields to maturity on the offered  certificates  will be affected by their  pass-through  rates.  Any class of
Adjustable  Rate  Certificates  may not always receive  interest at a rate equal to the  applicable  index plus the related margin.  In addition,  a class of offered  certificates  may be subject to a cap based on the  weighted  average of the Net
Mortgage  Rates in the related loan group or groups,  referred to in this term sheet  supplement  as a net wac cap rate. If the related net wac cap rate is less than the  applicable  index plus the related  margin,  the  pass-through  rate on that class of Adjustable Rate  Certificates  will be limited to the related net wac cap rate.  Thus, the yield to investors in a class of Adjustable Rate  Certificates  will be sensitive to fluctuations in the level of the applicable  index and will be adversely  affected by the  application  of the related net wac cap rate cap.  Therefore,  the  prepayment  of the mortgage loans with higher mortgage rates may result in a lower pass-through rate on the related Adjustable Rate Certificates.

         Investors in the Adjustable Rate  Certificates  should be aware that the mortgage loans have  adjustable  interest rates.  During the period  beginning  with the  expiration  of the initial  fixed rate  period and ending on the  scheduled recast date,  monthly payments and  amortization  schedules for the mortgage loans will adjust annually and will be subject to maximum  interest rates and payment caps.  Consequently,  the interest that becomes due on the mortgage loans during the related Due Period may be less than interest that would accrue on the related  Adjustable Rate  Certificates at the rate of the applicable index plus the related margin. In a rising interest rate  environment,  the Adjustable Rate Certificates may receive  interest at the related net wac cap rate for a protracted  period of time. In addition,  in this situation,  there would be little or no Excess Cash Flow to cover losses and to create additional  overcollateralization.  Moreover,  because the initial  mortgage rates on the mortgage loans may be lower than the related  minimum  mortgage  rates,  and will remain fixed for the  initial  fixed rate  period,  the related  net wac cap rate may  initially  be less than it will be once the mortgage loans have all adjusted to their  fully-indexed rate.  Therefore,  prior to the month in which all of the mortgage loans have adjusted to their  fully-indexed  rate, there may be a greater risk that the  Pass-Through  Rate on any class of
Adjustable Rate  Certificates may be limited by the related net wac cap rate. In addition,  the  pass-through  rates on any class of  Adjustable  Rate  Certificates  may be  subject  to a cap as set forth in the final  term sheet for such class of certificates.

         To the extent the related net wac cap rate is paid on any class of the  certificates,  the difference  between the related  net wac cap rate and the  pass-through  rate on such  certificates  (but not more than any cap as set forth in the final  term  sheet for such class of  certificates),  will  create a basis risk  shortfall  that will  carry  forward  with interest  thereon,  referred to in this term sheet  supplement as a basis risk shortfall carry forward amount.  These basis risk  shortfalls  will only be payable  from Excess Cash Flow or, if  applicable,  a yield  maintenance  agreement or other derivative  instrument,  and, in any event,  may remain unpaid on the Optional  Termination  Date or the  applicable  final distribution date.

         To the extent that there is Net Deferred  Interest,  it will be allocated as described in the final term sheet for a class  of  certificates.  Any  allocation  of Net  Deferred  Interest  to a class  of  certificates  or  interest-bearing component  of a class of  certificates  will create a shortfall  in the amount of interest  distributable  on that class or component.  To the extent  described in the final term sheet for a class of certificates,  interest will thereafter  accrue on the Net  Deferred  Interest  so  allocated,  and will be  payable  as  described  in the final term sheet for a class of certificates to the extent of funds available for that purpose.

Class X Certificate Yield Considerations

         The  pre-tax  yield on the Class X  Certificates,  if any,  will be  sensitive  to both the  timing of  receipt of prepayments  and the overall rate of principal  prepayments and defaults on the mortgage loans included in the related loan group, which rate may fluctuate  significantly over time.  Investors in the Class X Certificates  should fully consider the risk that a rapid rate of  prepayments  on the  mortgage  loans  included  in the related  loan group  could  result in the failure of those investors to fully recover their investments.

         Investors in the Class X Certificates  should note that  increases in any index  applicable to any cap on the rate payable  to the  Class X  Certificates,  or to any  index  applicable  to any  other  class of  certificates  to which  the pass-through  rate on the Class X Certificates is related,  may have a material negative effect on the yield on the Class X
Certificates  and may  reduce the yield to zero even if the  prepayments  on the  mortgage  loans are  consistent  with the investors expectations as to prepayment rates.

Purchase Price

         In addition,  the yield to maturity on each class of the offered  certificates will depend on, among other things, the price paid by the  holders of the  offered  certificates  and the related  pass-through  rate.  The extent to which the yield to maturity of an offered  certificate is sensitive to prepayments will depend,  in part, upon the degree to which it is  purchased  at a discount or premium.  In general,  if a class of offered  certificates  is  purchased  at a premium and principal  distributions  thereon occur at a rate faster than assumed at the time of purchase,  the investor’s actual yield to maturity will be lower than  anticipated  at the time of purchase.  Conversely,  if a class of offered  certificates  is purchased at a discount and  principal  distributions  thereon occur at a rate slower than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than anticipated at the time of purchase.

Assumed Final Distribution Date

         The assumed final  distribution  date with respect to each class of the offered  certificates will be specified in the final term sheet for a class of  certificates  or in the pooling and servicing  agreement for that series.  No event of default,  change in the priorities for  distribution  among the various classes or other  provisions  under the pooling and servicing  agreement  will arise or become  applicable  solely by reason of the  failure  to retire the entire  Certificate
Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

         Weighted  average  life  refers to the  average  amount of time that will  elapse  from the date of  issuance of a security  to the date of  distribution  to the  investor  of each dollar  distributed  in  reduction  of  principal  of the security.  The weighted  average life of the offered  certificates  will be influenced by, among other things,  the rate at which  principal  of the  mortgage  loans is paid,  which  may be in the form of  scheduled  amortization,  prepayments  or liquidations.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. For example,  CPR, represents  a constant  rate of  prepayment  each month  relative to the then  outstanding  principal  balance of a pool of mortgage  loans.  CPR does not purport to be a historical  description  of  prepayment  experience  or a prediction  of the anticipated  rate of  prepayment of any pool of mortgage  loans,  including  the mortgage  loans in this mortgage  pool. In addition,  it is very unlikely that the mortgage  loans will prepay at a constant  level of CPR until  maturity or that all of the  mortgage  loans will  prepay at the same level of CPR.  Moreover,  the  diverse  remaining  terms to  maturity  and mortgage rates of the mortgage loans in the related  mortgage pool could produce slower or faster  principal  distributions than  indicated at the various  constant  percentages of CPR, even if the weighted  average  remaining term to maturity and weighted  average  mortgage  rate of the  mortgage  loans are as  assumed.  Investors  are urged to make  their  investment decisions  based on their  determination  as to  anticipated  rates of prepayment on the mortgage loans in the related loan group  under a  variety  of  scenarios.  Any  difference  between  the  assumptions  and  the  actual  characteristics  and performance  of the mortgage  loans,  or actual  prepayment  or loss  experience,  will affect the  percentages  of initial
Certificate  Principal  Balances  outstanding  over  time  and  the  weighted  average  lives  of the  classes  of  offered certificates.

Additional Yield Considerations Applicable Solely to the Residual Certificates

         The  after-tax  rate of return on the  Residual  Certificates  of any series will  reflect  their  pre-tax rate of return,  reduced by the taxes  required to be paid with respect to the  Residual  Certificates  of that series.  Holders of
Residual  Certificates of any series may have tax liabilities with respect to their Residual  Certificates during the early years of the trust for that series that  substantially  exceed any  distributions  payable  thereon during any such period.
In  addition,  holders of Residual  Certificates  of any series may have tax  liabilities  with  respect to their  Residual
Certificates the present value of which  substantially  exceeds the present value of  distributions  payable thereon and of any tax  benefits  that may arise  with  respect  thereto.  Accordingly,  the  after-tax  rate of  return  on the  Residual
Certificates  of any series may be negative or may otherwise be  significantly  adversely  affected.  The timing and amount of taxable income  attributable to the Residual  Certificates of any series will depend on, among other things,  the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

         The Residual  Certificateholders  of any series are  encouraged  to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in  connection  with the purchase of the Residual  Certificates on after-tax rates of return on the Residual  Certificates.  See “Material  Federal Income Tax  Consequences”  in this term sheet supplement and “Material Federal Income Tax Consequences” in the related base prospectus.

                                              POOLING AND SERVICING AGREEMENT

General

         The  certificates  for each series  will be issued  under a series  supplement  for that  series,  dated as of the cut-off  date for that series,  to the standard  terms of pooling and  servicing  agreement,  dated as of December 1, 2006, together referred to as the pooling and servicing agreement,  among the depositor,  the master servicer,  and Deutsche Bank
Trust  Company  Americas,  as trustee.  Reference is made to the related  base  prospectus  for  important  information  in addition to that  described  herein  regarding  the terms and  conditions  of the pooling and  servicing  agreement and the offered  certificates for each series.  The offered  certificates of any series will be transferable and exchangeable at an office of the  trustee,  which will  serve as  certificate  registrar  and  paying  agent.  The  depositor  will  provide a prospective or actual  certificateholder  of any series without charge, on written request,  a copy,  without exhibits,  of the pooling and servicing agreement for that series.  Requests should be addressed to the President,  Residential  Accredit
Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

         Under the pooling and servicing  agreement of any series,  transfers of Residual  Certificates  of that series are prohibited  to any  non-United  States  person.  Transfers of the Residual  Certificates  are  additionally  restricted  as described in the pooling and servicing  agreement for that series.  See “Material  Federal Income Tax Consequences” in this term  sheet  supplement  and  “Material  Federal  Income  Tax  Consequences  -REMICs-Taxation  of Owners of REMIC  Residual
Certificates-Tax and Restrictions on Transfers of REMIC Residual  Certificates to Certain  Organizations” and “-Noneconomic
REMIC Residual  Certificates” in the related base  prospectus.  In addition to the  circumstances  described in the related base  prospectus,  the  depositor may terminate  the trustee for any series for cause under  specified  circumstances.  See
“The Pooling and Servicing Agreement-The Trustee” in the related base prospectus.

Custodial Arrangements

          The trustee will be directed to appoint  Wells Fargo Bank,  N.A.,  to serve as  custodian of the mortgage  loans.
The custodian is not an affiliate of the  depositor,  the master  servicer or the sponsor.  No servicer will have custodial responsibility  for the mortgage  notes.  Residential  Funding is required to deliver only the notes to the custodian.  The mortgage  notes (and any contents of a mortgage loan file  delivered to the  custodian)  may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor.  If these  documents are  maintained at the premises of the sponsor or an affiliate,  then only the custodian  will have access to the vaults,  and a shelving and filing system will segregate the files relating to the mortgage loans from other assets serviced by the sponsor.

The Master Servicer and Subservicers

         Master  Servicer.  The master  servicer,  an affiliate of the depositor,  will be responsible for master servicing the mortgage loans.  Master servicing responsibilities include:

         •        receiving funds from subservicers,
         •        reconciling servicing activity with respect to the mortgage loans,
         •        calculating remittance amounts to certificateholders,
         •        sending remittances to the trustee for distributions to certificateholders,
         •        investor and tax reporting,
         •        coordinating loan repurchases,
         •        oversight of all servicing activity, including subservicers,
         •        following up with  subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,
         •        approval of loss mitigation strategies,
         •        management  and  liquidation  of  mortgaged  properties  acquired  by  foreclosure  or  deed  in  lieu of foreclosure, and
         •        providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master  servicer may, from time to time,  outsource  certain of its servicing  functions,  such as foreclosure management,  although  any such  outsourcing  will not  relieve  the  master  servicer  of any of its  responsibilities  or liabilities under the pooling and servicing agreement.

         For a general  description of the master  servicer and its activities,  see “Sponsor and Master  Servicer” in this term  sheet  supplement.  For a general  description  of  material  terms  relating  to the  master  servicer’s  removal or
replacement, see “The Pooling and Servicing Agreement     Rights Upon Event of Default” in the related base prospectus.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

         •        communicating with borrowers;
         •        sending monthly remittance statements to borrowers;
         •        collecting payments from borrowers;
         •        recommending a loss mitigation  strategy for borrowers who have defaulted on their loans (i.e.  repayment plan, modification, foreclosure, etc.);
         •        accurate and timely  accounting,  reporting and  remittance  of the  principal  and interest  portions of monthly installment payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;
         •        accurate and timely accounting and administration of escrow and impound accounts, if applicable;
         •        accurate and timely reporting of negative amortization amounts, if any;
         •        paying escrows for borrowers, if applicable;
         •        calculating and reporting payoffs and liquidations;
         •        maintaining an individual file for each loan; and
         •        maintaining  primary mortgage insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

         Homecomings  Financial,  LLC. The subservicing agreement between the Master Servicer and Homecomings provides that
Homecomings  will provide all of the services  described in the  preceding  paragraph.  Homecomings  is a Delaware  limited liability  company  and has been  servicing  mortgage  loans  secured  by first  liens on  one-to  four-family  residential properties since 1996.  Homecomings was incorporated as a wholly-owned  subsidiary of Residential  Funding Company,  LLC in
1995 to service and  originate  mortgage  loans.  In 1996,  Homecomings  acquired  American  Custody  Corporation  to begin servicing  subprime  mortgage loans, and in 1999 Homecomings  acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans  described  herein.  After Capstead Inc. was acquired,  Homecomings’  total  servicing  portfolio was
164,000 loans with an aggregate  principal  balance of $25 billion with 20% being subprime.  The three servicing  locations were integrated  onto one servicing  system/platform  by the end of 2001 becoming one of the first servicing  operations to service all loan products on one servicing  system.  The operations of each of the acquired  companies have been integrated into Homecomings’  servicing  operations.  Approximately 85% of the mortgage loans currently master serviced by Residential
Funding Company, LLC are subserviced by Homecomings.  As of December 31, 2006,  Homecomings serviced  approximately 880,500 mortgage  loans with an aggregate  principal  balance of  approximately  $128  billion.  In addition to servicing  mortgage loans secured by first liens on one-to-four family residential  properties,  Homecomings services mortgage loans secured by more junior second liens on residential  properties,  and mortgage loans made to borrowers with imperfect credit histories, and subprime  mortgage loans.  Homecomings also performs special servicing  functions where the servicing  responsibilities with  respect to  delinquent  mortgage  loans that have been  serviced  by third  parties is  transferred  to  Homecomings.
Homecomings’ servicing activities have included the activities specified above under “-Subservicer responsibilities”.

         Homecomings  may,  from  time to  time,  outsource  certain  of its  subservicing  functions,  such as  contacting delinquent borrowers,  property tax administration and hazard insurance administration,  although any such outsourcing will not relieve  Homecomings  of any of its  responsibilities  or liabilities  as a  subservicer.  If  Homecomings  engages any subservicer to subservice 10% or more of the mortgage loans, or any  subservicer  performs the types of services  requiring additional  disclosures,  the issuing  entity will file a Report on Form 8 K providing any required  additional  disclosure regarding such subservicer.

         The following  table sets forth the aggregate  principal  amount of mortgage loans serviced by Homecomings for the past five years.  The  percentages  shown under  “Percentage  Change from Prior Year” for years 2002 through 2006 represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                         Homecomings Servicing Portfolio
First Lien Mortgage Loans
Volume by Principal Balance                                               2002                   2003                   2004                   2005                             2006

Prime Mortgages(1)                                                $27,343,774,000         $29,954,139,212       $31,943,811,060          $44,570,851,126                   $67,401,832,594

Non-Prime Mortgages(2)                                            $27,384,763,000         $39,586,900,679       $44,918,413,591          $52,102,835,214                   $49,470,359,806

Total                                                             $54,728,537,000         $69,541,039,891       $76,862,224,651        $ 96,673,686,340                   $116,872,192,400

================================================================================================================================================
Prime Mortgages(1)                                                         49.96%                 43.07%                 41.56%                 46.10%                            57.67%

Non-Prime Mortgages(2)                                                     50.04%                 56.93%                 58.44%                 53.90%                            42.33%

Total                                                                     100.00%                100.00%                100.00%                100.00%                           100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                                          7.09%                  9.55%                  6.64%                 39.53%                            51.22%

Non-Prime Mortgages(2)                                                     60.71%                 44.56%                 13.47%                 15.99%                           (5.05)%

Total                                                                      28.55%                 27.07%                 10.53%                 25.78%                            20.89%
Junior Lien Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------------------
Volume by Principal Balance                                               2002                   2003                   2004                   2005                           2006

Prime Mortgages(1)                                                $  7,627,424,000        $  7,402,626,296      $  7,569,300,685        $  7,442,264,087               $11,418,858,741

Non-Prime Mortgages(2)                                                       -                      -                       -                     -                               -

Total                                                             $  7,627,424,000        $  7,402,626,296      $  7,569,300,685        $  7,442,264,087               $11,418,858,741

Prime Mortgages(1)                                                        100.00%                100.00%                100.00%                100.00%                      100.00%

Non-Prime Mortgages(2)                                                      0.00%                  0.00%                  0.00%                  0.00%                        0.00%

Total                                                                     100.00%                100.00%                100.00%                100.00%                      100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                                        (4.94)%                (2.95)%                  2.25%                (1.68)%                       53.43%

Non-Prime Mortgages(2)                                                       -                      -                       -                      -                            -

Total                                                                     (4.94)%                (2.95)%                  2.25%                (1.68)%                       53.43%

First Lien Mortgage Loans
Volume by Number of Loans                                                 2002                   2003                   2004                   2005                          2006

Prime Mortgages(1)                                                       125,209                143,645                150,297                187,773                          252,493

Non-Prime Mortgages(2)                                                   257,077                341,190                373,473                394,776                          361,125

Total                                                                    382,286                484,835                523,770                582,549                          613,618

Prime Mortgages(1)                                                         32.75%                 29.63%                 28.70%                 32.23%                          41.15%

Non-Prime Mortgages(2)                                                     67.25%                 70.37%                 71.30%                 67.77%                          58.85%

Total                                                                     100.00%                100.00%                100.00%                100.00%                          100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                                        (6.30)%                 14.72%                       4.63%                24.93%                      34.47%

Non-Prime Mortgages(2)                                                     52.85%                 32.72%                       9.46%                 5.70%                     (8.52)%

Total                                                                      26.66%                 26.83%                       8.03%                11.22%                       5.33%

Junior Lien Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------------------
Volume by Number of Loans                                                   2002                   2003                   2004                   2005                          2006

Prime Mortgages(1)                                                         217,031                211,585                210,778                199,600                          266,900

Non-Prime Mortgages(2)                                                        -                      -                      -                      -                                -

Total                                                                      217,031                211,585                210,778                199,600                          266,900

Prime Mortgages(1)                                                         100.00%                100.00%                100.00%                100.00%                          100.00%

Non-Prime Mortgages(2)                                                       0.00%                  0.00%                  0.00%                 0.00%                             0.00%

Total                                                                      100.00%                100.00%                100.00%                100.00%                          100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                                         (5.20)%               (2.51)%                    (0.38)%               (5.30)%                          33.72%

Non-Prime Mortgages(2)                                                        -                      -                         -                     -                               -

Total Based on Average Number of Loans                                     (5.20)%                (2.51)%                   (0.38)%               (5.30)%                          33.72%

Servicing and Other Compensation and Payment of Expenses

         The  servicing  fees for each mortgage loan are payable out of the interest  payments on that mortgage  loan.  The servicing fees relating to each mortgage loan will be a per annum percentage of the outstanding  principal  balance of that mortgage  loan as set  forth in the final  term  sheet for a class of  certificates.  The  servicing  fees  consist  of (a)
servicing  fees payable to the master  servicer in respect of its master  servicing  activities  and (b)  subservicing  and other related  compensation  payable to the subservicer,  and such  compensation  paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

         The  primary  compensation  to be paid to the master  servicer  for its master  servicing  activities  will be its servicing fee equal to a per annum  percentage of the  outstanding  principal  balance of each mortgage  loan. As described in the related base  prospectus,  a subservicer  is entitled to servicing  compensation  in a minimum amount equal to a per annum  percentage  of the  outstanding  principal  balance of each  mortgage  loan  serviced by it. The master  servicer is obligated  to pay some ongoing  expenses  associated  with the trust for any series and incurred by the master  servicer in connection with its  responsibilities  under the related pooling and servicing  agreement.  The master servicing fee may be reduced if a master  servicer  is  appointed  in certain  circumstances,  but may not be  increased.  See “The  Pooling and
Servicing  Agreement-Servicing  Compensation  and Payment of  Expenses”  in the related  base  prospectus  for  information regarding other possible  compensation  to the master servicer and  subservicers  and for  information  regarding  expenses payable by the master servicer.

     The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans,  prior to payments of interest  and  principal  to the  certificateholders,  except as may  otherwise  be set forth in any final term sheet for any series:

           --------------------------------- ------------------------------------------ -----------------------------
                     Description                              Amount                          Receiving Party
           --------------------------------- ------------------------------------------ -----------------------------
            Master Servicer Fee               0.05% per annum of the principal  balance  Master Servicer of each mortgage loan
           --------------------------------- ------------------------------------------ -----------------------------
             Subservicer Fee                   0.375%   per   annum  of  the   principal  Subservicers
                                             balance of each  mortgage  loan  serviced
                                             by a subservicer
           --------------------------------- ------------------------------------------ -----------------------------

In  addition,  the master  servicer or any  applicable  subservicer  may recover  from  payments on the  mortgage  loans or withdraw  from the  Custodial  Account the amount of any Advances and  Servicing  Advances  previously  made,  interest and investment income,  foreclosure profits,  indemnification  payments payable under the pooling and servicing agreement,  and certain other servicing expenses, including foreclosure expenses.

Reports to Certificateholders

         On each  distribution  date  for any  series,  a  distribution  date  statement  will  be made  available  to each certificateholder  of that series setting forth certain  information  with respect to the  composition of the payment being made, the Certificate  Principal Balance or Notional Amount of an individual  certificate following the payment and certain other  information  relating  to the  certificates  and the  mortgage  loans of that  series.  The  trustee  will  make the distribution  date statement,  and, at its option,  any additional  files containing the same information in an alternative format,  available  each  month to  certificateholders  of that  series  and other  parties to the  pooling  and  servicing agreement via the trustee’s  internet website.  See also "Pooling and Servicing  Agreement  Reports to  Certificateholders"
in the related base prospectus for a more detailed description of certificateholder reports.

Voting Rights

         There are actions  specified in the related base  prospectus  that may be taken by holders of  certificates of any series  evidencing a specified  percentage of all  undivided  interests in the related trust and may be taken by holders of certificates  entitled in the aggregate to that  percentage of the voting rights.  All voting rights for any series will be allocated  among all holders of the  certificates  of that series as described in the pooling and  servicing  agreement for that series.  The pooling and servicing  agreement for any series may be amended  without the consent of the holders of the
Residual Certificates of that series in specified circumstances.

Termination

         The circumstances  under which the obligations  created by the pooling and servicing agreement for any series will terminate  relating to the offered  certificates  of that series are described  under “The Pooling and Servicing  Agreement
-Termination;  Retirement of  Certificates” in the related base  prospectus.  The master servicer will have the option,  on any  distribution  date on which the  aggregate  Stated  Principal  Balance of the  mortgage  loans  included  in the trust established  for any series is less than 10% of the  aggregate  principal  balance of the  mortgage  loans  included in the trust  established for that series as of the cut-off date for that series after deducting  payments of principal due during the month of the cut-off  date,  either to purchase  all  remaining  mortgage  loans and other assets in the trust for that series,  thereby  effecting  early  retirement of the offered  certificates  or to purchase,  in whole but not in part, the certificates.  Any such  purchase of mortgage  loans and other assets of the trust for that series shall be made at a price equal to the sum of (a) 100% of the  unpaid  principal  balance  of each  mortgage  loan or the  fair  market  value of the related  underlying  mortgaged  properties  with respect to defaulted  mortgage  loans as to which title to such  mortgaged properties  has  been  acquired  if such  fair  market  value  is less  than  such  unpaid  principal  balance,  net of any unreimbursed Advance  attributable to principal,  as of the date of repurchase plus (b) accrued interest thereon at the Net
Mortgage  Rate to,  but not  including,  the  first  day of the month in which the  repurchase  price is  distributed.  The optional  termination  price paid by the master servicer will also include  certain amounts owed by Residential  Funding as seller of the mortgage loans included in the trust established for that series,  under the terms of the agreement  pursuant to which  Residential  Funding sold the mortgage  loans to the  depositor,  that remain  unpaid on the date of the optional termination.

         Distributions on the certificates of any series relating to any optional  termination will be paid,  first, to the
Class A Certificates and Class X Certificates,  if any,  second,  to the Class M Certificates in the order of their payment priority,  third,  to the Class B  Certificates,  if any,  and fourth,  except as set forth in the  pooling  and  servicing agreement,  to the Class SB Certificates  and the Class R Certificates.  The proceeds of any such  distribution  may not be sufficient to distribute  the full amount to each class of  certificates  of that series if the purchase  price is based in part on the fair market  value of the  underlying  mortgaged  property  and the fair market  value is less than 100% of the unpaid  principal  balance of the related  mortgage loan. Any such purchase of the offered  certificates as discussed above will be made at a price equal to 100% of the aggregate  Certificate  Principal Balance of the offered certificates plus the
Accrued  Certificate  Interest  thereon,  for the  immediately  preceding  Interest  Accrual Period at the  then-applicable pass-through  rate  and  any  previously  unpaid  Accrued  Certificate  Interest.  Promptly  after  the  purchase  of  such certificates  of any series,  the master servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

         Upon  presentation and surrender of the offered  certificates in connection with the termination of the trust or a purchase of certificates for any series under the circumstances  described in the two preceding paragraphs,  the holders of the offered  certificates of that series will be entitled to receive an amount equal to the Certificate  Principal  Balance of that class plus Accrued  Certificate  Interest  thereon for the  immediately  preceding  Interest  Accrual Period at the then-applicable  pass-through  rate, plus any previously unpaid Accrued  Certificate  Interest and any Prepayment  Interest
Shortfalls.  The offered  certificates  will not,  however,  receive the amount of any basis risk  shortfall  or basis risk shortfall  carry forward amount in connection with any such purchase of the offered  certificates  by the master  servicer.
In addition,  distributions to the holders of the most subordinate class of certificates of that series  outstanding with a
Certificate  Principal Balance greater than zero will be reduced, as described in the preceding  paragraph,  in the case of the termination of the trust for that series resulting from a purchase of all the assets of that trust.

The Trustee

         The trustee under the pooling and servicing  agreement (as described  below),  is a national banking  association.
It has served as a trustee for securities backed by first liens on one- to four-family residential properties.

         Unless an event of default has occurred and is continuing under the pooling and servicing  agreement,  the trustee will  perform  only such  duties as are  specifically  set forth in the  pooling and  servicing  agreement.  If an event of default  occurs and is continuing  under the pooling and servicing  agreement,  the trustee is required to exercise such of the rights and powers vested in it by the pooling and  servicing  agreement,  such as either acting as the master  servicer or  appointing  a  successor  master  servicer,  and use the same  degree of care and skill in their  exercise as a prudent investor would exercise or use under the  circumstances  in the conduct of such investor’s own affairs.  Subject to certain qualifications  specified in the pooling and servicing agreement,  the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

         The trustee’s duties and responsibilities  under the pooling and servicing agreement include collecting funds from
the  master  servicer  to  distribute  to   certificateholders   at  the  direction  of  the  master  servicer,   providing
certificateholders  and applicable rating agencies with monthly distribution  statements and notices of the occurrence of a default  under the  pooling  and  servicing  agreement,  removing  the  master  servicer  as a result of any such  default, appointing a successor master servicer, and effecting any optional termination of the trust.

         The master  servicer will pay to the trustee  reasonable  compensation  for its services and reimburse the trustee for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the pooling and servicing  agreement,  except  any such  expense  as may arise  from the  trustee’s  negligence  or bad  faith.  The master servicer  has also agreed to indemnify  the trustee for any losses and  expenses  incurred  without  negligence  or willful misconduct on the trustee’s part arising out of the acceptance and administration of the trust.

         The  trustee  may resign at any time,  in which  event the  depositor  will be  obligated  to appoint a  successor trustee.  The depositor  may also remove the trustee if the trustee  ceases to be eligible to continue as trustee under the pooling and servicing  agreement or if the trustee  becomes  insolvent.  Upon becoming  aware of those  circumstances,  the depositor  will be  obligated  to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the related  trust.  Any  resignation or removal  of the  trustee  and  appointment  of a  successor  trustee  will not become  effective  until  acceptance  of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                     LEGAL PROCEEDINGS

         There are no material  pending legal or other  proceedings  involving the mortgage  loans or  Residential  Funding
Company,  LLC, as sponsor and master  servicer,  Residential  Accredit Loans,  Inc. as depositor,  the trust as the issuing entity, or Homecomings,  as subservicer,  that,  individually or in the aggregate,  would have a material adverse impact on investors in these certificates.

         Residential  Funding and Homecomings are currently parties to various legal proceedings  arising from time to time in the ordinary  course of their  businesses,  some of which purport to be class actions.  Based on  information  currently available,  it is the opinion of Residential  Funding and Homecomings  that the eventual  outcome of any currently  pending legal  proceeding,  individually or in the aggregate,  will not have a material  adverse effect on their ability to perform their  obligations in relation to the mortgage loans. No assurance,  however,  can be given that the final outcome of these legal proceedings,  if unfavorable,  either  individually or in the aggregate,  would not have a material adverse impact on
Residential  Funding or  Homecomings.  Any such  unfavorable  outcome  could  adversely  affect the ability of  Residential
Funding  Company,  LLC or  Homecomings to perform its servicing  duties with respect to the mortgage loans and  potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                                         MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the certificates,  Orrick,  Herrington & Sutcliffe LLP, counsel to the depositor, will render an opinion to the effect  that,  assuming  compliance  with all  provisions  of the pooling and  servicing  agreement,  for federal income tax purposes,  the trust,  exclusive of any yield maintenance or similar  agreement,  will qualify as one or more REMICs under the Internal Revenue Code.

         For federal income tax purposes:

              o   each class of Residual  Certificates will represent  ownership of the sole class of “residual  interests”
                  in a REMIC; and

              o   each class of offered  certificates  will represent  ownership of “regular  interests” in a REMIC,  which will generally be treated as debt  instruments of that REMIC and will also represent the right to receive payments  from a reserve  fund,  which  consists of certain  distributions  from Excess Cash Flow and, if applicable, payments under the yield maintenance or similar agreement.

         See “Material Federal Income Tax Consequences-REMICs” in the related base prospectus.

         For federal  income tax  purposes,  the offered  certificates  may be treated as having been issued with  original issue  discount.  The  prepayment  assumption  that will be used in  determining  the rate of  accrual  of  original  issue discount,  market  discount and premium,  if any, for federal  income tax  purposes  will be based on the  assumption  that subsequent  to the date of any  determination  the  mortgage  loans will  prepay at a rate equal to 100% of the  prepayment assumption used to price the offered  certificates.  No  representation is made that the mortgage loans will prepay at that rate or at any other rate.  See “Material  Federal  Income Tax  Consequences-General”  and  “-REMICs-Taxation  of Owners of
REMIC Regular Certificates-Original Issue Discount” in the related base prospectus.

         The holders of the offered  certificates  will be required to include in income interest on their  certificates in accordance with the accrual method of accounting.

         If the method for  computing  original  issue  discount  described  in the related  base  prospectus  results in a negative  amount for any period with respect to a  certificateholder,  the amount of original issue  discount  allocable to that period would be zero and the  certificateholder  will be permitted to offset that negative  amount only against future original issue discount, if any, attributable to those certificates.

         In some  circumstances  the OID  regulations  permit the holder of a debt  instrument to recognize  original issue discount  under a method that differs from that used by the issuing  entity.  Accordingly,  it is possible  that the holder of a certificate  may be able to select a method for  recognizing  original  issue  discount that differs from that used by the master servicer in preparing reports to the certificateholders and the Internal Revenue Service, or IRS.

         Certain classes of offered  certificates may be treated for federal income tax purposes as having been issued at a premium.  Whether  any holder of one of those  classes of  certificates  will be  treated  as  holding a  certificate  with amortizable bond premium will depend on the  certificateholder’s  purchase price and the distributions remaining to be made on the certificate at the time of its  acquisition by the  certificateholder.  The use of a zero prepayment  assumption may be required in  calculating  the  amortization  of premium.  Holders of those  classes of  certificates  are  encouraged to consult  their tax advisors  regarding  the  possibility  of making an election to amortize  such  premium.  See  “Material
Federal  Income Tax  Consequences-REMICs-Taxation  of Owners of REMIC Regular  Certificates”  and “-Premium” in the related base prospectus.

         The IRS has  issued the OID  Regulations  under  sections  1271 to 1275 of the  Internal  Revenue  Code  generally addressing the treatment of debt instruments  issued with original issue discount.  Purchasers of the offered  certificates should be aware that Section  1272(a)(6) of the Internal  Revenue Code and the OID  Regulations do not  adequately  address some issues  relevant to, or  applicable  to,  prepayable  securities  bearing an  adjustable  rate of interest such as the offered  certificates.  In the absence of other authority,  the master servicer intends to be guided by certain  principles of the OID Regulations  applicable to adjustable rate debt instruments in determining  whether such certificates  should be treated as issued with  original  issue  discount  and in adapting the  provisions  of Section  1272(a)(6)  of the Internal
Revenue  Code to such  certificates  for the purpose of preparing  reports  furnished  to  certificateholders  and the IRS.
Because of the  uncertainties  concerning  the  application  of Section  1272(a)(6)  of the  Internal  Revenue Code to such certificates  and because the rules  relating to debt  instruments  having an  adjustable  rate of interest  are limited in their  application  in ways that could  preclude  their  application  to such  certificates  even in the absence of Section
1272(a)(6) of the Internal  Revenue  Code,  the IRS could assert that the offered  certificates  should be governed by some other method not yet set forth in  regulations  or should be treated as having been issued with  original  issue  discount.
Prospective  purchasers of the offered  certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         Each holder of an offered  certificate  is deemed to own an  undivided  beneficial  ownership  interest in a REMIC regular  interest and a right to receive  payments from a reserve fund with respect to basis risk  shortfall  carry forward amounts and Net  Deferred  Interest,  if  applicable.  The reserve  fund will  consist of a portion of excess cash flow and amounts received under a yield  maintenance or similar  agreement,  if applicable.  The treatment of amounts received by an offered  certificateholder under such  certificateholder’s  right to receive payments under the reserve fund will depend on the portion,  if any, of such offered  certificateholder’s  purchase price allocable thereto.  Under the REMIC regulations, each holder of an offered  certificate  must  allocate  its  purchase  price for that  certificate  between  its  undivided interest in the REMIC regular  interest and its undivided  interest in the right to receive  certain  payments with respect to basis risk shortfall  carry forward  amounts in accordance  with the relative fair market values of each property right.
Such allocations will be used for, among other things,  purposes of computing any original issue discount,  market discount or premium,  as well as for determining  gain or loss upon  disposition.  It is intended that certain  payments made to the holders of the offered  certificates with respect to basis risk shortfall carry forward amounts and Net Deferred  Interest, if  applicable,  be treated as includible in income based on, and the purchase  price  allocated to the reserve fund may be amortized in accordance with, the tax regulations  relating to notional principal  contracts.  In the case of non-corporate holders of the offered  certificates,  the  amortization of the purchase price may be subject to limitations as an itemized deduction,  and may not be useable at all if the  taxpayer is subject to the  alternative  minimum tax.  However,  proposed regulations  modify the taxation of notional  principal  contracts that contain  contingent  nonperiodic  payments.  As the application of such regulations (i.e.,  whether they apply, and if so, how they apply) are, at this time, unclear,  holders of the offered  certificates  should  consult  with their own tax advisors  with  respect to the proper  treatment of their interest in the reserve fund. The OID regulations  provide that the trust’s  determination  of the issue price of the REMIC regular  interest is binding on all holders  unless the holder  explicitly  discloses on its tax return that its allocation is different from the trust’s allocation.

         Under the REMIC  regulations,  the master  servicer is required to account for the REMIC regular  interest and the right to receive  payments  with  respect to basis risk  shortfall  carry  forward  amounts and Net Deferred  Interest,  if applicable,  as discrete  property  rights.  It is possible that the right to receive  payments with respect to the reserve fund could be treated as a partnership  among the holders of the offered  certificates and Class SB Certificates,  in which case holders of the offered  certificates  would be subject to potentially  different  timing of income and foreign holders of the offered  certificates  could be subject to  withholding in respect of any payments with respect to the reserve fund.
Holders of the offered  certificates  are advised to consult  their own tax  advisors  regarding  the  allocation  of issue price, timing,  character and source of income and deductions resulting from the ownership of their certificates.  Treasury regulations have been promulgated  under Section 1275 of the Internal Revenue Code generally  providing for the integration of a “qualifying debt instrument”  with a hedge if the combined cash flows of the components are  substantially  equivalent to the cash flows on a variable rate debt instrument.  However, such regulations  specifically disallow integration of debt instruments  subject to Section  1272(a)(6) of the Internal Revenue Code.  Therefore,  holders of the offered  certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

         To the  extent  that the right to receive  payments  with  respect  to the  reserve  fund are  characterized  as a
“notional principal contract” for federal income tax purposes,  upon the sale of an offered certificate,  the amount of the sale  allocated  to the selling  certificateholder’s  right to receive such  payments  would be  considered a  “termination
payment”  under  the  notional  principal  contract  regulations   allocable  to  the  related   certificate.   An  offered
certificateholder  would  have gain or loss from such a  termination  of the  right to  receive  payments  equal to (i) any termination  payment it received or is deemed to have received  minus (ii) the  unamortized  portion of any amount paid, or deemed paid, by the  certificateholder  upon entering into or acquiring its interest in the right to receive payments under the reserve fund. In addition,  this calculation may have to be adjusted if the recently proposed  regulations  referred to above apply to the right to receive payments from the reserve fund.

         Gain or loss realized upon the  termination of the right to receive  certain  payments with respect to the reserve fund will generally be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift  institution,  Internal
Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         This paragraph applies to the portion of each offered  certificate  exclusive of any rights in respect to payments with respect to basis risk shortfall carry forward  amounts or Net Deferred  Interest,  if applicable.  That portion of the offered  certificates will be treated as assets described in Section  7701(a)(19)(C) of the Internal Revenue Code and “real estate assets” under Section  856(c)(4)(A)  of the Internal  Revenue Code generally in the same  proportion that the assets of the trust would be so treated.  In addition,  interest on the offered  certificates,  exclusive of any interest received with respect to basis risk shortfall  carry forward  amounts or Net Deferred  Interest,  if applicable,  will be treated as
“interest on obligations  secured by mortgages on real property” under Section  856(c)(3)(B)  of the Internal  Revenue Code generally to the extent that such offered  certificates  are treated as “real estate assets” under Section  856(c)(4)(A) of the Internal  Revenue Code.  Moreover,  the specified  portion of the offered  certificates  will be “qualified  mortgages”
within  the  meaning of Section  860G(a)(3)  of the  Internal  Revenue  Code.  However,  prospective  investors  in offered certificates that will be generally  treated as assets described in Section  860G(a)(3) of the Internal Revenue Code should note that,  notwithstanding  such  treatment,  any  repurchase  of such a  certificate  pursuant to the right of the master servicer or the depositor to repurchase such offered  certificates  may adversely  affect any REMIC that holds such offered certificates if such repurchase is made under circumstances  giving rise to a prohibited  transaction tax. See “Pooling and
Servicing    Agreement-Termination”    in   this   term   sheet    supplement    and   “Material    Federal    Income   Tax
Consequences-REMICs-Characterization of Investments in REMIC Certificates” in the related base prospectus.

         The holders of the offered  certificates  will be required to include in income interest on their  certificates in accordance with the accrual method of accounting.  As noted above,  each holder of an offered  certificate will be required to  allocate a portion of the  purchase  price paid for its  certificates  to the right to receive  certain  payments  with respect to the reserve fund.  The value of the right to receive any such  payments  under the reserve fund is a question of fact which could be subject to  differing  interpretations.  Because the right to receive such  payments  under the reserve fund is treated as a separate right of the offered  certificates  not payable by any REMIC,  such right will not be treated as a  qualifying  asset  for any  such  certificateholder  that is a  mutual  savings  bank,  domestic  building  and  loan association,  real estate investment trust, or real estate mortgage  investment conduit and any amounts received in respect thereof will not be qualifying real estate income for real estate investment trusts.

         For further information  regarding federal income tax consequences of investing in the offered  certificates,  see
“Material Federal Income Tax Consequences-REMICs” in the related base prospectus.

Special Tax Considerations Applicable to Residual Certificates

         The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that  significantly  affect holders of Residual  Certificates.  The REMIC  regulations  impose  restrictions  on the  transfer or  acquisition  of some residual  interests,  including  the  Residual  Certificates.  The pooling  and  servicing  agreement  will  include  other provisions regarding the transfer of Residual Certificates, including:

         • the  requirement  that any  transferee  of a Residual  Certificate  provide an affidavit  representing  that the transferee:

                  • is not a disqualified organization;

                  • is not acquiring the Residual Certificate on behalf of a disqualified organization; and

                  • will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

         • a provision that any transfer of a Residual  Certificate to a disqualified  organization shall be null and void;
          and

         • a grant to the master  servicer of the right,  without  notice to the holder or any prior  holder,  to sell to a purchaser of its choice any Residual  Certificate that shall become owned by a disqualified  organization despite the first two provisions above.

In addition,  under the pooling and servicing  agreement,  the Residual  Certificates  may not be transferred to non-United
States persons.

         The REMIC regulations also provide that a transfer to a United States person of “noneconomic”  residual  interests will be  disregarded  for all federal  income tax purposes,  and that the purported  transferor of  “noneconomic”  residual interests  will  continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless
“no  significant  purpose  of the  transfer  was to  impede  the  assessment  or  collection  of tax.”  Based on the  REMIC regulations,  the Residual  Certificates may constitute  noneconomic  residual  interests during some or all of their terms for  purposes of the REMIC  regulations  and,  accordingly,  unless no  significant  purpose of a transfer is to impede the assessment or collection of tax,  transfers of the Residual  Certificates may be disregarded and purported  transferors may remain  liable for any taxes due  relating  to the income on the  Residual  Certificates.  All  transfers  of the  Residual
Certificates  will be restricted in accordance  with the terms of the pooling and servicing  agreement that are intended to reduce the  possibility  of any  transfer of a Residual  Certificate  being  disregarded  to the extent  that the  Residual
Certificates  constitute  noneconomic  residual interests.  See “Material Federal Income Tax Consequences  -REMICs-Taxation
of Owners of REMIC Residual Certificates-Noneconomic REMIC Residual Certificates” in the related base prospectus.

         The IRS has issued final REMIC  regulations  that add to the  conditions  necessary to assure that a transfer of a non-economic  residual interest would be respected.  The additional  conditions  require that in order to qualify as a safe harbor  transfer  of a  residual,  the  transferee  represent  that it will not cause the income “to be  attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the transferee or another U.S.  taxpayer”  and either (i) the amount  received by the  transferee be no less on a present value basis than the present value of the net tax detriment  attributable to holding the residual  interest  reduced by the present value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic taxable  corporation with  specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers  will be to taxable  domestic  corporations  in  transactions  that  qualify  for the same “safe harbor” provision.  Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the  transferor  at the time of transfer not  indicate to a  reasonable  person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer  specifically  mentioned as negating eligibility.
The  regulations  generally  apply to transfers of residual  interests  occurring  on or after  February 4, 2000,  although certain of their  provisions  apply only to transfers  of residual  interests  occurring  on or after August 19, 2002.  See
“Material  Federal Income Tax  Consequences  -REMICs-Taxation  of Owners of REMIC Residual  Certificates-Noneconomic  REMIC
Residual Certificates” in the related base prospectus.

         The Residual  Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the related REMIC that  significantly  exceeds the amount of cash distributions  received by the  Residual  Certificateholders  from the  related  REMIC with  respect to those  periods.  Furthermore,  the tax on that income may exceed the cash distributions with respect to those periods.  Consequently,  Residual  Certificateholders should have other  sources of funds  sufficient to pay any federal  income taxes due in the earlier  years of the related  REMIC’s term as a result of their ownership of the Residual  Certificates.  In addition,  the required  inclusion of this amount of taxable income during a REMIC’s earlier accrual periods and the deferral of  corresponding  tax losses or deductions  until later accrual  periods or until the ultimate sale or  disposition  of a Residual  Certificate,  or possibly later under the
“wash sale” rules of Section 1091 of the Internal Revenue Code, may cause the Residual  Certificateholders’  after-tax rate of return to be zero or negative  even if the Residual  Certificateholders’  pre-tax  rate of return is positive.  That is, on a present value basis, the Residual  Certificateholders’  resulting tax liabilities could  substantially  exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

         The rules for  accrual  of OID with  respect  to  certain  classes of  certificates  are  subject  to  significant complexity  and  uncertainty.  Because OID on the  certificates  will be deducted by the related REMIC in  determining  its taxable income,  any changes required by the IRS in the application of those rules to the  certificates  may  significantly affect the timing of OID  deductions to the related REMIC and therefore the amount of the related  REMIC’s  taxable  income allocable to holders of the Residual Certificates.

         An individual,  trust or estate that holds, whether directly or indirectly through certain pass-through  entities, a  Residual  Certificate,  may have  significant  additional  gross  income  with  respect  to,  but may be  limited on the deductibility of, servicing and trustee’s fees and other  administrative  expenses properly  allocable to the related REMIC in computing  the  certificateholder’s  regular tax  liability and will not be able to deduct those fees or expenses to any extent in  computing  the  certificateholder’s  alternative  minimum  tax  liability.  See  “Material  Federal  Income  Tax
Consequences-  REMICs-Taxation  of Owners of REMIC Residual  Certificates-Possible  Pass-Through of Miscellaneous  Itemized
Deductions” in the related base prospectus.

         The IRS has issued  proposed  regulations  that,  if adopted as final  regulations,  would  cause the  question of whether a transfer of residual  interests  will be respected for federal income tax purposes to be determined in the audits of the  transferee and  transferor  rather than an item to be determined as a partnership  item in the audit of the REMIC’s return.

         Effective August 1, 2006,  temporary  regulations issued by the IRS (the “Temporary  regulations”) have modified the general rule that excess  inclusions  from a REMIC residual  interest are not includible in the income of a nonresident alien  individual or foreign  corporation  for purposes of the 30% United States  withholding tax until paid or distributed or when the REMIC residual  interest is disposed of. The Temporary  regulations  accelerate the time both for reporting of, and  withholding tax on, excess  inclusions  allocated to the foreign equity holders of domestic  partnerships  and certain other  pass-through  entities.  The new rules also provide that excess  inclusions  are United States sourced  income.  The timing rules apply to a particular  residual  interest and a particular  foreign  person if the first  allocation of income from the residual  interest to the foreign  person  occurs after July 31,  2006.  The source rules apply for taxable  years ending after August 1, 2006.  Under the Temporary  regulations,  in the case of REMIC residual  interests held by a foreign person through a domestic  partnership,  the amount of excess  inclusion  income allocated to the foreign partner is deemed to be received  by the  foreign  partner on the last day of the  partnership’s  taxable  year except to the extent that the excess  inclusion was required to be taken into account by the foreign  partner at an earlier time under section 860G(b) of the Internal  Revenue Code as a result of a  distribution  by the  partnership  to the foreign  partner or a disposition in whole or in part of the foreign partner’s  indirect interest in the REMIC residual  interest.  A disposition in whole or in part of the foreign  partner’s  indirect  interest in the REMIC residual interest may occur as a result of a termination of the REMIC,  a disposition of the  partnership’s  residual  interest in the REMIC,  a disposition  of the foreign  partner’s interest in the partnership,  or any other reduction in the foreign  partner’s  allocable share of the portion of the REMIC net income or deduction  allocated to the  partnership.  Similarly,  in the case of a residual  interest  held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated  investment  company, as a participant in a common  trust fund or as a patron in an  organization  subject to part I of  subchapter T  (cooperatives),  the amount of excess  inclusion  allocated  to the foreign  person  must be taken into  account  for  purposes  of the 30% United  States withholding  tax at the same time that other income from the trust,  company,  fund,  or  organization  would be taken into account. Under the Temporary  regulations,  excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a  pass-through  entity) are  expressly  made subject to  withholding  tax. In  addition,  in the case of excess  inclusions  allocable to a foreign  person as a partner,  the Temporary  regulations  eliminate an exception to the withholding  requirements  under which a withholding  agent unrelated to a payee is obligated to withhold on a payment only to the extent that the  withholding  agent has control  over the payee’s  money or property and knows the facts giving rise to the payment.

         Residential  Funding will be designated  as the “tax matters  person” with respect to each REMIC as defined in the
REMIC  Provisions,  as defined in the related base  prospectus,  and in connection  therewith  will be required to hold not less than 0.01% of each class of Residual Certificates (other than any Class R-X Certificate).

         Purchasers of the Residual  Certificates  are  encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

         For further information  regarding the federal income tax consequences of investing in the Residual  Certificates, see  “Certain  Yield and  Prepayment  Considerations-Additional  Yield  Considerations  Applicable  Solely to the  Residual
Certificates”  in this term sheet  supplement and “Material  Federal Income Tax  Consequences-REMICs-Taxation  of Owners of
REMIC Residual Certificates” in the related base prospectus.

Tax Return Disclosure and Investor List Requirements

          Recent Treasury  pronouncements  directed at abusive tax shelter  activity  appear to apply to  transactions  not conventionally  regarded as tax shelters.  Regulations  require taxpayers to report certain disclosures on IRS form 8886 if they  participate  in a  “reportable  transaction.”  Organizers  and sellers of the  transaction  are  required to maintain records including  investor lists containing  identifying  information and to furnish those records to the IRS upon demand.
A  transaction  may be a  “reportable  transaction”  based upon any of several  indicia one or more of which may be present with respect to your investment in the  certificates.  Congress has enacted  provisions that impose  significant  penalties for failure to comply with these  disclosure  requirements.  Investors in Residual  Certificates  are encouraged to consult their own tax advisers  concerning  any possible  disclosure  obligation  with respect to their  investment,  and should be aware that the issuer and other  participants  in the  transaction  intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

          Notwithstanding  any other  express  or implied  agreement  to the  contrary,  the  depositor,  the  issuer,  the underwriters  and each  recipient of this term sheet  supplement  and the related  prospectus  supplement  and related base prospectus  agree  that  each of them and  each of  their  employees,  representatives,  and  other  agents  may  disclose, immediately upon  commencement of discussions,  to any and all persons,  without  limitation of any kind, the tax treatment and tax structure of the  transaction  and all materials of any kind,  including  opinions or other tax analyses,  that are provided to any of them relating to the tax treatment and tax structure.

Penalty Protection

         If penalties were asserted  against  purchasers of the offered  certificates  in respect of their treatment of the offered certificates for tax purposes,  the summary of tax considerations  contained,  and the opinions stated,  herein and in the related base  prospectus may not meet the conditions  necessary for  purchasers’  reliance on that summary and those opinions to exculpate them from the asserted penalties.

         For further information  regarding federal income tax consequences of investing in the offered  certificates,  see
“Material Federal Income Tax Consequences-REMICs” in the related base prospectus.

                                                      USE OF PROCEEDS

         The net proceeds from the sale of the offered  certificates of any series to the  underwriter or the  underwriters for any series  will be paid to the  depositor.  The  depositor  will use the  proceeds  to  purchase  the  mortgage  loans included in the trust  established  for that series or for general  corporate  purposes.  See “Method of  Distribution”  in this term sheet supplement.

                                                  METHOD OF DISTRIBUTION

         In  accordance  with the  terms  and  conditions  of the  related  underwriting  agreement  for any  series,  each underwriter  set forth in any final term sheet and the  prospectus  supplement for that series with respect to any class of offered  certificates of that series will serve as an underwriter for each applicable  class and will agree to purchase and the  depositor  will  agree to sell  each  applicable  class of the  Senior  Certificates  of that  series  and the Class M
Certificates  of that  series,  except  that a de minimis  portion of the  Residual  Certificates  of that  series  will be retained by Residential  Funding.  Each  applicable  class of  certificates  of any series being sold to an underwriter are referred  to as  the  underwritten  certificates  for  any  series.  It is  expected  that  delivery  of  the  underwritten certificates,  other than the  Residual  Certificates,  will be made only in  book-entry  form  through  the Same Day Funds
Settlement  System of DTC,  and that the delivery of the Residual  Certificates  for any series,  other than the de minimis portion  retained by Residential  Funding,  will be made at the offices of the  applicable  underwriter on the closing date for that series against payment therefor in immediately available funds.

         In connection with the underwritten  certificates,  of any series, each underwriter has agreed, in accordance with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable class of the underwritten  certificates of that series if any of that class of the  underwritten  certificates of that series are purchased thereby.

         Any related  underwriting  agreement for any series provides that the obligation of the underwriter to pay for and accept delivery of each applicable  class of the underwritten  certificates is subject to, among other things,  the receipt of legal opinions and to the conditions,  among others,  that no stop order suspending the effectiveness of the depositor’s registration  statement shall be in effect,  and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The  distribution of the  underwritten  certificates  of any series by any applicable  underwriter may be effected from time to time in one or more negotiated  transactions,  or otherwise, at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the underwritten  certificates for any series,  before deducting expenses payable by the depositor,  shall be set forth in the prospectus  supplement for that series.  The underwriter for any class of any series may effect  these  transactions  by selling  the  applicable  underwritten  certificates  of any series to or through  dealers,  and those  dealers  may receive  compensation  in the form of  underwriting  discounts,  concessions  or commissions  from the underwriter  for whom they act as agent.  In connection with the sale of the applicable  underwritten certificates of any series,  the underwriter for any class of that series may be deemed to have received  compensation from the  depositor  in the form of  underwriting  compensation.  The  underwriter  and any dealers  that  participate  with the underwriter in the distribution of the underwritten  certificates of any series are also  underwriters of that series under the Securities  Act of 1933.  Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter  would be underwriter  compensation in the form of underwriting  discounts and commissions under the Securities
Act.

         Each  underwriting  agreement for any series will provide that the depositor will indemnify the  underwriter,  and that under  limited  circumstances  the  underwriter  will  indemnify the  depositor,  against some  liabilities  under the
Securities Act, or contribute to payments required to be made in respect thereof.

         There is currently no secondary market for the offered  certificates.  The underwriter for any class of any series may make a secondary  market in the  underwritten  certificates  of that series but is not obligated to do so. There can be no assurance that a secondary market for the offered  certificates of any series will develop or, if it does develop,  that it will continue. The offered certificates will not be listed on any securities exchange.

         If more than one underwriter has agreed to purchase offered  certificates,  those  underwriters will be identified in the final term sheet with respect to such class of certificates.

         The primary source of information  available to investors  concerning the offered  certificates of any series will be the monthly  statements  discussed in the related base  prospectus  under  “Description of the  Certificates-Reports  to
Certificateholders”   and  in  this  term  sheet   supplement   under   “Pooling   and   Servicing   Agreement-Reports   to
Certificateholders,”  which will include  information as to the  outstanding  principal  balance or notional  amount of the offered  certificates  of that series.  There can be no assurance  that any  additional  information  regarding the offered certificates  of any series will be available  through any other  source.  In addition,  the  depositor is not aware of any source through which price  information  about the offered  certificates will be available on an ongoing basis. The limited nature of this  information  regarding  the  offered  certificates  may  adversely  affect  the  liquidity  of the  offered certificates, even if a secondary market for the offered certificates for any series becomes available.

                                                      LEGAL OPINIONS

         Certain  legal  matters  relating to the  certificates  of any series will be passed upon for the  depositor,  and
Residential  Funding  Securities,  LLC if it is an underwriter of that series,  by Orrick,  Herrington & Sutcliffe LLP, New
York, New York and for each underwriter,  other than Residential Funding  Securities,  LLC, by Thacher Proffitt & Wood LLP,
New York, New York.

                                                          RATINGS

         It is a condition of the issuance of the offered  certificates that each class of offered certificates be assigned at least the  ratings  designated  in the final  term  sheet for a class of  certificates  by one or more  rating  agencies including  by  Standard  & Poor’s,  a division  of The  McGraw-Hill  Companies,  Inc.,  Standard  & Poor’s or S&P,  Moody’s
Investors Service, Inc. or Moody’s, or Fitch Ratings, or Fitch.

         Standard  & Poor’s  ratings on  mortgage  pass-through  certificates  address  the  likelihood  of the  receipt by certificateholders  of payments  required  under the related  pooling and servicing  agreement.  Standard & Poor’s  ratings take into  consideration the credit quality of the related mortgage pool,  structural and legal aspects associated with the related  certificates,  and the  extent to which the  payment  stream in the  related  mortgage  pool is  adequate  to make payments  required under the related  certificates.  Standard & Poor’s rating on the  certificates  of any series will not, however,  constitute a statement  regarding  frequency of prepayments on the related mortgage loans. See “Certain Yield and
Prepayment  Considerations”  in this term sheet  supplement.  The rating on the Residual  Certificates  only  addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

         The rating  assigned by Moody’s to the offered  certificates  address the likelihood of the receipt by the offered certificateholders  of all  distributions  to which they are entitled  under the pooling and servicing  agreement.  Moody’s ratings  reflect its analysis of the riskiness of the mortgage  loans and the structure of the  transaction as described in the pooling and servicing  agreement.  Moody’s ratings do not address the effect on the certificates’ yield attributable to prepayments or recoveries on the mortgage loans.

         The ratings  assigned by Fitch to mortgage  pass-through  certificates  address the  likelihood  of the receipt by certificateholders  of all  distributions  to which they are entitled  under the  transaction  structure.  Fitch’s  ratings reflect its analysis of the riskiness of the underlying  mortgage  loans and the structure of the  transaction as described in the  operative  documents.  Fitch’s  ratings  do not  address  the effect on the  certificates’  yield  attributable  to prepayments  or  recoveries  on the  underlying  mortgage  loans.  The rating on any class of  Residual  Certificates  only addresses  the return of its  Certificate  Principal  Balance and  interest on that class of Residual  Certificates  at the related pass-through rate.

         The ratings do not address the likelihood of the receipt of any amounts in respect of Carryover Shortfall Amounts.

         The ratings do not address the likelihood  that  prepayment  charges will be paid to holders of any class entitled to prepayment charges.

         There can be no assurance as to whether any rating agency other than the rating  agencies  designated in the final term sheet for a class of certificates  will rate the Senior  Certificates  or the Class M Certificates of any series,  or, if it does,  what rating  would be assigned  by any other  rating  agency.  A rating on the  certificates  of any series by another rating agency,  if assigned at all, may be lower than the ratings  assigned to the  certificates  of that series by the rating agency or rating agencies requested by the depositor to rate those certificates.

         A security  rating is not a  recommendation  to buy,  sell or hold  securities  and may be subject to  revision or withdrawal at any time by the assigning  rating  organization.  Each security rating should be evaluated  independently  of any other security  rating.  In the event that the ratings  initially  assigned to the offered  certificates  of any series are  subsequently  lowered for any reason,  no person or entity is  obligated to provide any  additional  support or credit enhancement with respect to the offered certificates.

         The fees paid by the depositor to the rating  agencies at closing  include a fee for ongoing  surveillance  by the rating agencies for so long as any certificates are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                     LEGAL INVESTMENT

         The  offered  certificates  identified  in the final term sheet with  respect to such class of  certificates  will constitute  “mortgage  related  securities”  for purposes of SMMEA so long as they are rated in at least the second highest rating  category  by one of the rating  agencies,  and,  as such,  are legal  investments  for some  entities to the extent provided in SMMEA.  SMMEA  provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment in mortgage  related  securities by taking  statutory  action on or prior to October 3, 1991. Some
states  have  enacted  legislation  which  overrides  the  preemption   provisions  of  SMMEA.  The  remaining  classes  of
certificates will not constitute “mortgage related securities” for purposes of SMMEA.

         One or more classes of the offered  certificates of any series may be viewed as “complex  securities” under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

         The depositor makes no representations as to the proper  characterization of any class of the offered certificates of any series for legal  investment or other purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates  of any series  under  applicable  legal  investment  restrictions.  These  uncertainties  may adversely affect the liquidity of any class of offered  certificates of any series.  Accordingly,  all  institutions  whose investment  activities are subject to legal investment laws and regulations,  regulatory capital  requirements or review by regulatory  authorities  are encouraged to consult with their legal advisors in determining  whether and to what extent any class of the offered  certificates  of any series  constitutes a legal  investment or is subject to investment,  capital or other restrictions.

         See “Legal Investment Matters” in the related base prospectus.

                                                   ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance  company,  whether through its general or separate  accounts,  or any other  person  investing  ERISA plan assets of any ERISA plan,  as defined  under  “ERISA  Considerations-ERISA  Plan Asset
Regulations”  in the related base  prospectus,  should  carefully  review with its legal  advisors  whether the purchase or holding of offered  certificates  could give rise to a transaction  prohibited or not otherwise  permissible under ERISA or
Section 4975 of the Internal  Revenue  Code.  The purchase or holding of the Class A  Certificates,  as well as the Class X
Certificates,  if any,  and Class M  Certificates,  by or on behalf  of, or with  ERISA  plan  assets of, an ERISA plan may qualify for exemptive  relief under the RFC  exemption,  as described  under “ERISA  Considerations-Prohibited  Transaction
Exemption” in the related base prospectus,  provided that those  certificates are rated at least “BBB-” (or its equivalent)
by Standard & Poor’s,  Moody’s or Fitch Ratings,  or Fitch,  at the time of purchase.  The RFC exemption  contains a number of other  conditions which must be met for the RFC exemption to apply,  including the requirements  that (1) any ERISA plan must be an “accredited  investor” as defined in Rule  501(a)(1) of Regulation D under the  Securities  Act, and (2) none of the mortgage  loans may be less than fully  secured,  based on the fair market value of the  collateral on the closing date of the mortgage  loans  represented by the  certificates  and all other mortgage loans secured by a lien of equal or higher priority on the same collateral.  All of the mortgage loans  represented by the offered  certificates  provide for negative amortization.  Although  each  mortgage  loan  represented  by the  offered  certificates  will be fully  secured as of the closing date,  it is  conceivable  that,  after the closing  date, a small  percentage of the loans could,  due to negative amortization,  have an  outstanding  balance that exceeds 100%, but not 125%, of the value of the related  collateral.  The mortgage pool has been so structured as to reduce to an immaterial level the probability that such a result would occur.

         The Department of Labor issued Prohibited Transaction  Exemption,  or PTE, 2002-41, 67 Fed. Reg. 54487 (August 22,
2002) which amended the RFC exemption and similar  exemptions issued to other  underwriters.  This allows the trustee to be affiliated with the underwriters despite the restriction in PTE 2000-58 to the contrary.

         Each beneficial  owner of Class M Certificates  or any interest  therein shall be deemed to have  represented,  by virtue of its  acquisition  or holding of that  certificate  or interest  therein,  that either (i) it is not an ERISA plan investor;  (ii) it has  acquired  and is  holding  such Class M  Certificates  in  reliance  on the RFC  exemption,  and it understands  that there are  certain  conditions  to the  availability  of the RFC  exemption,  including  that the Class M
Certificates  must be rated,  at the time of  purchase,  not lower than  “BBB-” (or its  equivalent)  by Standard & Poor’s,
Fitch  or  Moody’s;  or  (iii)  (1) it is an  insurance  company,  (2) the  source  of funds  used to  acquire  or hold the certificate  or interest  therein is an  “insurance  company  general  account,” as such term is defined in Section V(e) of
Prohibited  Transaction  Class Exemption,  or PTCE,  95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Class M Certificate or any interest  therein is acquired or held in violation of the  conditions  described in the preceding  paragraph,  the next preceding permitted beneficial owner will be treated as the beneficial owner of that
Class M  Certificate,  retroactive  to the date of transfer to the purported  beneficial  owner.  Any purported  beneficial owner  whose  acquisition  or holding of any such  certificate  or  interest  therein  was  effected  in  violation  of the conditions  described in the preceding paragraph shall indemnify and hold harmless the depositor,  the trustee,  the master servicer,  any  subservicer,  the underwriters  and the trust from and against any and all  liabilities,  claims,  costs or expenses incurred by those parties as a result of that acquisition or holding.

         Because the exemptive  relief afforded by the RFC exemption or any similar  exemption that might be available will not likely apply to the purchase,  sale or holding of the Residual  Certificates,  transfers of those  certificates  to any
ERISA plan investor will not be registered by the trustee  unless the transferee  provides the  depositor,  the trustee and the master servicer with an opinion of counsel  satisfactory  to those  entities,  which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the ERISA plan investor:

o    is permissible under applicable law;

o    will not  constitute  or result in a  non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Internal
     Revenue Code; and

o    will not subject the depositor,  the trustee or the master servicer to any obligation in addition to those  undertaken in the pooling and servicing agreement.

         Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered  certificates on behalf of or with ERISA plan assets of any ERISA plan should  consult  with its  counsel  with  respect to: (i) whether the specific and general  conditions and the other  requirements in the RFC exemption would be satisfied,  or whether any other
prohibited   transaction   exemption  would  apply,  and  (ii)  the  potential   applicability  of  the  general  fiduciary
responsibility  provisions  of ERISA and the  prohibited  transaction  provisions of ERISA and Section 4975 of the Internal
Revenue Code to the proposed investment.  See “ERISA Considerations” in the related base prospectus.

         The sale of any of the offered  certificates to an ERISA plan is in no respect a  representation  by the depositor or the underwriters  that such an investment meets all relevant legal  requirements  relating to investments by ERISA plans generally  or any  particular  ERISA plan,  or that such an  investment  is  appropriate  for ERISA plans  generally or any particular ERISA plan.